UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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ICF INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2023

John Wasson Chair, President & Chief Executive Officer	Date:	Time:	Place:
	June 1, 2023	8:00 a.m. ET	Virtual Meeting: Online via live webcast www.virtualshareholdermeeting.com/ICFI2023

AGENDA:

●   To elect three (3) directors for a term expiring in 2026 (Proposal 1);

●   To approve the Amended and Restated ICF International, Inc. 2018 Omnibus Incentive Plan (Proposal 2);

●   To approve, on an advisory basis, ICF International, Inc.’s (“ICF International”, “ICF”, the “Company”, “we” or “our”) overall pay-for-performance named executive officer compensation program, as disclosed in the Proxy Statement (Proposal 3);

●   To vote, on an advisory basis, on the frequency of say on pay votes (Proposal 4);

●   To amend ICF International’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of ICF (Proposal 5);

●   To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023 (Proposal 6); and

●   To transact any other business that is properly brought before the meeting or any adjournment or postponement.

Pursuant to the Delaware General Corporation Law and ICF International’s Amended and Restated Bylaws, stockholders of record at the close of business on April 3, 2023, are entitled to notice of, and to vote at, the 2023 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting, the Proxy Statement, and form of proxy or voting instruction form are being distributed and made available on or about April 21, 2023.

To help manage costs and to reduce the environmental impact of the annual meeting process, the Annual Meeting will be a completely “virtual meeting” of stockholders. You will not be able to attend the Annual Meeting physically. Instead, you will be able to attend the Annual Meeting, as well as vote and submit your questions, during the live webcast by visiting www.virtualshareholdermeeting.com/ICFI2023 and entering the 16-digit control number included on your notice, proxy card or voting instruction form. Further details regarding the virtual meeting format can be found in the “Voting and Meeting” section of the Proxy Statement.

We are pleased to utilize the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials to stockholders over the Internet. We believe that this allows us to provide you with all the information you need while lowering the costs of delivery for, as well as reducing the environmental impact of, our Annual Meeting. As a result, we are mailing to many of our stockholders a notice, instead of a paper copy, of our Proxy Statement and our Annual Report for the fiscal year ended December 31, 2022 (“2022 Form 10-K”). This notice contains instructions on how to access those documents over the Internet. We direct your attention to the attached Proxy Statement for more information, including instructions on how stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2022 Form 10-K and a form of proxy or voting instruction form. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing an electronic distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

It is important that your shares of ICF International common stock be represented at the Annual Meeting in order to help ensure the presence of a quorum. Even if you plan to attend the Annual Meeting electronically via live webcast, please vote your shares of ICF International common stock by mailing your completed proxy or voting instruction form, or voting electronically or telephonically, as doing so will ensure your representation at the Annual Meeting regardless of whether you attend electronically via live webcast. Thank you for your cooperation and continued support of ICF International.

CAST YOUR VOTE RIGHT AWAY

We hope you will exercise your rights as a stockholder and fully participate in our virtual Annual Meeting. It is very important that you vote in order to play a part in the future of our Company. You do not need to attend the virtual Annual Meeting to vote your shares.

If you hold your shares through a broker, bank or nominee, they are not permitted to vote on your behalf for the election of directors and other matters to be considered at the Annual Meeting (except for ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2023), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet, all as provided to you or as instructed by your broker, bank or other nominee. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the stockholder meeting.

Even if you plan to attend our Annual Meeting electronically via live webcast, please read the Proxy Statement with care and vote right away using any of the following methods. In all cases, have your notice, proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Registered Owners dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post

PARTICIPATING IN THE ANNUAL MEETING

A summary of the information you need to participate in the Annual Meeting online is provided below:

1.	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ICFI2023.

2.	Webcast starts at 8:00 a.m. Eastern Time.

3.	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet.

4.	Please have your 16-digit control number to participate in the Annual Meeting.

5.	Information on how to participate via the Internet is posted at www.virtualshareholdermeeting.com/ICFI2023.

PROXY SUMMARY

To assist you in reviewing the proposals to be acted upon at the 2023 annual meeting of stockholders (the “Annual Meeting”), we call your attention to the following information about ICF International, Inc.’s (“ICF International,” “ICF,” the “Company,” “we,” “our” or “us”) 2022 financial performance, key executive compensation actions and decisions and corporate governance highlights. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023 (the “2022 Form 10-K”), and the complete Proxy Statement that follows.

PROPOSALS WHICH REQUIRE YOUR VOTE

		More Information	Board Recommendation	Votes Required for Approval

PROPOSAL 1	Elect three (3) directors to the Board of Directors (the “Board”) of the Company to serve for a term expiring at our annual meeting of stockholders in 2026	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.

PROPOSAL 2	Approve the Amended and Restated ICF International, Inc. 2018 Omnibus Incentive Plan	Page 16	FOR	Majority of the votes entitled to be cast for the proposal.

PROPOSAL 3	Provide an advisory vote on ICF International’s overall pay-for-performance named executive officer compensation program	Page 23	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

PROPOSAL 4	Provide an advisory vote on the frequency of say on pay votes	Page 24	EVERY YEAR	Plurality of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome

PROPOSAL 5	Amend ICF International’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of ICF	Page 25	FOR	The affirmative vote of the holders of at least 66 2/3% of the total number of outstanding shares.

PROPOSAL 6	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2023	Page 27	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

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ABOUT ICF INTERNATIONAL

ICF provides professional services and technology-based solutions to government and commercial clients, including management, marketing, technology and policy consulting and implementation services. We help our clients conceive, develop, implement and improve solutions that address complex business, natural resource, social, technological and public safety issues. Our approximately 9,000 employees serve clients from our headquarters in the Washington D.C. metropolitan area, our 58 regional offices throughout the U.S. and 24 offices outside the U.S., including offices in the United Kingdom, Belgium, India and Canada. ICF’s website is www.icf.com.

As of December 31, 2022, ICF had total annual revenue of $1.78 billion, total consolidated assets of approximately $2.09 billion and total consolidated stockholders’ equity of approximately $0.85 billion.

ICF International is a Delaware corporation and our principal executive offices are currently located at 1902 Reston Metro Plaza, Reston, Virginia 20190.

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2022 Business Highlights

Financial Performance. All financial numbers referenced below were previously reported in the 2022 Form 10-K. Additional discussion of each of the metrics listed below can also be found in the 2022 Form 10-K.

In 2022 we won a record $2.3 billion in contract awards, laying the foundation for strong future growth. Revenue in 2022 amounted to $1.78 billion, representing 14.6% growth over the $1.55 billion reported for 2021. Service revenue increased 15.8% year-over-year to $1.29 billion, from $1.11 billion in 2021. 2022 net income amounted to $64.2 million, or $3.38 per diluted share, inclusive of $1.31 of tax-effected special charges, of which the overwhelming majority were facility, severance, and mergers & acquisitions-related charges. This compares to net income of $71.1 million reported in 2021, or $3.72 per diluted share, inclusive of $0.63 of tax-effected special charges, of which $0.57 represented facility and mergers & acquisition-related charges.

Total revenue increased 14.6% from $1.55 billion in 2021 to $1.78 billion in 2022.

Service revenue increased 15.8% year-over-year to $1.29 billion, from $1.11 billion in 2021. Service revenue is a non-GAAP measure and is calculated as U.S. GAAP revenue less subcontractor and other direct costs (which include third-party materials and travel expenses). A reconciliation of U.S. GAAP revenue to service revenue can be found on Page 45 of the 2022 Form 10-K.

Operating income decreased 2.0% from $110.9 million in 2021 to $108.8 million in 2022.	2022 net income was $64.2 million, a decrease of 9.7% over $71.1 million in 2021.

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Diluted earnings per share (“EPS”) was down 9.1% to $3.38 in 2022 compared to $3.72 in 2021, of which $1.31 represented tax-effected facility, severance, and mergers & acquisitions-related charges.

Non-GAAP EPS increased 19.7% from $4.82 in 2021 to $5.77 in 2022. Non-GAAP EPS represents diluted EPS, excluding the impact of certain items such as special charges and acquisition-related expenses that are not indicative of the performance of our ongoing operations, and the impact of amortization of intangible assets related to acquisitions and income tax effects. Non-GAAP EPS differs from other similar Non-GAAP EPS measures for annual incentive plans (see Annex A) and performance shares (see Annex B). A reconciliation of this Non-GAAP EPS can be found on Page 46 of the 2022 Form 10-K.

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COMPENSATION HIGHLIGHTS

The Human Capital Committee of the Board (the “Human Capital Committee”) approved the following actions during fiscal year 2022 and at the beginning of fiscal year 2023, to maintain governance best practices and the pay-for-performance nature of our executive compensation program:

●

Continued utilizing performance-based share awards (“PSAs”) as a key component of ICF’s long-term incentive program. PSAs are performance contingent awards under which executives may earn shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term and further align executives’ interests with the interests of long-term stockholders.

●

Conducted an annual review to ensure compliance with stock ownership guidelines for our named executive officers (“NEOs”). As of April 3, 2023, each NEO met the stock ownership guidelines or is expected to meet the applicable stock ownership guidelines within the specified time period.

●

Continued the performance focus in the Company’s annual bonus program, referred to as the Annual Incentive Plan, rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level.

●	Continued the annual review of NEO compensation against best practices and competitive market data.

●

Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices. The peer group data and other market data from nationwide salary surveys are used to provide a relevant basis for determining executive pay levels.

●

Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance named executive officer compensation program (“Say on Pay”). The Say on Pay vote at the Annual Meeting (Proposal 3) will be the thirteenth consecutive annual Say on Pay vote by stockholders.

For additional information on compensation related matters, see the Compensation Discussion & Analysis (the “CD&A”) section of this Proxy Statement, beginning on Page 50.

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2022 EXECUTIVE TARGET TOTAL COMPENSATION MIX

Under our executive compensation program, a significant portion of the Chair, President and Chief Executive Officer’s (“CEO’s”) and other NEOs’ annual total compensation opportunity is variable (79.4% and 62.4% respectively), based on our operating performance and/or our stock price.

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CORPORATE GOVERNANCE HIGHLIGHTS

ICF has a longstanding commitment to effective governance of its business and affairs for the benefit of its stockholders. The Board’s Governance and Nominating Committee (the “Governance and Nominating Committee”) periodically reviews our Corporate Governance Guidelines to maintain effective and appropriate standards of corporate governance.

BOARD LEADERSHIP STRUCTURE

Our Board leadership structure currently consists of a Chair of the Board (the “Chair”) who also serves as our CEO, a Lead Independent Director and independent committee chairs. The Board believes that ICF has been well served by combining the CEO and Chair positions, complemented by a strong and effective Lead Independent Director. The Board further believes that the current structure is in the best interests of the Company and its stockholders.

LEAD INDEPENDENT DIRECTOR

Dr. Srikant Datar was elected to serve as ICF’s Lead Independent Director, effective as of May 27, 2021. Both the Board and management believe that strong, independent Board leadership is a critical aspect of effective corporate governance.

Lead Independent Director responsibilities include, but are not limited to:

●	Chairing any meeting of the independent directors in executive session;

●	Facilitating communications between other members of the Board and the Chair; however, each director is free to communicate directly with the Chair;

●	Working with the Chair in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;

●	Consulting with the Chair on matters relating to corporate governance and Board performance;

●

Leading the deliberation and action by the Board or a Board committee regarding any offer, proposal or other solicitation or opportunity involving a possible acquisition or other change in control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

●	In conjunction with the Chair of the Governance and Nominating Committee, overseeing and participating in the annual board evaluation and succession planning process;

●	Participating in the Human Capital Committee’s annual performance evaluation of, and succession planning for, the Chair, President and CEO; and

●	Meeting with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.

BOARD COMMITTEES

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties, as prescribed by its charter. All members of the Audit Committee of the Board (the “Audit Committee”), the Human Capital Committee and the Governance and Nominating Committee are independent, and each committee has the ability to hire and terminate its own outside advisors.

BOARD RISK OVERSIGHT

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Our Board meets regularly to discuss the strategic direction of, and the issues and opportunities facing our Company. Our Board provides guidance to management regarding our strategy, including in connection with our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting and risks associated with these aspects of the Company’s business. The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company. Management conducts regular enterprise risk assessments, which include feedback from the Board, to ascertain and define the most significant risks facing the Company. After assessments are complete, management reports regularly to the Board and Board committees on the status and completion of actions associated with the most significant risks.

We have also established a Code of Business Ethics and Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business. The Code of Ethics, along with our other policies and business standards, and our overall risk and compliance programs are components of mitigating the risks associated with the operation of our business.

CONTINUING EDUCATION

ICF’s Corporate Governance Guidelines encourage all directors to receive continuing education in areas that will assist them in discharging their duties. The Governance and Nominating Committee routinely reviews education opportunities available for Board members and has identified a series of courses and programs suited to the Directors’ service on the Board and Board committees.

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STOCK OWNERSHIP AND HOLDING PERIOD REQUIREMENTS

The Board believes that designated executives of the Company should have a financial stake in ICF so that their interests are aligned with those of the stockholders and will cause them to more effectively represent ICF’s stockholders. The 2018 Executive Stock Ownership Policy, as amended, requires executives to own ICF common stock in a value equal to, or in excess of, the multiple of their annual base salary as follows:

● Executive Chair:*	5x

● CEO:	5x

● Other NEOs:	2x

● Other designated executives:	1x

*While the policy references an Executive Chair, that position is currently vacant and we do not currently intend to fill that position.

Stock ownership levels are to be achieved within five (5) years of appointment or designation, as the case may be, for executives. For executives appointed or designated mid-year, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that fifth year.

The Board also believes that its own members should share stockholders’ focus on the Company’s long-term value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline, that each non-employee director of the Company be expected to own shares of Company common stock valued at five (5) times such director’s annual cash retainer fees, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $425,000). Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board.

As of April 3, 2023, each of our NEOs and non-employee directors either met the above stock ownership guidelines or is expected to meet the applicable ownership guidelines within their respective specified time period.

ANTI-HEDGING AND ANTI-PLEDGING

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”), the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers, and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”). Each of the NEOs and directors complied with the Policy on Insider Information during fiscal year 2022.

Previously, individual stock grant agreements prohibited the pledging or assignment of stock grants. In April 2020, the Company adopted an updated and more comprehensive Hedging and Pledging Transactions Policy (the “Hedging and Pledging Policy”) which is applicable to our directors, Section 16 reporting officers and other designated officers of the Company, which was further updated in September 2020. The policy establishes a restriction on short sales and other hedging transactions, pledging and the establishment of margin accounts. In addition, stock grant agreements prohibit the pledging or assignment of awards.

Directors and other covered officers who established pledging arrangements within the prior limitations will be prohibited from establishing new arrangements and are encouraged to wind down and conclude any legacy arrangements. There are currently no directors with any legacy pledging arrangements in place.

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GOOD GOVERNANCE PRACTICES

✓  As of the end of 2022, the Board was 87.5% independent, 37.5% female, 37.5% minority and included a minority Lead Independent Director.

✓  The Board reflects a range of talents, ages, skills, diversity and expertise.

✓  Each director attended over 75% of applicable Board/committee meetings in 2022.

✓  The Board has three (3) independent standing committees, each operating under a written charter, chaired by an independent director and composed entirely of independent directors: Audit, Human Capital, and Governance and Nominating.

✓  The Board has adopted comprehensive Corporate Governance Guidelines to guide its oversight and leadership.

✓  The Board conducts an annual evaluation of the Chair, President and CEO.

✓  ICF has stock ownership guidelines for directors and executive officers.

✓  We restrict hedging and short sales of our equity securities by directors and executive officers.

✓  Pursuant to our Hedging and Pledging Policy, short sales and other hedging transactions, pledging and establishment of margin accounts are fully restricted.

✓  The Board reviews management talent and succession planning annually.

✓  No stockholder rights plan or “poison pill” has been adopted.

✓  The Human Capital Committee, in conjunction with an independent compensation consultant, routinely reviews our pay-for-performance executive compensation program.

✓  Neither the Board nor management has engaged in related party transactions.

✓  The severance agreements with the NEOs have a “double trigger” in connection with any severance benefits payable following a change of control.

✓  The severance arrangements with Messrs. Morgan, Broadus and Lee and Ms. Choate also include specific “clawback” rights.

✓  The Human Capital Committee annually reviews an assessment of compensation and related risk, as more fully described in the CD&A.

✓  The Board has a strong Lead Independent Director with clearly articulated responsibilities.

✓  All current directors are independent, except Mr. Wasson, the Chair, President and CEO.

✓  The Company has a majority voting standard in uncontested director elections.

✓  The Board holds regular executive sessions of non-management directors.

✓  The Board and committees conduct an annual self-evaluation process.

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BOARD EVALUATION

The Directors participate in an annual evaluation of the full Board and each committee on which they serve in order to assess the performance and effectiveness of the Board and its committees. The responses and comments are presented to and discussed with the Board and each committee of the Board. In addition, every two years, the Lead Independent Director and the Chair of the Governance and Nominating Committee supplement the annual evaluation process with individual meetings and peer evaluations with each Director. The last supplemental evaluation was conducted in 2022. These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

Additionally, the Board has conducted and plans to continue to periodically conduct external evaluations by an independent third party. The external evaluations would include interviews with directors and may include interviews with key management personnel, to determine existing strengths of the Board, as well as areas of improvement, to increase overall Board effectiveness.

COMPENSATION RECOUPMENT POLICY

The Company’s basic recoupment policy is set forth in the 2018 Omnibus Incentive Plan, as amended (the “2018 Incentive Plan”), and is emphasized and enhanced through individual severance arrangements with NEOs. Under the recoupment policy, if any of the Company’s financial statements are required to be restated due to errors, omissions or fraud, the Human Capital Committee may direct that the Company recover all, or a portion of, any award (cash or equity) granted or paid to a participant, with respect to the fiscal year which is negatively affected. If so directed, the amount to be recovered from the participant shall be the amount by which the award exceeded the amount that would have been payable to the participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Human Capital Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002).

Severance agreements for Messrs. Morgan, Broadus, Lee and Ms. Choate further define and expand the Company’s recoupment rights. The agreements provide that, except following a change of control, the Company has “clawback” rights with respect to “Excess Incentive Awards” arising from an expanded list of “Clawback Events” as defined in the agreements. Except in situations involving fraud (as to which the statute of limitations will apply), the Human Capital Committee may, within three years after the latest to occur of a Clawback Event or harm to the Company, determine and recommend to the Board (acting in its sole discretion, but in good faith) that the Company recover (including, without limitation, through forfeiture) all or a portion of any incentive compensation (including short-term Annual Incentive Plan incentive awards and long-term (equity) incentive awards) that was granted after the date of the agreement, based wholly or in part on a financial reporting, stock price or similar shareholder return measure under an incentive compensation plan or other incentive compensation arrangement with respect to any of our fiscal years that were negatively affected by such events or matters. Equity awards that were granted before the date of the new agreements and are based wholly or in part on a financial reporting, stock price or similar shareholder return measure, as well as equity awards that vest based on the passage of time, are excluded from the operation of the new clawback provisions.

On October 26, 2022, the SEC adopted Rule 10D-1 to the Exchange Act to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Rule 10D-1, directs the national securities exchanges and associations (including our own securities exchange, NASDAQ) to establish listing standards requiring each listed issuer to implement policies providing for, in the event of certain accounting restatements, the recovery of incentive-based compensation received by current or former executive officers to the extent such compensation was based on erroneously reported financial information. If Proposal 2 of this Proxy Statement is approved by our shareholders, the 2018 Incentive Plan will be amended and restated to, among other things, include updated compensation recovery provisions that coordinate with the requirements of Rule 10D-1, in the expectation that NASDAQ’s listing standards under Rule 10D-1 will become effective no later than November 2023. Additionally, once the final NASDAQ listing standards have been approved, the Company anticipates it will adjust its compensation recovery arrangements to further coordinate with Rule 10D-1, including through the adoption of a clawback policy for that purpose.

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STOCKHOLDER ACTIONS

ELECT THREE DIRECTORS TO SERVE FOR A TERM EXPIRING AT OUR ANNUAL MEETING IN 2026 (PROPOSAL 1)

You will find important information in this Proxy Statement about the qualifications and experience of each of the director nominees whom you are being asked to elect. The Governance and Nominating Committee performs an annual assessment to evaluate whether ICF’s directors have the skills and experience to effectively oversee the Company. Each of our director nominees is a current director of the Company and has demonstrated leadership ability, sound judgment, integrity and a commitment to the success of our Company.

Director Nominees

Name	Director Since	Age	Independent	Principal Occupation	Other Public Boards	ICF International Board Committees

Ms. Marilyn Crouther	2020	57	Yes	CEO & Principal, Crouther Consulting, LLC	Capri Holdings, Limited	Audit (Chair); Human Capital

Mr. Michael J. Van Handel	2017	63	Yes	Retired Executive Vice President & CFO, Manpower Group	Manpower Group	Audit; Governance & Nominating (Chair)

Dr. Michelle A. Williams	2021	61	Yes	Dean, Harvard T.H. Chan School of Public Health	N/A	Audit

APPROVE THE AMENDED AND RESTATED ICF INTERNATIONAL, INC. 2018 OMNIBUS INCENTIVE PLAN (PROPOSAL 2)

Stockholders are being asked to vote in favor of an amendment and restatement of the 2018 Incentive Plan to (1) increase the total number of shares authorized for issuance under the plan by 450,000 shares to a total of 2,050,000 shares; (2) incorporate provisions allowing for compensation recovery consistent with the requirements of Rule 10D-1 of the Securities Exchange Act of 1934, as amended, and exchange listing standards to be adopted thereunder by NASDAQ; (3) rename the plan as the “Amended and Restated ICF International, Inc. 2018 Omnibus Incentive Plan”; and (4) make certain other non-substantive amendments intended to clarify various plan provisions. The proposal was approved by the Board on April 5, 2023. The Amended and Restated ICF International, Inc. 2018 Omnibus Incentive Plan will be considered effective if and when approved by our stockholders at the Annual Meeting.

Detailed information on Proposal 2 can be found on pages 16 through 22 in this Proxy Statement and a copy of the Amended and Restated ICF International, Inc. 2018 Omnibus Incentive Plan is attached as Exhibit A to this Proxy Statement.

PROVIDE AN ADVISORY VOTE REGARDING ICF INTERNATIONAL’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM (PROPOSAL 3)

Stockholders are being asked to cast a non-binding, advisory vote on our overall pay-for-performance NEO compensation program. Last year, approximately 97% of the votes cast by our stockholders supported ICF’s overall pay-for-performance executive compensation program. In evaluating this year’s Say on Pay proposal, we recommend that you carefully review the CD&A section of this Proxy Statement which explains how and why the Human Capital Committee arrived at its executive compensation actions and decisions for 2022.

PROVIDE AN ADVISORY VOTE REGARDING ICF’S FREQUENCY OF SAY ON PAY VOTING (PROPOSAL 4)

Stockholders are being asked to cast a non-binding, advisory vote (commonly known as a “Say When on Pay” or “Say on Frequency” vote) on how frequently the Company’s stockholders are given an opportunity to cast a “Say on Pay” vote at future annual stockholder meetings (or any special stockholder meeting for which ICF must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, you may vote to have a “Say on Pay” vote take place every year, every two years or every three years. The Board recommends continuing to hold an annual Say on Pay vote.

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AMEND THE ICF INTERNATIONAL AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF ICF (PROPOSAL 5)

Stockholders will be asked to consider a proposal to approve an amendment to the Certificate of Incorporation of the Company (the “Charter”) to provide exculpation from liability for officers of the Company from certain monetary claims of breach of the fiduciary duty of care, similar to protections currently available to directors of the Company.

Detailed information on Proposal 5 can be found on pages 25 through 26 in this Proxy Statement.

RATIFY THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023 (PROPOSAL 6)

The Audit Committee has appointed, and the Board has approved the appointment of, Grant Thornton as the Company’s independent registered public accounting firm (“independent auditor”) for fiscal year 2023. While we are not required to have stockholders ratify the selection of Grant Thornton as the Company’s independent auditor, we are doing so because we believe it is good corporate governance practice. If stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain Grant Thornton as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

xii

SUBMISSION OF STOCKHOLDER PROPOSALS OR NOMINATIONS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in our 2024 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us by December 23, 2023. Notice of stockholder proposals to nominate a person for election as a director or to introduce an item of business at the 2024 annual meeting of stockholders outside Rule 14a-8 must be received by us no earlier than February 2, 2024, and no later than March 3, 2024.

In addition to complying with the procedures described above, stockholders who intend to solicit proxies in support of a director nominee other than the Company’s nominees for consideration by the stockholders at the Company’s 2024 annual meeting of stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”). Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than April 2, 2024, setting forth all of the information and disclosures required by Rule 14a-19. If the 2024 annual meeting of stockholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2023 Annual Meeting of Stockholders, then notice must be provided by the later of 60 calendar days of the anniversary of the date of the 2023 Annual Meeting of Stockholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2024 annual meeting of stockholders is first made.

xiii

xiv

VOTING AND MEETING INFORMATION

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ICF International, Inc. (“ICF International,” “ICF,” the “Company,” “we,” “our” or “us”) to be used at the 2023 annual meeting of stockholders of the Company (the “Annual Meeting”). In an effort to manage costs and to reduce the environmental impact of the annual meeting process, the Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ICFI2023, on June 1, 2023, at 8:00 a.m., Eastern time. You will not be able to attend the Annual Meeting physically. This Proxy Statement and enclosed proxy form are being made available over the Internet or delivered by mail, on or about April 21, 2023, to stockholders of record.

VOTING AND MEETING INFORMATION

What is the purpose of the Annual Meeting?

At our Annual Meeting, you will be asked to:

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect three (3) directors to the Board to serve for a term expiring at our annual meeting of stockholders in 2026	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.
PROPOSAL 2	Amend and Restate the ICF International, Inc. 2018 Omnibus Incentive Plan	Page 16	FOR	Majority of the votes entitled to be cast for the proposal.
PROPOSAL 3	Provide an advisory vote regarding ICF International’s overall pay-for-performance named executive officer compensation program (the “Say on Pay” vote)	Page 23	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.
PROPOSAL 4	Provide an advisory vote on the frequency of say on pay votes (the “Say on Frequency” vote)	Page 24	EVERY YEAR	Plurality of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.
PROPOSAL 5	Amend ICF International’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of ICF	Page 25	FOR	The affirmative vote of the holders of at least 66 2/3% of the total number of outstanding shares.
PROPOSAL 6	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2023	Page 27	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

1

VOTING AND MEETING INFORMATION

How does the Board recommend that I vote?

Our Board recommends that you vote your shares: (i) FOR the nominees for election to the Board; (ii) FOR Proposals 2, 3, 5 and 6, and (iii) EVERY YEAR for Proposal 4.

Who is entitled to vote?

Holders of record of our common stock as of the close of business on April 3, 2023, are entitled to vote at the Annual Meeting. At that time, we had 18,788,082 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the Annual Meeting. Voting stockholders are entitled to one (1) vote per share.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are pleased to utilize the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of such materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail.

To reduce the expense of delivering duplicate notices to stockholders, we are relying upon SEC rules that permit us to deliver only one (1) set of the proxy materials to multiple stockholders who share an address. We send a separate notice to each stockholder about this option, and we will deliver (a) a separate copy of the proxy materials to any stockholder at a shared address who requests his or her own copy or (b) a single copy if multiple copies are sent to one address and the stockholders who share the address would like to receive only a single copy. Requests should be made to ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia 20190, Attention: Corporate Secretary, phone number (703) 934-3000.

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy form, or voting instruction form will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also publicly available, free of charge, at www.proxyvote.com. Our proxy materials will be available at this website through the conclusion of the Annual Meeting.

Your notice of Internet availability of proxy materials, proxy form, or voting instruction form will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

How may I obtain a paper copy of the Company’s proxy materials, 2022 Form 10-K, and/or other financial information?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials on their notice. Stockholders also may request a free copy of this Proxy Statement and/or our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023 (the “2022 Form 10-K”), by writing to: ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia 20190, Attention: Corporate Secretary. Alternatively, stockholders can access our 2022 Form 10-K on our Investor Relations website at: http://investor.icf.com. We will also furnish any exhibit to the 2022 Form 10-K, if specifically requested.

How do I vote?

You may vote electronically via live webcast at the Annual Meeting, or in advance of the Annual Meeting on the Internet, by telephone, or through a proxy or voting instruction form. Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy form or a voting instruction form by mail may either:

(i)	submit their proxy over the Internet using their computer or by telephone by following the instructions on the proxy form or voting instruction form; or

(ii)	submit their proxy by mail by signing and dating the proxy form or voting instruction form received and returning it in the prepaid envelope.

What if I hold shares indirectly?

If you hold shares in a stock brokerage account, or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote. If you do not direct your broker, bank or nominee how to vote, it is permitted to vote your shares on the ratification of the selection of the independent registered public accounting firm, even if you do not furnish voting instructions; however, it will not be able to vote on other matters.

If your shares are held in street name, your broker, bank or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.

Can I change my vote?

You have the right to revoke your proxy at any time before votes are counted at the Annual Meeting by:

●	voting electronically via live webcast at the Annual Meeting;

2

VOTING AND MEETING INFORMATION

●

entering a new vote by using the Internet or the telephone, or by mailing a new proxy form or new voting instruction form bearing a later date, which will automatically revoke your earlier voting instructions; or

●	notifying us at our corporate offices by writing to ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary.

Attendance at the Annual Meeting via attending the webcast will not in itself constitute revocation of your proxy.

Attending the Annual Meeting

Attendance at the Annual Meeting is limited to stockholders who, as of the record date, are:

●	stockholders of record;

●	beneficial holders of ICF International common stock held by a broker, bank or other nominee; or

●	authorized representatives of entities who are record or beneficial holders.

To listen and participate in the Annual Meeting, please visit www.virtualshareholdermeeting.com/ICFI2023 and enter the 16-digit control number included on your notice, proxy card or voting instruction form. You may log in 15 minutes before the start of the Annual Meeting to test your Internet connectivity. You can vote and submit questions while attending the meeting online.

How do I submit questions and vote electronically?

You may log in 15 minutes before the start of the Annual Meeting to submit questions online. You will be able to submit questions during the Annual Meeting as well. Once you have logged into the webcast, simply type your question into the “Ask a Question” box and click “Submit”. The webcast will be available at www.virtualshareholdermeeting.com/ICFI2023.

You will also be able to vote during the Annual Meeting by providing your 16-digit control number when you log into the webcast at www.virtualshareholdermeeting.com/ICFI2023.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.

What are the requirements and procedures for a quorum, abstentions, and broker non-votes?

Your shares are counted as present at the Annual Meeting if you attend the meeting electronically, if you properly return a proxy by mail, if you vote by telephone or electronically, or if you hold your shares in street name and your broker, bank or other nominee votes your shares on Proposal 6. In order for us to vote on matters at the Annual Meeting, a majority of our outstanding shares of common stock as of April 3, 2023, and entitled to vote must be present electronically via live webcast or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as voting on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and/or has not received voting instructions from the beneficial owner. If a quorum is not present, the Annual Meeting will be adjourned or postponed until a quorum is present.

How many votes are needed to approve each item?

For the election of three (3) directors, each for a term of three (3) years:

●	You may vote in favor of or against each nominee or abstain from voting.

●	There is no cumulative voting for the election of directors.

●

For uncontested director elections, directors must be elected by a majority of the votes cast with respect to each director in the election of directors, which means that nominee(s) receiving more “for” votes than “against” votes cast will be elected.

●	Abstentions will have no effect on the outcome of the election.

●

The election of directors is a non-routine proposal, which means that brokers, banks or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

In voting to approve the Amended and Restated ICF International, Inc. 2018 Incentive Plan:

●	You may vote in favor of or against the proposal, or you may abstain from voting.

●

Approval of the additional shares for the Amended and Restated ICF International, Inc. 2018 Incentive Plan requires the affirmative vote of a majority of the shares entitled to vote thereon present electronically via live webcast or by proxy at the Annual Meeting.

●	Abstentions will have the same effect as voting against this proposal.

●

The approval of this proposal is a non-routine proposal, which means that brokers, banks or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

The Say on Pay vote is only an advisory vote to the Board regarding the overall pay-for-performance compensation program for the Company’s named executive officers (“NEOs”).

●	You may vote in favor of or against the Company’s compensation program, or you may abstain from voting.

3

VOTING AND MEETING INFORMATION

●

Since this is an advisory vote only, there are no minimum stockholder approval requirements; however, in order for the resolution to pass, a majority of the votes entitled to be cast for this advisory vote must be received. While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

●	Abstentions will have the same effect as voting against this proposal.

●

The approval of this proposal is a non-routine proposal which means that brokers, banks or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

The Say on Frequency vote is only an advisory vote to the Board regarding how frequently the stockholders should vote on the Say on Pay vote.

●	You may vote in favor of having the Say on Pay vote occur every year, every two years or every three years, or you may abstain from voting.

●	Since this an advisory vote only, there are no minimum stockholder approval requirements.

●	Abstentions will have no effect on the result of this vote.

●

This proposal is a non-routine proposal which means that brokers, banks or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

For the amendment to the ICF Amended and Restated Certificate of Incorporation,

●

The affirmative vote of the holders of at least 66 2/3% of the total number of outstanding shares of our common stock entitled to vote generally in the election of directors is required to approve the amendment.

●	Abstentions will have the same effect as voting against this proposal.

●

The approval of this proposal is a non-routine proposal which means that brokers, banks or other nominees do not have discretion to vote any uninstructed shares.    Because approval of this action is based on the entire voting power of ICF, a broker non-vote will have the same effect as a vote AGAINST this proposal, even though brokers will not be able to vote any uninstructed shares.

In voting on the ratification of the selection of Grant Thornton as the independent registered public accounting firm:

●	You may vote in favor of the proposal, against the proposal, or abstain from voting.

●

The ratification of the selection of Grant Thornton as the independent registered public accounting firm is an advisory vote only that is performed as a means of good corporate governance, and as such, there are no minimum stockholder approval requirement; however, in order for ratification to occur, a majority of the votes entitled to be cast for this advisory vote must be received. While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

●	Abstentions will have the same effect as voting against the proposal.

●

Broker non-votes will have no effect on the voting, although no broker non-votes are expected to exist in connection with this vote as ratification of the independent registered public accounting firm is considered a routine matter under applicable rules.

To minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice of Internet Availability of Proxy Materials or voting instruction form and by the organization that holds your shares.

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the Annual Meeting other than the six (6) proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your proxy gives authority to the named proxies to vote your shares on such matters, including any adjournment or postponement of the meeting, at their discretion.

Who will count the vote?

A representative of American Election Services, LLC will tabulate the votes and act as inspector of elections.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published within four (4) business days following the conclusion of the Annual Meeting via a Form 8-K current event filing.

4

PROPOSAL 1

PROPOSAL 1

ELECTION OF DIRECTORS

Our authorized number of directors is presently fixed at eight (8), divided into three (3) classes, as noted below:

CLASS I	CLASS II	CLASS III
Dr. Srikant M. Datar	Ms. Marilyn Crouther	Ms. Cheryl W. Grisé

Mr. John M. Wasson	Mr. Michael J. Van Handel	Mr. Randall Mehl

	Dr. Michelle A. Williams	Mr. Scott Salmirs

Our directors are elected to serve three-year terms, so that the term of office of one (1) class of directors expires at each annual meeting.

The Board has nominated the following individuals for election as directors for a term expiring at our annual meeting of stockholders in 2026 or until their respective successors have been elected and qualified. All are currently Class II directors.

➢	Ms. Marilyn Crouther

➢	Mr. Michael J. Van Handel

➢	Dr. Michelle A. Williams

If any of these nominees becomes unavailable for election, the proxy may be used to vote for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that any nominee will be unavailable. The uncontested director nominees will be elected by a majority of the votes cast at the Annual Meeting with respect to each director. For the Company’s purposes, “a majority of the votes cast” with respect to each director means that the number of votes for the director exceeds the number of votes against the director. You may vote for each nominee named.

Each of the nominees and each continuing director is a seasoned business leader who contributes an array of experience, qualifications, attributes, and skills to the Board. The following pages regarding each nominee and each continuing director provide background information and a summary of some of each person’s key qualifications to serve as a director. The nominees and continuing directors have extensive experience that lends itself to their inclusion on our Board, but we have only included their experience for the last five (5) years in their biography. Please also see the chart summarizing how each nominee and each continuing director reflects Board selection criteria adopted by our Governance and Nominating Committee of the Board (the “Governance and Nominating Committee”). The age indicated for each individual is as of December 31, 2022.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES

5

PROPOSAL 1

The Governance and Nominating Committee maintains, and periodically updates, non-exclusive “Board Membership Criteria” to assist the committee in evaluating candidates for the Board. These criteria, and an indication of which of the criteria are particularly satisfied by each nominee and continuing director, are summarized below:

Integrity ● Reputation for integrity, honesty and adherence to high ethical standards	Financial Demonstrated business and financial acumen and experience
● Willingness and ability to contribute positively to the collegial decision-making process of the Board	Strategy Prominence within professional discipline and/or industry relevant to the Company’s strategy
● No conflict of interest that would impair ability to represent the interests of all Company stockholders and fulfill responsibilities as a director	Public Company Board Experience Current or past experience as a board member of another mid-cap or large public company
Governance ● Commitment to attend and participate in Board and Board Committee meetings regularly	Diversity Contributes to Board diversity (in terms of race, gender, national origin, etc.)
● Strengths and experience that contribute to an ability to serve effectively on one (1) or more Board Committee (Audit, Human Capital, Governance and Nominating)	Capital Markets Familiarity with capital markets, financing transaction strategy and investor relations
Mergers and Acquisitions Significant experience in mergers and acquisitions and/or integration	Risk Management Experience identifying, evaluating and managing corporate risk

Director

Marilyn Crouther	✓	✓	✓	✓	✓	✓	✓	✓	✓

Srikant M. Datar	✓	✓	✓	✓	✓	✓	✓	✓	✓

Cheryl W. Grisé	✓	✓	✓	✓	✓	✓	✓	✓	✓

Randall Mehl	✓	✓	✓	✓	✓	✓		✓	✓

Scott Salmirs	✓	✓	✓	✓	✓	✓		✓	✓

Michael J. Van Handel	✓	✓	✓	✓	✓	✓		✓	✓

John M. Wasson	✓	✓	✓	✓	✓			✓	✓

Michelle A. Williams	✓	✓		✓	✓		✓		✓

6

PROPOSAL 1

The charts below reflect the diversity of our current Board based on the self-identified characteristics of our Board members. One-third of our current Board members are women, which places the Company among our industry leaders in gender diversity for boards of directors.

The following diversity statistics are reported in the standardized disclosure matrix as approved by NASDAQ:

Board Diversity Matrix (As of April 3, 2023)

Board Size:

Total Number of Directors			8

Gender:	Female	Male	Non-Binary	Gender Undisclosed

Number of Directors Based on Gender Identity	3	5

Number of Directors Who Identify in Any of the categories Below:

African American or Black	2

Alaskan Native or American Indian

Asian		1

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	1	4

Two or More Races or Ethnicities

LGBTQ+

Demographic Background Undisclosed

7

PROPOSAL 1

Nominees for Election as Directors for a Term Expiring in 2026 - Class II Directors

Marilyn Crouther CEO & Principal, Crouther Consulting, LLC

Career Highlights

●  Crouther Consulting, LLC., a provider of consulting services to IT companies, corporate executives and small businesses

●  CEO and Principal (2018 to present)

●  DXC Technology, a global IT services and solutions leader (resulting from the merger of Hewlett Packard Enterprise-Enterprise Services and Computer Science Corporation) (NYSE: DXC)

●  Senior Vice President and General Manager, US Public Sector (2017 to 2018)

●  Hewlett Packard Enterprise, an information technology company (NYSE: HPE)

●  Senior Vice President and General Manager (2015 to 2017)

●  Hewlett Packard Company, a Fortune 500 developer and provider of hardware, software and related services

●  Senior Vice President and General Manager, US Public Sector (2011 to 2015)

●  Vice President & CFO, US Public Sector (1999 to 2011)

●  Several other senior finance and accounting positions (1989 to 1999)

Current Public Company Directorships

●  Capri Holdings Limited, a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style, and craftsmanship. (NYSE: CPRI)

●  Director (2021 to present)

●  Audit Committee member (2021 to present)

●  Compensation and Talent Committee (2021 to present)

Current Non-Public Company Directorships

●  Information Technology Senior Management Forum (2020 to present)

Past Non-Public Company Directorships

●  Center for Innovative Technology (2017 to 2020)

●  Northern Virginia Technology Council

●  Vice-Chair (2012 to 2018)

●  Director (2012 to 2017)

●  Collaborate to Educate Our Sons (2018 to 2020)

Education

●  B.S in Professional Accountancy, Mississippi State University

●  Southern Methodist University Finance Certificate

●  Thunderbird Executive Development Program, Arizona State University

8

PROPOSAL 1

Michael J. Van Handel Retired Executive Vice President and Chief Financial Officer of ManpowerGroup

Career Highlights

●  ManpowerGroup Inc., a leading global workforce solutions company (NYSE: MAN)

●  Senior Executive Vice President (2016 to 2017)

●  Chief Financial Officer (1998 to 2016)

●  Several other senior finance and accounting positions (1989-1998)

Current Public Company Directorships

●  ManpowerGroup Inc.

●  Director (2017 to present)

Current Non-Public Company Directorships

●  BMO Financial Corporation, a U.S. bank and financial holding company, and wholly-owned subsidiary of Bank of Montreal

●  Director (2006 to present)

●  Audit Committee member (2006 to present) Chair (2012 to present)

●  Nominating & Governance Committee member (2012 to present), Chair (2017 to present)

●  Risk Oversight Committee member (2006 to 2017)

Past Non-Public Company Directorships

●  Milwaukee Youth Symphony Orchestra

●  Director, (2007 to 2018)

Professional and Leadership Positions

●  Leadership Council Member for Marquette University College of Business Administration (2007 to 2017)

Education

●  B.S. in Accounting, Marquette University

●  M.B.A. in Banking and Finance, University of Wisconsin - Madison

9

PROPOSAL 1

Dr. Michelle A. Williams Dean, Harvard T.H. Chan School of Public Health

Career Highlights

●  Harvard University

●  Dean of Faculty, Harvard T. H. Chan School of Public Health, and Angelopoulos Professor in Public Health and International Development at the Harvard Kennedy School (2016 to present)

●  Stephan B. Kay Family Professor of Public Health and Chair of Epidemiology Department (2011 to 2015)

●  Program Leader of Population Health and Health Disparities Research Programs (2015 to 2020)

●  Fred Hutchins Cancer Research Center, Seattle WA, Affiliate Investigator (1992 to 2010)

●  University of Washington School of Public Health

●  Professor (1992 to 2011)

●  Williams Consulting, LLC (2001 to present)

Current Non-Public Company Directorships

●  Mass. General Hospital, McCance Center,

●  External Advisory Board Member (2020 to present)

●  Vanke School of Public Health, Tsinghua University

●  International Advisory Board (2020 to present)

●  Chulalongkorn University, School of Global Health

●  Advisory Board Member (2021 to present)

●  Fogarty International Center, National Institutes of Health

●  Advisory Board Member (2018 to present)

●  International Monetary Fund

●  Science and Technology Advisory Group (2017 to 2019)

●  COVID Collaboratives

●  Co-Founder (2020 to present)

●  #First Responders First

●  Co-Founder (2020 to present)

●  Reform for Resilience

●  Co-Chair (2021 to present)

●  McLean Hospital

●  Board of Director (2019 to present)

●  Americares

●  Board of Directors (2021 to present)

Professional Associations

●  National Academy of Medicine (2016 to present)

●  Society for Epidemiologic Research (1989 to present)

●  American Epidemiological Society (2006 to present) President (2019)

Education

●  A.B. in Biology and Genetics, Princeton University

●  M.S. in Civil Engineering, Tufts University

●  ScD and S.M, in Epidemiology, Harvard T.H. Chan School of Public Health

10

PROPOSAL 1

Directors whose Term Expires in 2024 - Class III Directors

Cheryl W. Grisé Retired Executive Vice President – Eversource Energy

Career Highlights

●  Eversource Energy (f/k/a Northeast Utilities), a public utility holding company (NYSE: ES)

●  Executive Vice President (2005 to 2007)

●  Chief Executive Officer of principal operating subsidiaries (2002 to 2007)

●  President, Utility Group, Northeast Utilities Service Company (2001 to 2007)

●  President, Utility Group (2001 to 2005)

●  Senior Vice President, Secretary and General Counsel (1998 to 2001)

Current Public Company Directorships

●  MetLife, Inc., a major multi-line insurance carrier (NYSE: MET)

●  Director, (2004 to present)

●  Audit Committee member (2007 to present)

●  Compensation Committee member (2004 to present), Chair (2019-Present)

●  Executive Committee (2010 to present)

●  Governance and Corporate Responsibility Committee (2004 to present) Chair (2008 – 2019)

●  Pulte Group, Inc., a large commercial home builder, (NYSE: PHM)

●  Director (2008 to present)

●  Compensation and Management Development Committee (2008 to present)

●  Nominating and Governance Committee (2008 to present), Chair (2012 to 2020)

●  Dollar Tree, an operation of over 16,000 retail discount stores across North America (NASDAQ:DLTR)

●  Compensation Committee (Chair)(2022 to present)

●  Nominating Committee (2022 to present)

Professional and Leadership Positions

●  University of Connecticut Foundation Trustee Emeritus, (2011 to present) and former Board Chair

●  Kingswood-Oxford School Trustee Emeritus

Education

●  B.A. in Education, University of North Carolina

●  J.D., Thomas Jefferson School of Law

●  Executive Management Program, Yale University School of Organization and Management

11

PROPOSAL 1

Randall Mehl President of Stewardship Capital Advisors, LLC

Career Highlights

● Stewardship Capital Advisors, LLC, which manages an equity fund focused on making investments in technology and services sectors

●  President (2017 to present)

● Baird Capital Partners, a private equity investing company focused on middle market buyouts

●  Partner & Managing Director (2005 to 2016)

● Robert W. Baird & Co., a full-service investment banking, asset mgmt. and capital markets company

●  Managing Director (1996 to 2005)

Current Public Company Directorships

●  Kforce, Inc., a professional staffing provider (NASDAQ: KFRC)

●  Director (2017 to present)

●  Audit Committee member (2017 to 2022)

●  Compensation Committee (Chair)(2022 to present)

●  Corporate Governance Committee member (2017 to present)

●  Nominating Committee member (2020 to present)

●  Insperity, Inc., a professional employer organization (NYSE: NSP)

●  Director (2017 to present)

●  Compensation Committee member (2018 to present)

●  Finance, Risk Management and Audit Committee member (2017 to 2018)

Current Non-Public Company Directorships

●  Eastbrook Academy, a private school serving gifted students in the Milwaukee area

●  Director (2020 to present)

Education

●  B.S. in Business Administration and Management, Bowling Green State University

●  M.B.A., University of Chicago Graduate School of Business

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PROPOSAL 1

Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated

Career Highlights

●  ABM Industries, Incorporated, a facility management provider (NYSE: ABM)

●  President and Chief Executive Officer (2015 to present)

●  Executive Vice President, ABM Industries (2014 to 2015)

●  Executive Vice President, ABM Onsite Services, Northeast (2003 to 2014)

●  Lehman Brothers, Inc, a global financial services firm

●  Senior Vice President (2001 to 2003)

●  The Goldman Sachs Group, Inc., a global financial services firm

●  Vice President (1998 to 2001)

●  CBRE (Insignia/Edward S. Gordon Company, Inc)., a leading real estate services company

●  Managing Director (1993 to 1998)

Current Public Company Directorships

●  ABM Industries Incorporated, a facility management provider (NYSE: ABM)

●  Executive Director, (2015 to present)

Current Non-Public Directorships

●  Partnership for New York City, Board Member (2018 to present)

●  Outreach Project, Board Member (2007 to present)

●  Donate 8, Founding Board Member (2014 to present)

●  State University of New York College at Oneonta, Board Member, Board Advisory Council (2007 to present)

Education

●  B.S. in Economics, State University of New York at Oneonta

●  M.B.A., State University of New York at Binghamton

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PROPOSAL 1

                    Directors Whose Term Expires in 2025 - Class I Director

Dr. Srikant M. Datar Dean, Harvard Business School at Harvard University

Career Highlights

●  Harvard University

●  Dean of the Business School (2021 to present)

●  George F. Baker Professor of Administration (2021 to present)

●  Arthur Lowes Dickinson Professor at the Graduate School of Business Administration at Harvard University (1996 to 2020)

●  Faculty Chair for Harvard Innovation Labs and Senior Associate Dean University Affairs (2015 to 2020)

Current Public Company Directorships

●  Stryker Corporation, a medical technologies firm (NYSE: SYK)

●  Director (2009 to present)

●  Compensation Committee member (2016 to present)

●  Nomination and Governance Committee member (2016 to present)

●  T-Mobile US, Inc. a U.S. based wireless network operator (NYSE: TMUS)

●  Director, (2013 to present)

●  Audit Committee, Chair (2013 to present)

Past Public Company Directorships

●  Novartis AG, a holding company organized under Swiss law and publicly traded on the SWX Swiss Stock Exchange and the NYSE (NYSE: NVS), in the form of American Depositary Shares

●  Director, (2003 to 2021)

●  Audit and Compliance Committee Member (2005 to present), Chair (2009 to 2016)

●  Compensation Committee Member (2008 to 2021)

●  Risk Committee (2011 to present), Chair (2016 to 2021)

Education

●  Ph.D. in Business, Masters in Statistics and Economics, Stanford University

●  Bachelor of Science in math and economics, Bombay University, India

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PROPOSAL 1

John M. Wasson Chair, President and Chief Executive Officer, ICF International, Inc.

Career Highlights

●  ICF International, Inc.

●  Chair of the Board (2021 to present)

●  President and Chief Executive Officer (2019 to present)

●  President and Chief Operating Officer (2010 to 2019)

●  Chief Operating Officer (2003-2010)

●  Joined ICF in 1987 as an associate and in 1994 became an officer of the company

Current Non-Public Directorships

●  Northern Virginia Technology Council, Board Member- (2018 to present)

●  UC Davis Foundation, Board of Trustees (2018 to present)

●  The Flint Hill School, Member, Board of Trustees (2017 to present)

Professional and Leadership Positions

●  University of California Davis College of Engineering, Member, Dean’s Executive Committee, (2014 to present)

Education

●  University of California, Davis, Bachelor of Science degree in Chemical Engineering

●  Massachusetts Institute of Technology, Master of Science degree in Technology and Policy Program

15

PROPOSAL 2

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED ICF INTERNATIONAL, INC.

2018 OMNIBUS INCENTIVE PLAN

The Board is requesting stockholder approval of the Amended and Restated ICF International, Inc. 2018 Omnibus Incentive Plan (the “Plan”), an amendment and restatement of the 2018 Incentive Plan. The Board adopted the 2018 Incentive Plan on April 4, 2018, and the 2018 Incentive Plan was first approved by our stockholders at the 2018 annual meeting of stockholders. The Board amended and restated the 2018 Incentive Plan (as set forth in the Plan), on April 5, 2023, upon the recommendation of the Board’s Human Capital Committee (for purposes of this proposal, the “Committee”) and subject to stockholder approval at the Annual Meeting.

Stockholders are being asked to approve the Plan in order to:

●	Increase the total number of shares authorized for issuance under the Plan by 450,000 shares to a total of 2,050,000 shares.

●

Incorporate provisions allowing for compensation recovery consistent with the requirements of Rule 10D-1 of the Securities Exchange Act of 1934, as amended, and exchange listing standards to be adopted thereunder by NASDAQ;

●	Rename the Plan as the “Amended and Restated ICF International, Inc. 2018 Omnibus Incentive Plan” and

●	Make certain other non-substantive and immaterial amendments intended to clarify various Plan provisions.

The full text of the Plan is reproduced as Exhibit A attached to this Proxy Statement.

Reasons for Amending and Restating the Plan

The Board believes that the opportunity to own Company common stock through the granting and vesting of restricted stock units, performance share awards and other stock awards under the Plan is critical to attracting, retaining and motivating the best executive, employee and non-employee director talent in a highly competitive talent environment, and to advancing the interests of the Company and its stockholders by providing equity-based incentives for effective service and high levels of performance by Plan participants (“Participants”). In the Board’s view, it is also appropriate to review and update its equity plan periodically to reflect changes in the law, to adopt emerging best practices and to streamline certain provisions of the equity plan based on the Company’s experience operating it.

At the Company’s 2018 and 2020 annual meeting of stockholders, our stockholders approved the issuance of an aggregate of 1,600,000 shares of the Company’s common stock in connection with equity grants under the 2018 Incentive Plan. If the amendment and restatement of the 2018 Incentive Plan contemplated by this Proposal is approved by our stockholders, the total number of shares available for issuance in connection with equity grants under the Plan will increase by 450,000 shares to a total of 2,050,000 shares. The Board anticipates that the 450,000 of additional shares being requested for inclusion in the Plan will be sufficient to provide projected equity incentives under the Plan for an additional two to three years, based on the Company’s current equity compensation practices as overseen by the Committee.

Additionally, on October 26, 2022, the SEC adopted Rule 10D-1 of the Exchange Act to implement the requirements of the Dodd-Frank Act. Rule 10D-1 directs the national securities exchanges and associations (including our own securities exchange, NASDAQ) to establish listing standards requiring each listed issuer to implement policies providing for, in the event of certain accounting restatements, the recovery of incentive-based compensation received by current or former executive officers to the extent such compensation was based on erroneously reported financial information. While Section 21.1 of the 2018 Incentive Plan includes compensation recoupment provisions which may be triggered by certain financial restatements or by certain actions taken by Participants that are detrimental to the Company’s business or reputation, these provisions apply to all Participants broadly and are not tailored to the requirements set forth in Rule 10D-1 or the proposed listing standards of NASDAQ. Accordingly, if Proposal 2 is approved by our stockholders, the Plan will incorporate a new Section 21.1(c) to ensure that awards granted under the Plan will also be subject to the requirements of any policy adopted by the Company to comply with Rule 10D-1 and the related NASDAQ listing standards to the extent that a Participant may be subject to compensation recovery under such a Company policy.

Lastly, the amendment and restatement renames the Plan as the “Amended and Restated ICF International, Inc. 2018 Omnibus Incentive Plan,” and incorporates other non-substantive and immaterial changes to clarify various Plan provisions.

Because only 670,133 shares remain available for issuance in connection with future grants under the 2018 Incentive Plan as of March 31, 2023, the Company may not have sufficient authorized shares to permit grants to executives, employees and directors in future years in accordance with current practices. As a result, if stockholders do not approve the Plan, we may be required to increase

16

PROPOSAL 2

the cash components of our compensation program, which could increase our expenses and hinder our ability to attract, motivate, and retain high-performing executives, employees, and non-employee directors and to align their interests with those of our shareholders. Additionally, the failure to approve this Proposal 2 may limit the Company’s ability to enforce any required recovery of incentive compensation under a policy adopted pursuant to Rule 10D-1 of the Exchange Act and the related NASDAQ listing standard. It is, therefore, the view of the Board that approval of the Plan, and each of the amendments to the 2018 Incentive Plan contained therein, is in the best interests of the Company and our stockholders.

Historical Burn Rate

The term “burn rate” describes how quickly a company is using the supply of shares authorized for issuance under its stock plan in connection with equity grants. Although long-term equity incentive grants are a key element of our executive compensation program, we are also mindful of our burn rate when granting equity awards and evaluating how many shares to request from stockholders for use with future grants, given the potential impact of those awards on our stockholders.

From 2020 to 2022, our three-year average burn rate was 1.21%.

	2020	2021	2022
Awards Issued under 2018 Omnibus Plan (as amended)
All Stock Options Granted	0	0	0
All Stock Options Forfeited	0	0	0
All Restricted Stock Units (RSUs) Granted	182,952	143,943	159,760
All Restricted Stock Units (RSUs) and Performance Shares Cancelled	45,139	14,842	29,875
Performance Shares Earned	88,038	63,258	47,634
Total Common Shares Outstanding	18,909,983	18,876,490	18,883,050
Annual Burn Rate	1.43%	1.10%	1.10%

Share Repurchase Program

In September 2017, our board approved a share repurchase program, which, as amended in November 2021, allows for an aggregate of $200.0 million of share repurchases from time to time at prevailing market prices. A principal purpose of the share buyback program is to mitigate the potential dilutive impact of employee stock-based compensation and to return wealth to stockholders. The share buybacks do not include shares repurchased from employees to satisfy their tax obligations from awards vesting.

Below is a review of our repurchase activity under the repurchase program for the last five (5) years. The chart does not report shares withheld from employees to satisfy their tax obligations upon the vesting of equity grants.

Year	Number of Shares Repurchased	Dollar Value of Shares Repurchased	% of Total Common Shares Outstanding
2022	176,375	$16,963,826.57	0.93%
2021	197,800	$17,242,068.18	1.05%
2020	278,582	$21,912,836.53	1.47%
2019	248,000	$18,052,173.80	1.31%
2018	214,137	$13,937,531.55	1.14%

Dilution

The additional 450,000 shares that would be added to the Plan if it is approved by the stockholders represents approximately 2.4% of the Company’s approximately 18.8 million diluted shares outstanding as of March 31, 2023.

The Board believes that this is a reasonable and acceptable level of potential dilution given the strong incentive that equity grants can provide for employees to increase the value of the Company to the benefit of all stockholders.

Furthermore, we seek to mitigate the dilution from the stock issued under our equity plans with the share repurchase program we commenced in 2011 and have regularly renewed since then. From 2011 to March 31, 2023, we have repurchased 4,231,250 shares of common stock for an aggregate cost of approximately $211,416,091, pursuant to the program. The average fair value of the common stock purchased was $49.97 per share. Stock repurchases between 2011 to March 31, 2023, have exceeded the total stock issued under our equity plans by 779,489 shares. The timing of the share repurchases under the program is at the discretion of the Company and depends on a variety of factors, including market conditions and bank approvals and repurchases may be suspended or discontinued at any time.

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PROPOSAL 2

The following table details the dilutive impact of the Plan if all shares under the Plan were issued by the Company:

As of March 31, 2023	Total Shares	Fully Diluted (2)
Available	670,133	3.30%
Stock Options Issued and Outstanding	6,747	<1%
RSUs and Performance Shares (at Target) Outstanding	390,039	1.92%
Total Stock Awards Outstanding	1,066,919	5.25%
New Additional Shares (1)	450,000	2.22%
Total Stock Awards Outstanding Including New Shares	1,516,919	7.47%

(1) Subject to approval.

(2) Denominator is equal to the Company’s shares of common stock outstanding on March 31, 2023, plus the new additional shares, available shares and outstanding shares.

Interests of Certain Persons

If this Proposal is adopted, each of our named executive officers and directors and certain other of our employees, will be eligible to receive a portion of their respective compensation for services in the form of restricted stock units (“RSUs”), performance share awards (“PSAs”), and other equity or equity-linked awards. The Board was aware of these interests and took them into account in recommending that the stockholders vote in favor of the proposal to approve the Plan.

Approval of the Plan requires the affirmative vote of a majority of the shares of the Company’s outstanding common stock present, electronically via live webcast or by proxy, and entitled to vote at the Annual Meeting. If approved by the stockholders, the Plan will become effective as of June 1, 2023.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PLAN.

Summary of the Plan

Administration. The Plan is administered by the Committee. For more information concerning the Committee and its current members, please see page 34 of this Proxy Statement. The Committee has the authority to interpret the Plan, and to make any other determinations it believes necessary or advisable for the administration of the Plan. Subject to the terms of the Plan, the Committee may determine, among other items: the selection of those who may be granted awards under the Plan from among those eligible for participation; the level of participation of each Participant; when and how each award under the Plan shall be granted; and what type or combination of types of awards shall be granted. The Committee may delegate its authority under the 2018 Incentive Plan, as it determines appropriate, provided that delegation to officers or employees of the Company are subject to certain prudent limits set forth in the Plan and continued Committee oversight.

Plan Duration. The Plan will remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time, until all shares subject to it shall have been purchased or acquired according to the Plan’s provisions. In no event, however, may an award be granted under the Plan on or after ten (10) years from the date of the stockholder approval of the 2018 Incentive Plan.

Eligibility. All officers and all employees of the Company (including employees who are members of the Board and employees who are members of senior management of entities acquired by the Company) and its affiliates, as well as the Company’s non-employee directors, are eligible to participate in the Plan. From time to time, the Committee will determine who will be granted awards and the number of shares granted, and all such awards are at the sole discretion of the Committee. The Committee considers factors such as performance (currently and over time), long-term potential, contributions to the Company’s success, effort level, and desire to retain the employee, as well as other relevant factors determined on a case-by-case basis in determining who will receive grants from time to time under the Plan.

As of December 31, 2022, the Company had 1,592 officers and employees who are eligible to participate in the Plan.

Shares and Amounts Available for Awards. The aggregate number of shares of common stock that may be issued under all stock-based awards made under the Plan will be 2,050,000.    Upon approval of the Plan, at this Annual Meeting, there will be a total of 1,120,133 shares remaining available for future awards (comprised of 670,133 shares remaining available under the 2018 Incentive Plan as of March 31, 2023, and an additional 450,000 shares that will become available upon approval of the Plan by our stockholders). Shares that are related to awards under the Plan that are forfeited, cancelled or expire unexercised, or related to awards that are settled in cash shall be added back and shall be available again for issuance under the Plan.

18

PROPOSAL 2

Non-Employee Director Awards. Equity awards to non-employee directors may not exceed $400,000 in any year.

Stock Awards. The Plan provides for grants of restricted stock, RSUs, PSAs, performance units, and other stock-based awards. Performance goals may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary, affiliate or unit of the Company, or any combination thereof) under one (1) or more of the performance measures set forth in the Plan. Performance goals may be defined in absolute terms or measured relative to the performance of companies or against a predefined index that the Committee deems appropriate, or, if utilizing the performance measure of share price, a comparison to various stock market indices. Performance goals may be adjusted for material business events. The performance goals will be set by the Committee and may include:

●	Net earnings or net income (before or after taxes);

●	Earnings per share;

●	Gross or net sales or revenue growth;

●	Product invoice;

●	Net operating profit;

●	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

●	Cash flow (including but not limited to operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

●	Earnings before or after taxes, interest, depreciation, and/or amortization;

●	Gross or operating margins;

●	Productivity ratios;

●	Share price (including, but not limited to, growth measures and total stockholder return);

●	Expense targets;

●	Cost reduction or savings;

●	Performance against operating budget goals;

●	Margins;

●	Operating efficiency;

●	Funds from operations;

●	Market share;

●	Customer satisfaction;

●	Working Capital targets

●	Gross revenue;

●	Revenue after subcontractor costs;

●	Service sales;

●	Contract backlog;

●	Business pipeline;

●	Economic value added or EVA (net operating profit after tax minus the product of capital multiplied by the cost of capital);

●	Debt levels;

●	Days Sales Outstanding; and

●	Contract Awards/Book-to-Bill.

Stock Options. Stock options granted under the Plan may be either incentive stock options (“ISOs”) or nonqualified stock options qualifying under Section 422 of the Internal Revenue Code (“NQSOs”). Under the Internal Revenue Code (the “Code”), the aggregate fair market value (determined at the grant date) of the stock with respect to which ISOs are first exercisable by any individual during any calendar year shall not exceed $100,000. Stock options in excess of this limit are treated as NQSOs. The stock option price may not be less than the fair market value of the stock on the date the stock option is granted. The stock option price is payable in cash or, if the grant provides, in common stock or other equity instruments. The Committee determines the expiration date of stock options at grant, provided that no stock option may be exercisable later than the tenth anniversary of the grant date.

19

PROPOSAL 2

Stock Appreciation Rights (“SARs”). SARs may, but need not, be granted in conjunction with options or other equity awards. The Committee determines the terms of each SAR at the time of the grant. Any freestanding SAR (that is, a SAR not granted in conjunction with another equity award) may not be granted at less than the fair market value of the stock on the date the SAR is granted and cannot have a term longer than ten (10) years. Distributions to the recipient may be made in common stock, in cash, or in a combination of both as determined by the Committee at the time of grant.

Cash-Based and Other Stock-Based Awards. Cash-based and other stock-based awards granted under the Plan entitle each participant to receive a specified payment amount or payment range, in the form of cash or shares of common stock or other equity awards, as determined at the time of the award, upon the attainment of specified performance goals during a performance period, which may be one (1) or more years, as determined by the Committee at the time of the award.

Amendment and Revocation. The Board may terminate the Plan or an outstanding award agreement at any time, and the Committee may amend the Plan or an outstanding award agreement at any time. However, an amendment will be contingent upon stockholder approval to the extent required by law or the rules of any stock exchange on which the Company’s stock is traded. The Plan prohibits the terms of outstanding awards from being amended to reduce the exercise price of outstanding options or SARs and prohibits, without stockholder approval, the cancellation of outstanding options or SARs in exchange for cash, other awards, or new options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

Certain Adjustments. In the event of a corporate event or transaction, the Committee, in its sole discretion and in order to prevent unintended dilution or enlargement of a participant’s rights under the Plan, shall substitute or adjust, subject to the Committee’s sole discretion in determining the methodology and manner of such substitution or adjustment, among other things:

•	the number and kind of shares that may be issued under the Plan or under particular forms of awards;

•	the number and kind of shares subject to outstanding awards;

•	the option or grant price applicable to outstanding awards; and

•	any other value determinations applicable to outstanding awards.

A corporate event or transaction (including, but not limited to, a change in the shares or capitalization of the Company) encompasses a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction.

Transferability. Unless otherwise determined by the Committee, awards granted under the Plan may not be transferred except by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. During an employee’s lifetime, any options or awards may be exercised only by the employee. Notwithstanding the above, no award may be transferred for value without stockholder approval.

Other Provisions. Except for 5% of the shares available for equity awards, there is a one (1) year minimum vesting/restriction/performance period requirement for equity awards. In addition, upon a change of control of the Company, equity awards will not have accelerated vesting unless the employee or non-employee director has a termination of employment or board service, without cause, within twenty-four (24) months following the change of control of the Company.

U.S. Tax Treatment of Options and Awards

The following is a general description of the material United States federal income tax treatment of awards under the Plan. It is based on United States tax laws and regulations existing on the date of this Proxy Statement, and there can be no assurance that such laws and regulations will not change. This description is not exhaustive, not intended to constitute tax advice to anyone, and does not describe state, local or foreign tax consequences.

Incentive Stock Options. An ISO results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an ISO for at least two (2) years from the date of the grant and one (1) year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to

20

PROPOSAL 2

the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). In that event, the excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In addition, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Nonqualified Stock Options. An NQSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize compensation income taxable at ordinary income tax rates in the amount of the difference between the then market value of the shares and the option price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If an NQSO is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income taxable at ordinary income tax rates equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights. Generally, the recipient of an SAR will not recognize taxable income at the time the SAR is granted. Upon the exercise of an SAR, if an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as compensation income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in stock, the fair market value of the stock will be taxed as compensation income to the employee at the time such stock is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Restricted Stock/RSU Awards/Performance Awards. No income will be recognized at the time of grant by the recipient of a restricted stock, or PSA if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a restricted stock award or PSA, the then fair market value of the stock will constitute ordinary income to the employee. No income will be recognized at the time of grant by the recipient of an RSU or performance unit award; however, ordinary income will be recognized upon the receipt of payment of the vested RSU or performance unit award equal to the amount of cash or the fair market value of the Company’s common stock so received. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee. However, a recipient of restricted stock may, within thirty (30) days of grant, elect to recognize income equal to the fair market value of the restricted stock on the date of grant and there is no further income recognition when the restrictions lapse (but no refund or tax deductions if the restricted stock is forfeited).

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside of the United States

The grant and exercise of options and awards under the Plan to non-employee directors and to employees outside of the United States may be taxed on a different basis.

21

PROPOSAL 2

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of our fiscal year end about our common stock that may be issued upon the exercise of options, warrants and rights under the 2018 Incentive Plan:

Plan Category (as of 12/31/2022)	(a) Number of Securities to be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	421,746 (1)	$35.49	775,252
Equity Compensation Plans Not Approved By Security Holders
Total	421,746	$35.49	775,252

(1)	Includes 10,885 shares subject to stock options, 284,826 restricted stock units, 5,348 directors restricted stock units and 120,687 performance shares outstanding under the 2018 Incentive Plan.
(2)	Exercise price is for outstanding stock options only; restricted stock units, director restricted stock units and performance shares have no exercise price.

As of April 3, 2023, 670,133 shares remained available for issuance of future awards under the 2018 Incentive Plan. A total of 6,747 stock options remained outstanding with a weighted average exercise price of $40.68 and weighted remaining term of 0.96 years. Stock awards totaling 390,039 (including shares of restricted stock units and performance shares) are outstanding under all plans.

22

PROPOSAL 3

PROPOSAL 3

ADVISORY SAY ON PAY VOTE REGARDING ICF’S

OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM

In April of 2017, the Board approved a resolution providing that the Company would hold an annual stockholder advisory vote on executive compensation, as advised by the Company’s stockholders at the 2017 annual meeting of stockholders. Pursuant to that resolution and as required pursuant to Regulation 14A of the Exchange Act, this proposal, commonly known as a “Say on Pay” proposal gives you, as a stockholder, the opportunity to endorse or not endorse the Company’s NEO compensation program through the following resolution:

“Resolved, that the stockholders approve ICF International’s overall pay-for-performance executive compensation program for its named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the votes entitled to vote thereon present electronically via live webcast or by proxy at the Annual Meeting.

The Human Capital Committee and the full Board believe that the Company’s executive compensation program, as described in the Compensation Discussion and Analysis (“CD&A”) and other sections noted in the resolution set forth above, reflects a pay-for-performance culture at the Company that is rooted in our values. The Human Capital Committee and the Board believe that the executive compensation program is rational and effective in that it aligns the interests of the NEOs with both the short-term and long-term interests of stockholders, while reducing incentives for unnecessary and excessive risk taking.

In making a decision on the Say on Pay proposal the Board asks that stockholders consider the following:

○	ICF’s NEO compensation is competitive and in line with its market peers.

○	ICF’s executive compensation program is incentive-based and reflects a pay-for-performance culture.

○	ICF’s executive compensation program relies heavily on stock-based awards vesting over a period of time.

○	Performance Share Awards vest over three (3) years, contingent on achievement of certain performance thresholds.

○	Restricted Stock Units vest over a period of three (3) years with 25% vesting on each of the first anniversary and second anniversary, and 50% vesting on the third anniversary.

○	Our performance-equity program (the “Performance Program”) further emphasizes ICF’s commitment to a pay-for-performance culture that links compensation to positive results.

○	ICF offers no material perquisites.

○	The severance arrangements with Messrs. Morgan, Broadus, and Lee and Ms. Choate include strong “clawback” rights.

○	ICF has a strong corporate governance culture.

At the Company’s 2022 annual meeting of stockholders, approximately 97% of the votes cast on the Say on Pay proposal were voted in favor of our overall pay-for-performance NEO compensation program. The Human Capital Committee and the Board believe this affirms the stockholders’ strong support of the Company’s approach to NEO compensation.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board but will not be binding. The Human Capital Committee will seriously consider the outcome of this vote when determining future compensation arrangements for named executive officers.

It is expected that the next Say on Pay vote will occur at the 2024 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADVISORY SAY ON PAY VOTE REGARDING ICF’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM.

23

PROPOSAL 4

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF HOLDING FUTURE SAY ON PAY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

As described in Proposal 3 above, you have the opportunity to cast an advisory vote on ICF’s named executive compensation program. Under Regulation 14A of the Exchange Act, ICF International’s stockholders are required to vote, on an advisory (non-binding) basis, on the frequency with which they would prefer to cast an advisory (non-binding) Say on Pay vote on named executive compensation at future annual meetings (or any special stockholder meeting for which ICF must include executive compensation information in the proxy statement for that meeting). This stockholder vote, commonly referred to as the “Say on Frequency” vote, must occur at least every six (6) years. By voting on this proposal, stockholders may indicate whether they prefer that we seek an advisory Say on Pay vote every year, every two years or every three years. You may also choose to abstain from voting.

After careful consideration of the frequency alternatives, the Board believes that continuing to conduct an annual advisory (non-binding) Say on Pay vote is appropriate for ICF and its stockholders at this time because such timing for the advisory vote will ensure our stockholders are engaged in compensation decisions for named executive officers. Although ICF’s named executive officer compensation programs are designed to promote a long-term connection between pay and performance, awards to ICF’s NEOs are typically made annually, and improvements to executive compensation plans are often considered and adopted on an annual basis. As such, the Board believes that holding an annual advisory (non-binding) Say on Pay vote on executive compensation is appropriate for timely feedback on ICF’s compensation disclosures and is consistent with best practices. ICF will continue to monitor developments in executive compensation practices and the appropriateness and effectiveness of an annual Say on Pay vote on named executive officer compensation, and ICF may change its recommendation on the desired frequency in the future.

The Board also believes that an annual Say on Pay vote is consistent with ICF’s practice of seeking input and engaging in dialogue with its stockholders on corporate governance matters (including annually providing stockholders the opportunity to ratify the Company’s selection of an independent registered public accounting firm) and the Company’s named executive officer compensation philosophy, policies and practices.

Consistent with our stockholders’ preference expressed at the 2017 annual meeting of stockholders and the considerations discussed above, the Board determined that the Say on Pay vote on named executive officer compensation should continue to be conducted annually.

While we intend to carefully consider the results of this proposal, the Say on Frequency vote is advisory in nature and therefore not binding on us, our Board or our Human Capital Committee. Our Board and Human Capital Committee value the opinions of all of our stockholders and will consider the outcome of this Say on Frequency vote when deciding upon the frequency of the stockholder vote on named executive officer compensation. However, the Board may decide that it is in the best interests of ICF and its stockholders to hold an advisory Say on Pay vote on named executive officer compensation on a different frequency than the option approved by ICF’s stockholders.

The Board will seriously consider the outcome of this vote when determining how often to hold a Say on Pay vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FUTURE ADVISORY SAY ON PAY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION TO OCCUR EVERY YEAR (AS OPPOSED TO EVERY TWO YEARS OR EVERY THREE YEARS) UNDER PROPOSAL 4.

24

PROPOSAL 5

PROPOSAL 5

AMENDMENT OF ICF INTERNATIONAL’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF ICF

At the Annual Meeting, the stockholders will be asked to approve an amendment (the “Amendment”) to the Certificate of Incorporation of the Company (the “Charter”) to provide exculpation from liability for officers of the Company from certain claims of breach of the fiduciary duty of care, similar to protections currently available to directors of the Company.

The proposal would amend Article Fifth of the Charter to read in its entirety as follows:

FIFTH:    Elimination of Certain Liability of Directors. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except (a) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the director or officer derived an improper personal benefit or (d) as applicable solely to directors, for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the DGCL, or to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is hereafter amended to permit a corporation to further eliminate or limit the liability of a director or officer of a corporation, then the liability of a director or officer of the Corporation, in addition to the circumstances in which a director or officer is not personally liable as set forth in the preceding sentence, shall, without further action of the directors or stockholders, be further eliminated or limited to the fullest extent permitted by the DGCL as so amended. Neither any amendment (including any amendment effected by operation of law, by merger, consolidation or otherwise), repeal, or modification of this Article FIFTH, nor the adoption or amendment of any other provision of this Certificate of Incorporation or the bylaws of the Corporation inconsistent with this Article FIFTH, shall adversely affect any right or protection provided hereby with respect to any act or omission occurring prior to the date when such amendment, repeal, modification, or adoption became effective.

Background

The Company is incorporated in the State of Delaware and therefore subject to the Delaware General Corporation Law (“DGCL”). The DGCL permits Delaware corporations to limit or eliminate directors’ personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations such as prohibiting exculpation for intentional misconduct or knowing violations of the law. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” These exculpatory provisions for directors are currently included in the Company’s Certificate of Incorporation.

Recently, the Delaware legislature amended the DGCL to permit Delaware corporations to provide similar exculpatory protections for officers of corporations. This decision was due in part to the recognition that both officers and directors owe fiduciary duties to corporations, and yet only directors were protected by the exculpatory provisions. In addition, Delaware courts experienced an increase in litigation in which plaintiffs attempted to exploit the absence of protection for officers to prolong litigation and extract settlements from defendant corporations. As adopted, amended Section 102(b)(7) protects officers under limited circumstances as explained below.

Conditions and Limitations to Exculpation under Section 102(b)(7)

As amended, Section 102(b)(7) of the DGCL provides important conditions and limitations on a corporation’s exculpation of its officers for monetary damages from breaches of fiduciary duty.

●	Exculpation is only available for breaches of the fiduciary duty of care.

●

Exculpation is not available for breaches of the fiduciary duty of loyalty (which requires officers to act in good faith for the benefit of the corporation and its stockholders and not for personal gain).

●	Exculpation is not available for intentional misconduct or knowing violations of the law.

●	The protections of Section 102(b)(7) are limited to monetary damages only; claims against officers for equitable relief remain available.

●	Exculpation is not available in connection with derivative claims on behalf of the corporation by a stockholder.

25

PROPOSAL 5

Reasons for the Proposal

The Board believes that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate. Claims against corporations for breaches of fiduciary duties are expected to continue increasing. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation.

Further, the Board anticipates that similar exculpation provisions are likely to be adopted by the Company’s peers and others with whom the Company competes for executive talent. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers.

A Delaware corporation seeking to extend the benefits of the newly amended Section 102(b)(7) to its corporate officers must amend its certificate of incorporation, as the protections do not apply automatically and must be embedded in the corporation’s certificate of incorporation to be effective. Accordingly, the Board has determined it advisable and in the best interests of the Company and its stockholders to seek approval for the Amendment.

Effect of the Proposal if Approved

The Amendment would provide for the elimination of personal monetary liability for certain officers only in connection with direct claims brought by stockholders, subject to the limitations described under the heading “Conditions to Exculpation Under Section 102(b)(7)”. As is the case with directors under the Charter, the Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

If the Amendment is approved by the stockholders at the Annual Meeting, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware; however in accordance with the DGCL, the Board may abandon the Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval.

Board Approval and Vote Required

On April 5, 2023, the Board authorized and approved the Amendment, subject to stockholder approval, and directed that the Amendment be considered for approval by the stockholders at the Annual Meeting. In accordance with Article 7.6 of the Charter, the Amendment must be approved by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of Company capital stock entitled to vote generally in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE ICF INTERNATIONAL AMENDED AND RESTATED ARTICLES OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF ICF.

26

PROPOSAL 6

PROPOSAL 6

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has appointed Grant Thornton to serve as our independent registered public accounting firm (“independent auditor”) for fiscal year 2023 and requests that stockholders ratify such appointment. For a discussion of factors considered by the Audit Committee in connection with the appointment of Grant Thornton, see “Audit Committee Report – Auditor Selection”.

Grant Thornton audited our consolidated financial statements for 2022 and 2021. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders. Ratification of the appointment of Grant Thornton as our independent auditor requires a majority of the votes entitled to vote thereon present electronically via live webcast or by proxy at the Annual Meeting. If our stockholders do not ratify Grant Thornton as our independent auditor, the Audit Committee will reconsider its decision. Even if stockholders vote in favor of the appointment, the Audit Committee may, in its discretion, and without re-submitting the matter to the Company’s stockholders, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees for professional audit services provided by Grant Thornton for the audit of our annual financial statements for the fiscal years ended December 31, 2022 and 2021, and fees billed for other services provided by Grant Thornton during those periods:

Type of Fees	2022	2021
Audit fees	$2,058,400	$1,867,351
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total fees	$2,058,400	$1,867,351

Audit Fees

These are fees for professional services rendered by Grant Thornton for the audits of our annual consolidated financial statements, the audit of internal controls over financial reporting, the review of consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of our compliance with OMB Circular A-133. The audit fees provided by Grant Thornton also include services that were provided in connection with certain non-U.S. statutory audits.

Audit-Related Fees

Audit-related fees comprise fees for professional services rendered by Grant Thornton and include employee benefit plan audits, due diligence related to acquisitions and accounting consultations that are not reported in “Audit Fees”. There were no such services rendered by Grant Thornton in 2022 or 2021 that met the above category description.

Tax Fees

These are fees for professional services rendered by Grant Thornton with respect to tax compliance, tax advice and tax planning. There were no services rendered by Grant Thornton in 2022 or 2021 that met the above category description as such services were performed by other service providers.

All Other Fees

These are fees for professional services rendered by Grant Thornton for products and services other than the services reported in “Audit Fees”, “Audit-Related Fees” or “Tax Fees” and included statutory filings and related fees for the Company’s international business. There were no such fees rendered by Grant Thornton in 2022 or 2021 that met the above category description.

27

PROPOSAL 6

Pre-Approval of Audit and Non-Audit Services

The Audit Committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent auditor. The Audit Committee reviews and approves the independent auditor’s retention to perform audit services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent auditor, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At subsequent meetings, the Audit Committee will receive updates on the services actually provided by the independent auditor, and management may present additional services for approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings. If the Chair so approves any such engagement, he or she will report that approval to the full Audit Committee at its next meeting.

Approval of Fees

Our Audit Committee has reviewed all of the fees described above. In connection with the Audit Committee’s review and approval of the amount of fees paid to the independent auditor for audit, audit-related and other services, the Audit Committee considers, among other factors:

●	The independent auditor’s qualifications and quality control procedures;

●	The quality of the independent auditor’s overall performance;

●	The complexity of the audit and related services in a particular year;

●	Publicly available information concerning audit fees paid by peer companies; and

●	The impact, if any, of the level of audit and non-audit fees on the auditor’s independence.

The Audit Committee believes that such fees are compatible with maintaining the independence of Grant Thornton.

28

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board, and each of the members of the Audit Committee has been determined by the Board to be “independent” under the applicable NASDAQ standards. The Board has also determined that all of the members of the Audit Committee are “financially literate” under the NASDAQ rules. The Audit Committee’s Chair, Ms. Marilyn Crouther, and Committee members Mr. Michael Van Handel and Dr. Srikant Datar each qualify and are designated as “audit committee financial experts”, as defined by the SEC.

Audit Committee Duties

Under the Audit Committee’s Charter, the committee’s duties and responsibilities include, among others:

●	Overseeing of the relationship with the independent auditor, including being directly responsible for the appointment and compensation of the Company’s independent auditor;

●	Assessing the qualifications, performance and independence of the Company’s independent auditor;

●	Reviewing the activities, qualifications and performance of the Company’s internal audit function;

●	Monitoring financial reporting and disclosure and related matters;

●	Reviewing and evaluating the Company’s overall risk profile, the procedures and policies adopted to identify and manage such risks and related disclosures;

●	Retaining independent external advisors as the Audit Committee determines necessary or appropriate;

●	Annually reviewing the adequacy of the Audit Committee’s charter and the Audit Committee’s own performance; and

●	Preparing this report to the Company’s stockholders.

The Audit Committee also periodically reviews the Company’s Code of Business Ethics and Conduct (the “Code of Ethics”) and receives reports from the Company’s Compliance Committee, a management committee which is charged with the implementation of the Code Ethics. In connection with these responsibilities, the Audit Committee oversees the Company’s procedures for the receipt, retention and treatment, on a confidential basis, of any complaints received by the Company’s Compliance Committee. The Company encourages employees and third-party individuals and organizations to report concerns about our accounting, internal accounting controls, auditing matters or other matters that may or appear to involve financial or any other wrongdoing.

Audit Committee Oversight Role

In performing its functions, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies on the work and assurances of: the Company’s management, which has the primary responsibility for financial statements and reports, internal controls and financial reporting processes; the internal audit function; and the independent auditor that, in its reports, expresses opinions on the conformity of the Company’s financial statements to United States Generally Accepted Accounting Principles and on the effectiveness of the Company’s internal control over financial reporting.

Audit Committee Activities

During the year, the Audit Committee meets with management and representatives of the independent auditor and the internal audit function to review and discuss the Company’s quarterly financial statements before the Company’s results are released to the public. Members of the Committee also review the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K. In the course of these activities, the Audit Committee:

●	Reviews the scope of overall plans for and status of the annual audit and internal audit program;

●	Consults with management, the internal audit function and the independent auditor on topics such as the Company’s processes for risk assessment and risk management and related disclosures;

●	Reviews and approves the Company’s policy for preapproval of audit and permitted non-audit services by the independent auditor;

●

Reviews with management and the independent auditor the internal audit function and the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with the certifications made by the Company’s Chief Executive Officer and Chief Financial Officer;

●	Receives advice on critical accounting policies and the impact of new accounting principles and guidance; and

●

Reviews significant legal and other developments in the Company’s processes for monitoring compliance with law and Company policies and oversees the activities of the Company’s Chief Ethics and Compliance Officer and management’s Compliance Committee.

The Audit Committee meets regularly, and not less than annually, with the independent auditor, in each case with and without members of management present, to discuss the results of the auditor’s examinations and evaluations of the Company’s internal controls and the overall quality and integrity of the Company’s financial reporting.

29

AUDIT COMMITTEE REPORT

Review of Fiscal 2022 Financial Statements

The Audit Committee reviewed and discussed with our management and with our independent auditor, Grant Thornton, the consolidated financial statements of ICF and its subsidiaries and related notes, the disclosures under the headings “Management’s Discussion and Analysis” and “Management’s Report on Internal Controls”, and other financial disclosures as set forth in our 2022 Form 10-K. In connection with this review, the Audit Committee:

●

Discussed with Grant Thornton those matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), issued by the Public Company Accounting Oversight Board (“PCAOB”), and Rule 2-07 (Communication with Audit Committees) of SEC Regulation S-X; and

●

Received from Grant Thornton the written communications required by Ethics and Independence Standard No. 3526 (Communication with Audit Committees Concerning Independence), issued by the PCAOB, as to Grant Thornton’s compliance with all rules, standards, and policies of the PCAOB and SEC governing auditor independence.

Based on the activities, reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in our 2022 Form 10-K.

Auditor Selection

As described under the heading, “Proposal 6: Ratification of the Selection of the Independent Registered Public Accounting Firm”, the Audit Committee also approved the selection of Grant Thornton as the Company’s independent auditor for the fiscal year ending December 31, 2023, as being in the best interest of the Company. Grant Thornton has served as the Company’s independent auditor since the Company went public in 2006.

In connection with the appointment of the independent auditor, the Audit Committee discusses and considers factors such as the following:

●	The independent auditor’s historical and recent performance on the audit, taking into account the views of management and the internal audit function;

●	External data relating to audit quality and performance, including recent PCAOB reports on the independent auditor and its peer firms;

●	The familiarity of the independent auditor, and the team assigned to the Company’s audit and related work, with the government services industry;
●	The independent auditor’s tenure as the Company’s independent auditor and its familiarity with the Company’s accounting policies and practices and internal control over financial reporting;

●	The independent auditor’s capacity, capability and expertise in handling the breadth and complexity of the Company’s global operations;

●	The independent auditor’s independence and objectivity and the quality and candor of communications within management and the Audit Committee; and

●	The appropriateness of the independent auditor’s fees for audit and non-audit services.

For a discussion of factors considered by the Audit Committee in reviewing the amount of fees paid to Grant Thornton for audit and other services, see “Proposal 6: Ratification of the Selection of the Independent Registered Public Accounting Firm – Approval of Fees”.

The Audit Committee also reviews and considers the performance of the lead audit partner. Under applicable law, the lead audit partner must rotate after five (5) years. The Company’s current lead audit partner is serving in that capacity for his first year. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involved meetings between the Chair of the Audit Committee and the candidate for the role, as well as discussions and meetings with the Audit Committee and management.

Audit Committee

/s/ Marilyn Crouther
Marilyn Crouther, Audit Committee Chair

/s/ Dr. Srikant M. Datar
Dr. Srikant M. Datar

/s/ Michael J. Van Handel
Michael J. Van Handel

/s/ Dr. Michelle A. Williams
Dr. Michelle A. Williams

30

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Meetings in 2022

The table below shows the number of Board and committee meetings held in 2022. Our Board has eight (8) regularly scheduled meetings per year and special meetings are called as the need arises. These meetings are usually held at our corporate headquarters, which was in Fairfax, Virginia until October 2022, when it moved to Reston, Virginia. Due to COVID-19 restrictions, meetings held in the first half of 2022 were conducted via video/teleconference with most meetings in the second half of the year being held in person.

Number of Meetings Held
Board of Directors	10
Audit Committee	8
Human Capital Committee	6
Governance and Nominating Committee	4

Directors are expected to attend Board meetings, our annual meeting of stockholders, and the meetings of the committees on which they serve. During 2022, each director attended at least 75% of the total meetings of the Board and those committees on which he or she served. Each director attended our annual meeting of stockholders held in 2022, other than Mr. Peter Schulte, whose term ended at the annual meeting.

Corporate Governance Guidelines

Our Board has established a set of Corporate Governance Guidelines that addresses such matters as, among other things, the roles of the Board and management (including the role of the Lead Independent Director), Board and director responsibilities, Board composition, selection of directors, operations of the Board (including meetings), and functions of the Board committees. The Board believes such guidelines, which are reviewed at least annually, are appropriate for the Company in its effort to maintain “best practices” as to corporate governance.

Director Independence

The Board has affirmatively determined that Ms. Cheryl Grisé, Ms. Marilyn Crouther, Dr. Michelle Williams, Dr. Srikant Datar, and Messrs. Randall Mehl, Scott Salmirs and Michael Van Handel are independent directors in accordance with the requirements of NASDAQ and the rules of the SEC. Mr. Peter Schulte, who was a director until his term ended at the 2022 annual meeting and chose to not stand for re-election, was also independent in accordance with the requirements of NASDAQ and the rules of the SEC through the end of his term. We believe we comply with all applicable requirements of the SEC and NASDAQ relating to director independence and the composition of the committees of our Board.

Board Leadership Structure; Lead Independent Director

Mr. John Wasson, the Company’s President and Chief Executive Officer assumed the position of Chair of the Board effective upon Mr. Sudhakar Kesavan’s retirement. Consistent with its past practice when Mr. Kesavan served as both Chairman of the Board and CEO, the Board believes combining the CEO and Chair positions is appropriate and in the best interests of the Company and its stockholders because it provides the following advantages:

●	The CEO is the director most familiar with the Company’s business and industry and is best situated to lead Board discussions on important matters affecting ICF International; and

●	Having the CEO serve in such roles creates a firm link between management and the Board and promotes the development and implementation of corporate strategy.

The Board continues to believe that when an executive serves as the Chair, it is in the best interests of the Company and its stockholders to designate a Lead Independent Director who is an independent director and, among other duties:

●	Chairs any meeting of the independent directors in executive session;

●	Facilitates communications between other members of the Board and the Chair; however, each director is free to communicate directly with the Chair;

●	Works with the Chair in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;

●	Consults with the Chair on matters relating to corporate governance and Board performance;

●

Leads the deliberation and action by the Board or a Board committee regarding any offer, proposal, or other solicitation or opportunity involving a possible acquisition or other change of control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

●	In conjunction with the Chair of the Governance and Nominating Committee, oversees and participates in the annual board evaluation and succession planning process;

●	Participates in the Human Capital Committee’s annual performance evaluation of, and succession planning for, the Chair and CEO; and

●	Meets with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The charter of the Governance and Nominating Committee calls for the annual review of the Lead Independent Director position. The Company believes that having a Lead Independent Director, particularly in presiding over executive sessions of independent directors, effectively encourages full engagement of all directors. Dr. Srikant Datar was elected to serve as ICF’s Lead Independent Director as of May 27, 2021.

Each of our directors, other than Mr. Wasson, is independent and the Board believes that the independent directors provide effective oversight of management. The Board has complete access to the Company’s management team, and the Board and its committees regularly receive reports from management on the Company’s business affairs and the issues it faces.

The Board believes that its programs for overseeing risk, as described under “Risk Oversight” below, would be effective under a variety of leadership frameworks; therefore, this factor does not materially affect its choice of structure.

Risk Oversight

Our business is subject to various types of risk. Some of the Company’s most significant risks are outlined in our 2022 Form 10-K under Item 1A, “Risk Factors.”

Our Board provides guidance to management regarding our strategy, including in connection with review of our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting, and risks associated with these aspects of the Company’s business. The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company.

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. As described more fully below, the Board fulfills this responsibility both directly and through its standing committees, each of which assists the Board in overseeing portions of the Company’s overall enterprise risk management (“ERM”) program.

The Company’s ERM program is designed to identify, assess, monitor and manage the Company’s risks. As part of the annual ERM program, the Company:

●	Defines risk profiles and identifies existing and new/emerging risks.

●

Conducts and completes regular enterprise risk assessments to ascertain and define the most significant risks facing the Company, which incorporate input from multiple levels of management and our Board. This process includes the evaluation and prioritization of the most significant risks facing the Company across major risk categories, and takes into account multiple factors, including the potential impact of risk events should they occur, the likelihood of occurrence and the effectiveness of existing risk mitigation strategies.

●	Develops action plans to monitor, manage and mitigate risk. The responsibility for managing each of the highest-priority risks is assigned to one or more of the Company’s senior executives.

●

Includes regular reporting from management to the Board on the status and completion of actions associated with the risks identified as part of the current ERM program. In addition, management provides more detailed briefings throughout the year to the Board regarding the most significant risks identified in the current ERM program.

As described above, the Board, along with the Audit Committee, oversees a number of risks, which include those associated with major operational activities, cybersecurity and risks associated with potential acquisitions. The Audit Committee reviews and evaluates the Company’s overall risk profile, and the procedures and policies implemented by management to identify and manage such risks. The Human Capital Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. Under its Charter, the Governance and Nominating Committee generally manages material risks and opportunities associated generally with environmental, social and governance (“ESG”) matters, the independence of the Board and potential conflicts of interest.

Board Evaluation

Each year, the directors undertake an evaluation for the Board and each committee on which they serve that elicits feedback on the performance and effectiveness of the Board and its committees. As part of this evaluation, the directors are asked to consider the role of the Board and its committees, relations with management, composition, and meetings. The responses and comments are compiled by the Corporate Secretary and presented to the Governance and Nominating Committee for initial review. The responses and comments are then presented to each committee and the full Board. Where appropriate, the Governance and Nominating Committee may consider feedback received from the evaluation process when it submits director nominees to the full Board (and, where applicable, recommends assignments to various committees). In addition, every other year as part of the Board evaluation process, the Lead Independent Director and the Governance and Nominating Committee Chair meet individually and hold peer evaluations with each Director. The last supplemental evaluation was conducted in 2020. These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

Additionally, the Board has conducted and plans to continue to periodically conduct external evaluations by an independent third party. The external evaluations would include interviews with directors and may include interviews with key management personnel, to determine existing strengths of the Board, as well as areas of improvement, to increase overall Board effectiveness.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Committees

The Board has three (3) designated standing committees: Audit Committee, Human Capital Committee and Governance and Nominating Committee. Each committee is composed entirely of independent directors, as defined by NASDAQ. Each committee has a charter, and a current copy of each committee charter can be found in the “Investor Relations – Corporate Governance” portion of our website (www.icf.com).

Name	Audit	Human Capital	Governance & Nominating

Marilyn Crouther (I)	▲*	●

Dr. Srikant Datar (I)(L)	●*		●

Cheryl Grisé (I)		●	●

Randall Mehl (I)		▲

Scott Salmirs (I)		●	●

Michael Van Handel (I)	●*		▲

John Wasson

Dr. Michelle Williams (I)	●

▲ – Chair    ● – Member    * – Audit Committee Financial Expert    (I) – Independent    (L) – Lead Independent Director

Audit Committee

●	The Board has a designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Exchange Act.

●	The Audit Committee is expected to meet at least four (4) times per year.

●

Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Exchange Act and, in accordance with the listing standards of NASDAQ, each Audit Committee member is financially literate.

●	Ms. Crouther, Dr. Datar and Mr. Van Handel are each an “audit committee financial expert” as defined under SEC rules.

●	Ms. Crouther, Dr. Datar and Mr. Van Handel also qualify as financial experts in accordance with the listing standards of NASDAQ applicable to Audit Committee members.

●	The report of the Audit Committee required by the rules of the SEC is included in this Proxy Statement under “Audit Committee Report”.

Audit Committee Marilyn Crouther Dr. Srikant Datar Michael Van Handel Dr. Michelle Williams Meetings held in 2022: 8

Responsibilities:

●   appoint, evaluate and oversee the Company’s independent auditor;

●   review the financial reports and related financial information provided by the Company to governmental agencies and the general public;

●   monitor compliance with the Company’s Code of Ethics;

●   review the Company’s system of internal and disclosure controls and the effectiveness of its control structure;

●   review the Company’s accounting, internal and external auditing, and financial reporting processes;

●   review other matters with respect to our accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention;

●   approve the engagement of other firms engaging in audit services for the Company, such as in an acquisition capacity;

●   approve all of the non-audit services provided by the independent auditor in accordance with the Audit Committee’s pre-approval procedures; and

●   after each meeting, report to the full Board regarding its activities.

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Human Capital Committee

●	The Board has a designated standing Human Capital Committee.

●	The Human Capital Committee is expected to meet at least three (3) times per year.

●	Each member of the Human Capital Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and meets the requirements of NASDAQ Rule 5605(d)(2)(A).

●

See “Compensation Discussion and Analysis” for more information regarding the role of the Human Capital Committee, management, and compensation consultants in determining and/or recommending the amount and form of executive compensation.

The report of the Human Capital Committee required by the rules of the SEC is included in this Proxy Statement under “Human Capital Committee Report.”

Human Capital Committee Randall Mehl Marilyn Crouther Cheryl Grisé Scott Salmirs Meetings held in 2022: 6

Responsibilities:

●   assist the Board in its responsibilities related to management, organization, performance, and compensation;

●   consider and authorize the Company’s compensation philosophy;

●   evaluate senior management’s performance and approve all material elements of executive officer compensation;

●   review administration of the Company’s incentive compensation, retirement, and equity-based plans;

●   review and provide feedback on the Company’s culture, including: its focus and progress on equity, diversity and inclusion and overcoming any institutional bias; and

●   after each meeting, report to the full Board regarding its activities.

Governance and Nominating Committee

●	The Board has a designated standing Governance and Nominating Committee.

●	The Governance and Nominating Committee is expected to meet at least three (3) times per year.

●	In September 2021, the Governance and Nominating Committee included oversight of the Company’s ESG activities and related reporting in its charter.

Governance and Nominating Committee Michael Van Handel Dr. Srikant Datar Cheryl Grisé Scott Salmirs Meetings held in 2022: 4

Responsibilities:

●   identify and recommend candidates to be nominated for election as directors at the Company’s annual meeting, consistent with criteria approved by the full Board;

●   annually evaluate and report to the Board on its performance and effectiveness;

●   annually review the composition of each Board committee and present recommendations for committee membership to the full Board, as needed;

●   research, evaluate, and make recommendations regarding director compensation;

●   consider and advise the Board on matters relating to the affairs or governance of the Board;

●   consider matters relating to senior management succession;

●   review and approve all potential “related person transactions” as defined under SEC rules;

●   after each meeting, report to the full Board regarding its activities; and

●   monitor and oversee ESG matters.

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Human Capital Committee Interlocks and Insider Participation

Mmes. Crouther and Grisé, and Messrs. Mehl, Salmirs and Schulte were the members of our Human Capital Committee during the year ended December 31, 2022. Mr. Schulte’s tenure as a director ended in June 2022. None of them are or were an officer or employee of the Company. None of our executive officers served as a member of the Board or the Human Capital Committee of any entity that has one (1) or more executive officers serving as a member of our Board or Human Capital Committee.

Process for Selecting and Nominating Directors

As noted in the accompanying chart, we will consider candidates for director who are recommended by stockholders. Stockholder recommendations should be submitted in writing to: ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary. Such stockholder’s notice shall set forth, for each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and pursuant to the Company’s Bylaws (including such person’s written consent to being named as a nominee and to serving as a director if elected). Among other information, the notice shall also include, as to the stockholder giving notice: (i) the name and address of the stockholder; (ii) the class or series and number of shares of the Company which are, directly or indirectly, owned by such stockholder, as well as options, warrants, convertible securities, stock appreciation rights (“SARs”), and similar instruments of the Company (“Derivative Instruments”) that are held by the stockholder; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right, directly or indirectly, to vote any shares of any security of the Company; (iv) any short interest in any security of the Company directly or indirectly owned by such stockholder; (v) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (vi) any proportionate interest in shares of the

Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or Derivative Instruments.

To be eligible to be a nominee for election or reelection as a director of the Company, a person must submit to the Corporate Secretary (in accordance with the time periods prescribed for delivery of notice under the Company’s Bylaws) at the above address a written response to a questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Corporate Secretary upon written request) and a written representation and agreement (in the form provided by the Corporate Secretary upon written request) that such person: (i) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

In recommending Director candidates for the Board of Directors, the Governance and Nominating Committee takes into account all factors it considers appropriate, which may include, among others, experience, skills, expertise, diversity (including race, gender and national origin), strength of character, judgment and relevant industry background.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board continuously identifies potential director candidates in anticipation of retirements, resignations, or the need for additional capabilities. The graphic below describes the ongoing Governance and Nominating Committee process to identify highly qualified candidates for Board service.

Director Selection Criteria Established/Scheduled	Ensure Board is strong in core competencies of strategic oversight, corporate governance, stockholder advocacy and leadership and has diversity of expertise, perspective and background
Consider and Recommend Qualified Candidates	Looking for exceptional candidates who possess integrity, independent judgment, broad business experience, diversity and a skill set to meet existing or future business needs
Check Conflicts of Interest and References	All candidates are screened for conflicts of interest, and all directors are independent, except the Chair and CEO
Nominating and Corporate Governance Committee	Considers shortlisted candidates; after deliberations, the committee recommends candidates for election to the Board
Full Board of Directors	Dialogue and decision with a commitment to refreshment and diversity
Stockholders	Vote on candidates at Annual Meeting
Outcome • Added three highly qualified directors in recent years who bring the following skills and traits to our Board:
— Public company CEO — Financial and accounting expertise	— Federal government sector expertise — Public health expertise
• Two of the last three Board members added are either women or bring ethnic diversity to the Board

Executive Stock Ownership Policy

The Company strives to ensure alignment with stockholder interests by means of ensuring that Company executives have an equity stake in the Company that is consistent with the long-term performance of the Company. The Executive Stock Ownership Policy, as amended, (the “2018 Executive Stock Ownership Policy”) requires executives to own ICF common stock in a value equal to, or in excess of, the multiple of their annual base salary as shown below. The policy was amended in September 2021 to remove stock options which are both vested and “in the money” from the ownership calculation.

● Executive Chair:*	● 5x

● CEO:	● 5x

● Other NEOs:	● 2x

● Other designated executives:	● 1x

*While the policy references an Executive Chair, that position is currently vacant, and we do not currently intend to fill that position.

The following types of equity count toward satisfying the stock ownership requirement: (i) any shares held outright as a result of vested RSUs or PSAs, (ii) shares acquired through the exercise of stock options or purchased through the Company’s employee stock purchase plan qualified pursuant to Section 423 of the Code or through the open market, and (iii) unvested RSUs. In addition, designated executives are required to hold all shares acquired from vested RSUs, vested PSAs and stock option exercises, net of shares withheld for taxes, until they meet the 2018 Executive Stock Ownership Policy requirements.

Stock ownership levels are to be achieved within five (5) years of appointment or designation, as the case may be. For executives appointed or designated mid-year, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that fifth year. As of April 3, 2023, each of our NEOs either met these stock ownership guidelines or is expected to meet the applicable ownership guidelines within their specified time period.

Board Stock Ownership Guidelines

The Board believes that its members should be incentivized to focus on the Company’s long-term stockholder value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee members of the Board are expected to own shares of Company common stock valued at five (5) times such director’s annual cash retainer fees, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $425,000). Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board. As of April 3, 2023, each of our non-employee directors either met these stock ownership guidelines or is expected to meet the ownership guidelines within the specified time period.

Director Continuing Education

The Board believes that director continuing education is important for maintaining a current and effective Board and has

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CORPORATE GOVERNANCE AND BOARD MATTERS

adopted a Director Continuing Education Policy. The Company’s policy encourages directors to participate in continuing education and accredited director education programs, with the intent of becoming and remaining well informed about the Company, its industry and business, its relative performance to its competitors and regulatory issues and economic trends affecting the Company. The Governance and Nominating Committee reviewed education opportunities available for Board members and has identified a series of courses and programs that would be beneficial to Directors in their service on the ICF Board and Board committees.

Prohibitions on Derivatives Trading, Hedging and Pledging

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”) the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”). In addition, stock grant agreements prohibit the pledging or assignment of awards. Each of the NEOs and directors complied with this policy during fiscal year 2022.

Previously, individual stock grant agreements prohibited the pledging or assignment of stock grants. In April 2020, the Company adopted an updated and more comprehensive Hedging and Pledging Transactions Policy (the “Hedging and Pledging Policy”), which is applicable to our directors, Section 16 reporting officers, and other designated officers of the Company, and which was further updated in September 2020. The new policy establishes a restriction on short sales and other hedging transactions, pledging and the establishment of margin accounts.

Directors and other covered officers who established pledging arrangements within the prior limitations will be prohibited from establishing new arrangements and are encouraged to wind down and conclude any legacy arrangements. There are currently no directors with any legacy pledging arrangements in place.

Stockholder Engagement and Communications with the Board

Management and members of the Board endeavor to engage with a significant portion of our stockholders each year. This is done through multiple forums, including quarterly earnings presentations, our annual meeting of stockholders, our annual Investor Day, investor conferences and web communications, as well as our SEC filings, our annual report and our proxy statement. Additionally, you may contact the Board by sending a letter marked “Confidential” and addressed to the Board, ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board, specific committees or individual directors, as appropriate. Communications that are intended specifically for the Lead Independent Director, the independent directors or non-management directors should be marked as such.

Political Contributions and Lobbying

The Company encourages our employees to be active in civic and community activities, including participation in the political and democratic process. Our policy also encourages employees to ensure that those individual activities are kept separate from their work for the Company.

The Company does engage, from time to time, in discussions with various levels of governments on public policy issues. While our activities in this area are fairly limited, when we determine it is in the best interest of the Company to do so, we work with governments to provide information and perspective that support our point of view, including through government relations professionals. The Company, and those who act on our behalf, meet registration, disclosure and other reporting requirements regarding these activities.

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Director Compensation Table for 2022

The following table provides the compensation earned by individuals who served as non-employee directors of the Company during 2022.

Name (1)	Fees Earned Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($) (4)

Marilyn Crouther	116,066	144,934				--	261,000

Dr. Srikant Datar	130,066	144,934				--	275,000

Cheryl Grisé	101,066	144,934				--	246,000

Peter Schulte (5)	47,500	__--				37,500	85,000

Michael Van Handel	110,066	144,934				--	255,000

Randall Mehl	93,066	144,934				--	238,000

Scott Salmirs	96,066	144,934				--	241,000

Dr. Michelle Williams (6)	92,066	217,332				--	309,398

(1)

Mr. Wasson is not included in this table because during 2022, he was an employee of the Company and therefore received no compensation for his director service. The compensation received by Mr. Wasson as an employee of the Company is shown in the 2022 Summary Compensation Table.

(2)	Represents the cash retainers and annual payments earned in 2022.

(3)

Directors receive a director equity award in the form of RSUs in the annual amount of $145,000, with the award rounded down to the nearest whole share and the balance paid in cash, issued on the first business day of July following the annual meeting for continuing directors and directors appointed at the annual meeting, with such grant vesting in equal quarterly increments on September 1, December 1, March 1, and June 1. The values included represent the aggregate grant date fair value of the RSU award granted in fiscal 2022, computed in accordance with FASB ASC Topic 718. The grant date fair value per share of each RSU was $94.79 per share of ICF common stock, with the balance paid out in cash. All other payments, including meeting retainers, are paid in cash.

(4)	Total Compensation for each director may differ from the sum of the individual components due to changes in roles and/or committee assignments during 2022.

(5)

Mr. Schulte’s tenure as a director ended in June 2022 and his cash retainer for his service is disclosed under the heading “Fees Earned Paid in Cash”. Beginning with his departure from the Board in June 2022 until December 2022, Mr. Schulte served as an independent consultant of the Company, and his consulting fees for this period are disclosed under the heading “All Other Compensation”.

(6)	Dr. Williams joined the Company’s Board in December 2021; therefore her totals reflect two awards granted in 2022 on January 3, 2022 and July 1, 2022.

Director Compensation

The following discussion outlines the compensation that was earned by our non-employee directors during 2022. The compensation of our Board is evaluated from time to time by our Governance and Nominating Committee.

Directors who are employed by us do not receive additional compensation for their service on the Board. All directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

All director compensation, other than the director equity grant, is paid in cash, on a quarterly basis in advance. Cash fees are pro-rated on the date of any directors’ departure from the Board for an upcoming quarter; provided that a director that serves until the annual meeting of stockholders shall receive the full amount of cash fees for that quarter. Cash fees for new directors are pro-rated based upon the date of the director’s appointment to the Board.

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Cash retainer fees for 2022 were as follows:

Annual Retainer for Non-Employee Director:		$85,000

Additional Annual Retainer for Lead Director:		$30,000

Committee Retainers:	Chair	Member

Audit Comm.	$20,000	$12,000

Human Capital Comm.	10,000	8,000

Governance & Nominating Comm.	10,000	8,000

The Board approved an increase in the annual cash retainer for non-employee directors in 2022, from $75,000 to $85,000 following consideration of a director pay study conducted by the Company’s independent compensation consultant. The study compared the Company’s director compensation program with those of comparable companies, including our established Peer Group, and determined it was appropriate to increase the retainer.

In addition to the cash retainers, the directors are granted an annual equity award, in the form of a grant of restricted stock units, vesting quarterly over a one-year period. The number of shares granted is determined by dividing $145,000 by the closing market price of ICFI common stock on the first business day of July following the annual meeting of stockholders, with the award rounded down to the nearest whole share and the balance paid in cash.

Code of Ethics

The Company has a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Code of Ethics is updated from time to time to reflect changes in laws, best practices and the Company’s business.

The Code of Ethics and all Board committee charters are posted in the “Investors – Corporate Governance” portion of our website (www.icf.com). A copy of any of these documents is available in print (free of charge) to any stockholder who requests a copy by writing to: ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary. The Company will disclose on its website at www.icf.com, to the extent and in the manner permitted by

Item 5.05 of Form 8-K, the nature of any amendment to the Code of Ethics (other than technical, administrative, or other non-substantive amendments) and our approval of any material departure from a provision of the Code of Ethics that has been made known to any of our executive officers.

Certain Relationships and Transactions with Related Persons

Our Code of Ethics, which applies to all directors, executive officers and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of us and/or our stockholders. In addition, the Board has a written policy and process for reviewing and evaluating interested director transactions designed to alert the Board, and in particular the Governance and Nominating Committee, of material transactions involving the Company and directors and their affiliates so that the Board may be aware of and consider such transactions in advance, on a case-by-case basis. As to matters coming before the Board in which individual directors may have a personal interest, the Board has adopted procedures to ensure that all directors voting on such a matter disclose any personal interest, abstain from voting on the matter, and discuss the transaction with counsel if necessary. The Board has delegated the task of discussing, reviewing, and approving transactions between the Company and any of our executive officers or Board members to the Governance and Nominating Committee.

There have not been any transactions during the last fiscal year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or holders of more than five percent (5%) of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change-in-control and other arrangements, which are described in the section captioned “Executive Compensation—Potential Payments upon Termination or Change of Control.” of this Proxy Statement.

Other Transactions Considered for Independence Purposes

For each director and nominee for director who is identified as independent, the SEC rules require the description of transactions, relationships or arrangements that are not required to be disclosed as related person transactions, but that were considered by the Board in determining that the director is independent. There were no transactions that the Company believes are related person transactions; however, there were transactions with independent directors that did not rise to the level of a related person transaction, but that were considered for independence purposes.

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Environmental, Social and Governance – Our Commitment to Corporate Responsibility

Accelerating change for lasting impact. Our purpose as a company is to build a more prosperous and resilient world for all. That is what motivates and inspires us. It is also how we measure our impact—from contributing to a healthier planet and creating more resilient communities to supporting economic development and growth. Our focus on corporate citizenship guides how we conduct business, support our employees, operate sustainably, and contribute to our communities. Each year, we compare our performance to our corporate citizenship goals and consider how we can accelerate change for a more positive and lasting impact.

From our initial founding in 1969 as the Inner City Fund to today, we provide societal benefit through our services, professional development for employees, profitable growth for investors, and reliably ethical business conduct. We are motivated to engage productively with all our stakeholders, including by:

●	Investing in our employees and ensuring a diverse workplace where we can do all our best work.

●	Serving our clients and managing suppliers with integrity, while contributing to a low-carbon value chain.

●	Minimizing our impact on the planet by reducing our carbon footprint and growing our leading climate consultancy.

●	Giving back to our communities and society, both philanthropically and through innovative service to social agencies.

●	Creating long-term value for our stockholders through solid management, including managing climate risks and opportunities.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Governance ensures we fulfill our commitments.    While governance involves the actions and behaviors of all employees, it is a particular responsibility of our leaders as they guide ICF in accordance with our values. Our ESG program receives oversight from the Board, the CEO, and the ESG Council—among other governing bodies. The Board considers ESG matters as part of ICF’s enterprise risk management process and long-term strategic planning. It receives briefings on ESG matters from its committees and management, including updates regarding ICF’s climate-related, cybersecurity, and other risks and opportunities.

ICF’s Chair also serves as President and CEO of the firm and is intimately familiar with its operations. ICF’s CEO serves as a connection point between the Board’s oversight and the management team’s execution of business activities and operations. The CEO’s ESG responsibilities include oversight of risks (including climate and cybersecurity), oversight of strategy (including climate and resilience), oversight of codes (such as inclusive HR policies), approval of resources (for example, to manage and reduce GHG emissions and purchase high-quality offsets), among other ESG matters.

Impact for Good in 2022

Of our $1.78 billion revenue, ICF estimates that at least:

$906 million was derived from services delivering positive social impact—health, education, development and social justice programs.

$665 million was generated from services creating positive environmental impact—reducing energy consumption, managing carbon footprint and protecting natural resources.

The balance of other work was also socially responsible and—although not directly supporting social impact or sustainability efforts—consistent with ICF’s commitment to make a positive social and sustainable impact.

The ESG Council supports the integration of ESG principles into our business strategy. It oversees ESG reporting and reviews recommendations from the corporate responsibility steering committee. It reports to the CEO, is chaired by the executive vice president for corporate strategy and is composed of senior executives. Below is an organization chart and a description of the role of each member.

ESG Council in context	ESG Council participation

	HR/D&I:	People policies, diversity and inclusion, employee engagement
	Corporate Strategy: Climate Strategy:	Business risks and opportunities, impact and competition Plans for thriving in a carbon-constrained future
	Corporate Responsibility:	Stakeholder perspectives, corporate philanthropy and ESG reporting
	Legal:	Compliance; assurance and corporate governance
	Finance:	Reporting and resources
	Business Ops/Contracts:	Program support and systems
	Corporate Growth/BD:	Partnerships
	Marketing:	Corporate communications and reputation

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Reporting for Transparency. Productive relationships with stakeholders require trust. To that end, we report annually on our performance on important measures not currently required in financial reporting, including our progress toward goals regarding human capital management, sustainability, philanthropy and other targets. We report on ICF’s corporate sustainability strategy and performance in alignment with the Task Force for Climate-related Financial Disclosure (“TCFD”), the Sustainability Accounting Standards Board (“SASB”), the UN Global Compact, and progress toward our Science-Based Targets, among other global sustainability goals. This information and more can be found in our latest Corporate Citizenship Report (published July 2022 and available on our Company website at www.icf.com, under “About ICF, Corporate Citizenship”). Our report won 4 platinum MarCom Awards for excellence in corporate citizenship reporting. Below are some highlights of our performance.

CDP Climate Leader, 5th Year

For the 5th consecutive year ICF scored A- or A on our annual climate change report. In 2022, our CDP score of A- demonstrates climate leadership among more than 18,000 reporting companies globally. Our consistently high scores demonstrate robust governance and oversight of climate issues, rigorous risk management processes, verified scope 1 and 2 emissions, and emissions reduction across the value chain..

Investing in Our People Provided opportunities for all employees to develop and advance.		Making a Sustainable Commitment Made progress on our carbon reduction goal and remained carbon neutral.	Supporting Important Causes Donated to causes important to our employees and communities.
54% female people managers 39% female executives Pay Equity We have identified no meaningful disparities across race or gender in the same role	50% female and minority board members 50% early talent hires of underrepresented groups

100%

net renewable electricity for global operations via renewable energy certificates

93%

absolute reduction in scope 1 and 2 greenhouse gas emissions since baseline 2013

Zero

net zero carbon status since 2006 due to investments in high-quality carbon offsets

$790,000 corporate cash donations $670,000 employee donations through our giving program 1 to 1 ICF matched employee donations
ESG Recognition

•  Forbes 2022 America’s Best Employers for Diversity

•  Forbes 2022 America’s Best Employers for Women

•  Climate leadership as recognized by CDP for robust governance, risk management and GHG reporting

•  MarCom Awards 2022: 4 platinum awards for excellence in corporate citizenship reporting

Carbon Targets and Performance. ICF recognizes the risks and opportunities due to climate change caused by increased carbon emissions. ICF’s climate experts communicate those opportunities and risks to our executive leaders and our Board. Since 2006 ICF has committed to be carbon neutral, which we achieve through three activities:

•

Reduce. Lease more efficient facilities and consolidate where feasible. Maximize virtual tools to travel less. Engage our people to work more sustainably. Purchase more eco-friendly products. Encourage partners in our value chain (suppliers and clients) to manage their carbon footprint.

•	Buy renewable energy. Purchase Renewable Energy Certificates equivalent to 100% of the electricity used by our global operations.

•

Buy carbon offsets. After taking the measures above, we buy high-quality carbon offsets equivalent to the measured carbon emissions of our global operations: all of scope 1 and scope 2 emissions, plus a significant portion of scope 3 emissions from business travel and employee commuting.

By way of background, Scopes 1, 2 and 3 referenced in this section refer to defined terms established by the Greenhouse Gas Protocol. In this regard, Scope 1 refers to direct greenhouse gas emissions from sources owned or controlled by ICF; Scope 2 refers to greenhouse gas emissions from purchased electricity; and Scope 3 refers to greenhouse gas emission sources beyond the walls of our facilities. With respect to Scope 3, prior to 2018, ICF measured business travel and commuting only. Beginning in 2018, we began to measure emissions embedded in our purchased goods and services.

Since establishing our baseline emissions in 2013, we have shrunk our carbon footprint by every measure. We reduced carbon emissions in absolute terms, as well as intensity per employee, revenue, and leased space (see graphic below). We achieved this ahead of our target. In 2020, ICF committed to set an ambitious science-based carbon-reduction target, an approach to a zero-carbon

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economy that boosts innovation and drives sustainable growth. Such targets are based on the concept of a global carbon budget that will limit global warming to well below 2°C. In March 2021, the Science Based Targets initiative approved our target, adding ICF to the list of pioneering companies driving change to a zero–carbon economy.

ICF Grows While Emissions Decline, 2013-2021

Emissions depicted include all of scope 1 and scope 2, plus a significant portion of scope 3, including emissions from business travel and employee commuting.*

* Does not include emissions from purchased goods and services, which we began estimating in 2018.

Our Strength is our People. People join ICF to make a difference and to work on impactful projects that change the world now and for generations to come. Attracting talent who want to make an impact and investing in the growth of our people to be their best selves is what sets us apart from our competition and helps us deliver outstanding results. We work hard to maintain a stimulating, supportive, and respectful environment for our 9,000+ employees where everyone can thrive and express themselves freely. The results of our recent employee engagement survey reinforced the strong culture that makes our employees want to stay and grow a career here. We’re proud that 86% of respondents believe their values aligned with the values of ICF and 87% of respondents feel they have a flexible schedule that meets their personal needs. Both of these results were a full 16% above industry average.

In 2022, we accelerated the transformation of our people plans, programs, and policies. We continued to implement a multi-pronged strategy to adapt with the evolving needs and expectations of our people. Our strategy focuses on evolving our culture with the changing world, optimizing our recruiting efforts to bring the best talent in to the organization, reimagining the talent experience as an employee, growing our total rewards offerings, and advancing in our diversity, equity, and inclusion (“DEI”) journey. We’re committed to enabling our employees to belong, grow, and thrive both personally and professionally.

Inclusion is a top priority. We have eight Employee Community Networks (“ECNs”) to foster support, networking, mentoring, professional development, community outreach, and business impact. One in four of our employees are involved in at least one ECN. We have also put in place a deliberate and results-focused DEI recruiting strategy to attract top talent from diverse recruiting sources to ICF. Explore our 2022 Inclusion Report to learn more about our continued journey and the strength of our inclusive culture.

Recognized Diversity Leader

As a purpose-driven company with a strong culture and underlying values, we prize diversity, opportunity, equality and respect. And because of that, ICF was recognized by Forbes Magazine in 2022 and 2021 as one of America’s Best Employers for Diversity. Forbes’ recognition highlights our strengthened commitment to inclusion.

We enable our employees to grow their personal and professional skills through experiential learning, formal training, and mentoring opportunities. We encourage our employees to be well-rounded and to drive their own career growth. We encourage

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CORPORATE GOVERNANCE AND BOARD MATTERS

quarterly impact conversations between employees and managers that are future-looking conversations focused on growth and career development opportunities. We also deliver customized, blended digital and instructor-led programs in key topics like business development, project management, and people management. Our learning catalog has over 30,000+ training courses available and we also offer tuition reimbursement. In 2022, our annual mentoring program had its largest cohort with 515 mentoring pairs. A key focus area this year was to continue building our pipeline of tomorrow’s leaders. We expanded our leadership development curriculum and were able to triple our reach to emerging leaders at various stages of their career.

We want to help employees thrive physically and professionally, find emotional balance, build financial security, and stay connected. This year we launched a wellbeing platform, powered by Virgin Pulse. Nearly 40% of eligible employees are active on the platform, more than triple the vendor’s benchmark during the first year of implementation. We conducted four company-wide challenges this year. One challenge resulted in over 47 million steps, equating to nearly one loop around our globe. When our employees are at their best, it impacts how they engage at work, with their family, and the larger community.

Advancing Global Goals. ICF is a signatory of the UN Global Compact on human rights, labor, environment, and anti-corruption. We are committed to making these principles part of our strategy, culture, and day-to-day operations. Through our operations, client services, and philanthropy, we champion the UN Sustainable Development Goals. With our clients, we are tackling climate change, improving health and education, reducing injustice and inequality, and spurring economic growth. The exhibit below provides a snapshot of our support for the UN Sustainable Development Goals (“SDGs”).

ICF Makes Progress toward	1 NO POVERTY Building economically sustainable communities following disasters	2 ZERO HUNGER Addressing malnutrition, hunger, and food insecurity through data
3 GOOD HEALTH AND WELL-BEING Strengthening defenses against infectious diseases	4 QUALITY EDUCATION Evaluating literacy education programs	5 GENDER EQUALITY Supporting better health strategies with gender data
6 CLEAN WATER AND SANITATION Protecting, ensuring, and planning for clean, safe water for the future	7 AFFORDABLE AND CLEAN ENERGY Driving adoption of energy-efficient lighting, appliances, and thermostats	8 DECENT WORK AND ECONOMIC GROWTH Tackling unemployment
9 INDUSTRY, INNOVATION, AND INFRASTRUCTURE Integrating flood risk into transportation infrastructure decisions	10 REDUCED INEQUALITIES Addressing family resilience, race equity, diversity, and inclusion	11 SUSTAINABLE CITIES AND COMMUNITIES Developing climate action plans for regions, cities, and businesses
12 RESPONSIBLE CONSUMPTION AND PRODUCTION Helping emerging markets achieve clean development goals	13 CLIMATE ACTION Building a sustainable and low-carbon future	14 LIFE BELOW WATER Managing the most pressing fish- and water-related issues
15 LIFE ON LAND Protecting, conserving, and preserving natural resources and biodiversity	16 PEACE, JUSTICE, AND STRONG INSTITUTIONS Bolstering government efforts to end child and forced labor	17 PARTNERSHIPS FOR THE GOALS Helping development organizations and their beneficiaries measure impact and improve effectiveness

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EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

The following table includes information with respect to the individuals who served as our executive officers as of April 3, 2023.

The age indicated for each individual is as of December 31, 2022.

Name	Age	Title

John Wasson	61	Chair, President and Chief Executive Officer

James Morgan	57	Executive Vice President and Chief Operating Officer

Barry Broadus	63	Senior Vice President and Chief Financial Officer

Anne Choate	49	Executive Vice President – Energy, Environment and Infrastructure

Mark Lee	49	Executive Vice President – Chief Technology Executive

Ranjit Chadha	52	Vice President and Corporate Controller, Principal Accounting Officer

Names in BOLD are named executive officers for the Company.

Biographical information for Mr. Wasson can be found on his director page in Proposal 1.

James Morgan served as the Company’s Executive Vice President and Chief Financial Officer (“CFO”) from the time he joined the Company in 2012 until February 2020, when he became Executive Vice President and Chief of Business Operations (“CBO”). In June 2022, Mr. Morgan became Executive Vice President and Chief Operating Officer (“COO”). From 2011 until his employment by the Company, Mr. Morgan served as a member of the Board of Directors and as the Executive Vice President and Chief Financial Officer of Serco, Inc., a division of Serco Group PLC. From 1993 until 2011, Mr. Morgan held a number of positions at Science Applications International Corporation (“SAIC”); in particular, Senior Vice President and Senior Financial Officer, Strategic and Operational Finance from 2005 until 2011 and Senior Vice President, Business Transformation Officer from 2008 until 2011. Previously, Mr. Morgan was an Experienced Senior Consultant in the Special Services and Contracting Group at Arthur Andersen & Company. Mr. Morgan received his Bachelor of Science in Accounting from North Carolina State University and his Master of Business Administration from George Washington University. Mr. Morgan has been a Certified Public Accountant; his license is currently inactive.

Barry Broadus assumed the position of the Company’s CFO on February 28, 2022, after serving as Senior Vice President, Finance & Special Projects since joining ICF. Mr. Broadus has more than 35 years of financial, executive, and management experience, including over 26 years in the U.S. Federal Government Services sector. Before joining ICF, Mr. Broadus served as the Chief Financial Officer of Dovel Technologies from 2019 to 2021. Previously, Mr. Broadus served as Chief Financial Officer of SRI International from 2018 to 2019, Constellis from 2016 to 2017, and Alion Science and Technology from 2012 to 2016. He has held senior financial positions with SAIC from 2004 to 2008 and EDS from 1986 to 1999. Currently, Mr. Broadus also serves on the American Systems Board of Directors which he joined in 2017. Mr. Broadus was appointed as the Chairman of the Audit and Finance Committee and is a member of the Board’s Human Resources Committee. Mr. Broadus holds a Bachelor of Science degree in Commerce and Business Administration from the University of Alabama and is a licensed Certified Public Accountant in the Commonwealth of Virginia; his license is currently inactive.

Mark Lee serves as Executive Vice President and Chief Technology Executive, a role he assumed in January 2023. In that position, he oversees technology at ICF, including both its client-facing technology business, as well as its enterprise CTO function. He joined ICF in 1997 and has held a variety of key leadership positions during his over 25-year tenure, including Executive Vice President, Public Sector Group Leader, from May 2019 through December 2022, where he led ICF’s support for federal, state and local agencies in areas including health, resilience, environment, technology, cyber security, communications and social programs; and Senior Vice President, Public Sector Group from January 2018 through May 2019, where he was the Business Development leader for the Group and led ICF’s growing Disaster Management division. Mr. Lee holds a Master of Science and a Bachelor of Science in Public Health from the University of North Carolina at Chapel Hill.

Anne Choate serves as Executive Vice President of the Energy, Environment and Infrastructure Operating Group, a role she assumed in March 2022. In that position, she oversees a team that advises commercial federal, state and local clients on energy markets, climate change, clean energy, environmental planning, conservation, transportation planning and disaster management. Prior to her promotion in March 2022, Ms. Choate served in the following positions at ICF: Senior Vice President, Group Leader of Energy, Environment and Infrastructure from January 2020 to March 2022. Prior to leading that Group, Ms. Choate was Senior Vice President and Division Leader, overseeing ICF’s work on social programs, international

45

EXECUTIVE OFFICERS OF THE COMPANY

development and federally focused work on energy, climate and transportation, from September 1995 to January 2020. Ms. Choate joined ICF in 1995, after working with the Environmental Protection Agency’s Office of Air Quality Planning and Standards. Over her career, Ms. Choate has supported decarbonization planning and carbon target-setting activities for federal, state and commercial clients, as well as leading resiliency efforts for multiple cities and investor-owned utilities. She is a member of the Standing Committee on Extreme Weather and Climate Change Adaptation under the national Academies of Science/Transportation Research Board, and was an author of the National Climate Assessment, released in 2018. Ms. Choate holds a Master of Science in Environmental Science from Johns Hopkins University and a Bachelor of Arts in Environmental Science and Policy from Duke University.

Ranjit S. Chadha assumed the position of Vice President, Corporate Controller and Principal Accounting Officer for the Company on April 1, 2023, after joining the Company in October

2022, as Interim Controller. Prior to joining the Company, Mr. Chadha served as Chief Accounting Officer at Dentsply Sirona Inc., a publicly-traded global dental equipment and supplies manufacturing company from August 2020 until September 2022. Prior to joining Dentsply Sirona Inc., Mr. Chadha served as Senior Vice President, Corporate Financial Planning & Analysis and as Corporate Controller at Leidos, a publicly-traded Fortune 500 aerospace and defense company from April 2016 until April 2020. Prior to Leidos, Mr. Chadha held several positions at Computer Sciences Corporates (aka DXC Technology) from 2009 until 2015. Mr. Chadha began his career with PricewaterhouseCoopers. Mr. Chadha holds a Bachelor of Science in Mathematics, Physics and Chemistry from St. Stephens College in Delhi, India. He is also a Certified Public Accountant and a Chartered Accountant from the Institute of Chartered Accountants of India.

46

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 3, 2023, by:

●	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;

●	each of our directors and nominees for director;

●	each person who was a NEO; and

●	all of our directors and executive officers as a group.

The percentages shown in the following table are based on 18,788,082 shares of common stock outstanding as of April 3, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options, RSUs and PSAs held by that person that were exercisable as of April 3, 2023, or within 60 days of that date. The shares issuable under those options, RSUs and PSAs are treated as if they were outstanding for computing the percentage ownership of the person holding those options, RSUs or PSAs, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties. Unless otherwise indicated, the address of each person is: c/o ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia 20190.

	Shares beneficially owned
Name and Address of Beneficial Owner	Number	Percentage
Directors, Nominee & Executive Officers
John Wasson (1)	93,669	*
James Morgan	44,743	*
Barry Broadus	876	*
Anne Choate	3,775	*
Mark Lee	7,340	*
Marilyn Crouther	4,586	*
Dr. Srikant Datar (2)	42,704	*
Cheryl Grisé (3)	27,177	*
Randall Mehl	13,478	*
Scott Salmirs	3,127	*
Michael Van Handel	16,258	*
Dr. Michelle Williams	2225	*
Directors, Director Nominees and Executive Officers as a group (13 persons)	259,958	1.38%
Beneficial Owners Holding More Than 5%
BlackRock, Inc. and subsidiaries as a group (4) 55 East 52nd Street New York, NY 10055	1,417,152	7.5%
Dimensional Fund Advisors LP (5) Building One, 6300 Bee Cave Road Austin, TX 78746	1,276,417	6.8%
Silvercrest Asset Management Group LLC and subsidiaries as a group (6) 1330 Avenue of the Americas, 38th Floor New York, NY 10019	1,036,146	5.5%
The Vanguard Group (7) 100 Vanguard Boulevard Malvern, PA 19355	963,584	5.11%

*	Represents beneficial ownership of less than 1%.

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SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

(1)	The total number of shares listed as beneficially owned by John Wasson includes 75,540 shares of common stock held in two family trusts and 716 shares held indirectly by his spouse.

(2)

The total number of shares listed as beneficially owned by Dr. Srikant Datar includes 40,279 shares of common stock held in two estate planning limited liability companies, of which Dr. Datar is a co-manager.

(3)	The total number of shares listed as beneficially owned by Cheryl Grisé includes 10,600 shares of common stock that are held indirectly in a trust.

(4)

Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 7, 2023, BlackRock beneficially owned 1,417,152 shares of common stock as of December 31, 2022, with sole voting power over 1,390,507 shares, shared voting power over no shares, sole dispositive power over 1,417,152 shares and shared dispositive power over no shares.

(5)

Based upon information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional Funds”) with the SEC on February 10, 2023, Dimensional Funds beneficially owned 1,276,417 shares of common stock as of December 31, 2022, with sole voting power over 1,258,554 shares, shared voting power over no shares, sole dispositive power over 1,276,417 shares and shared dispositive power over no shares.

(6)

Based upon information contained in the Schedule 13G/A filed by Silvercrest Asset Management Group LLC (“Silvercrest”) with the SEC on February 14, 2023, Silvercrest beneficially owned 1,036,146 shares of common stock as of December 31, 2022, with sole voting power over no shares, shared voting power over 1,036,146 shares, sole dispositive power over no shares and shared dispositive power over 1,036,146 shares.

(7)

Based upon information contained in the Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 9, 2023, Vanguard beneficially owned 963,584 shares of common stock as of December 31, 2020, with sole voting power over no shares, shared voting power over 26,020 shares, sole dispositive power over 922,462 shares and shared dispositive power over 41,122 shares.

48

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

49

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

NEOs

● John Wasson, Chair, President and CEO

● James Morgan, Executive Vice President and COO

● Barry Broadus, Senior Vice President and CFO

● Mark Lee, Executive Vice President

● Anne Choate, Executive Vice President

In this section, we describe the material components of the Company’s executive compensation program for our NEOs, whose compensation is set forth in the 2022 Summary Compensation Table and other compensation tables contained in this Proxy Statement.

We also provide an overview of our executive compensation philosophy and executive compensation program. In addition, we explain how and why the Human Capital Committee (for purposes of this CD&A, the “Committee”) arrived at the specific compensation decisions regarding our NEOs for fiscal year 2022.

The Committee has responsibility for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy. The Committee strives to ensure that the total compensation paid to the Company’s executives is fair, reasonable, and competitive. The types of compensation and benefits provided to the Company’s NEOs are similar to those provided to other members of the Company’s executive leadership team.

Fiscal 2022 – Financial Highlights

In 2022, ICF won a record $2.3 billion in contract awards, laying the foundation for strong future growth. Financial highlights for 2022 included the following:

●	Total revenues increased 14.6% to $1.78 billion.

●	Service revenue increased 15.8% to $1.29 billion.

●	Operating income decreased 2.0% to $108.8 million.

●	Net income decreased 9.7% to $64.2 million.

●

Diluted earnings per shares (“EPS”) was $3.38 for 2022, inclusive of $1.31 of tax-effected special charges, of which the overwhelming majority were facility, severance, and mergers and acquisitions-related charges. This compares to $3.72 per diluted share for 2021, inclusive of $0.63 of tax-effected special charges.

We implemented a return-to-office strategy to provide employees the opportunity to return to our offices as they re-opened in 2022. To prepare, we provided information and resources to our managers and set up technology in offices to ensure a productive hybrid work environment.

Compensation Highlights

The Committee took the following actions during fiscal year 2022 and at the beginning of fiscal year 2023 to maintain governance best practices and the pay-for-performance nature of our executive compensation program:

●

Continued utilizing performance share awards (“PSAs”) as a key component of ICF’s long-term incentive program. PSAs are performance contingent awards under which executives may earn shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term and align executives’ interests with the interests of long-term stockholders.

●

Conducted an annual review to ensure compliance with stock ownership guidelines for our NEOs. As of April 3, 2023, each NEO met the stock ownership guidelines or is expected to meet the applicable stock ownership guidelines within the specified time period.

●

Continued the performance focus in the Company’s Annual Incentive Plan (as defined below), rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level.

●	Continued the annual review of NEO compensation against best practices and market data.

●

Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices. The peer group and other market data from nationwide salary services are used to provide a relevant basis for determining executive pay levels.

●

Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance named executive officer compensation program (“Say on Pay”). The Say on Pay vote at the Annual Meeting (Proposal 3) will be the thirteenth consecutive annual Say on Pay vote by stockholders.

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EXECUTIVE COMPENSATION

Stockholder-Aligned Executive Compensation Practices

The Company implements and maintains leading practices in its executive compensation programs as outlined below:

What We Do

✓	Our pay-for-performance named executive compensation program is presented for a non-binding advisory vote during the annual meeting of stockholders.

✓	Target compensation is analyzed and compared against peer data and regressed market-based benchmarks. Actual compensation may increase or decrease depending on performance.

✓

Our selection of peer companies is balanced so the Company’s revenue is close to the median of the peer group. The peer group is reviewed annually to ensure appropriate companies are included and others removed if involved in mergers and acquisitions.

✓	The Committee has engaged an independent compensation consultant.

✓	We require one (1) year minimum vesting for our equity awards, except for grants totaling no more than a maximum of five percent (5%) of the shares available for grant.

✓	Our annual equity award grants provide for vesting over three (3) years for RSUs and PSAs.

✓	All NEOs and other designated executive officers are subject to stock ownership requirements which further align their interests with stockholders.

✓	The severance agreements with the NEOs include a “double-trigger” for any severance benefits payable following a change of control.

✓

Our 2018 Incentive Plan includes “double trigger” accelerated vesting for equity awards in the event of a change of control of the Company plus termination within twenty-four (24) months following the change of control for our NEOs.

✓	Our clawback policy covers cash and equity awards and applies to all employees.

✓	Severance arrangements with NEOs except the CEO include additional “clawback” provisions.

✓	We have no material perquisites.

✓	We review tally sheets for each executive annually to ensure there is sufficient retention capability built into the pay package, and that the NEOs have similar interests as stockholders.

What We Don’t Do

×	Our executive officers and directors are prohibited from hedging Company shares.

×

Individual equity grant agreements prohibit the pledging or assignment of stock grants. We have also adopted the Hedging and Pledging Policy that has full restrictions on pledging, assignment of stock grants and establishment of margin accounts.

×	Our 2018 Incentive Plan prohibits the repricing of equity awards or cash-buyout of underwater stock options and PSAs.

×	Our 2018 Incentive Plan does not allow the recycling of shares used to exercise options or sold to pay withholding taxes.

×	We do not issue dividend payments on unvested equity awards.

×	We do not provide tax gross-ups.

Compensation Philosophy and Objectives

The fundamental objectives of the Company’s compensation philosophy remain:

Reward performance and contribution to our business. Our compensation programs are designed to reward extraordinary performance with higher compensation. Likewise, where individual performance falls short of expectations and/or Company performance lags behind budgeted plan performance, the programs deliver lower or no payouts.

Pay-for-performance and retention must be balanced. Although performance is a key element of the Company’s compensation philosophy, in order to attract and retain a highly skilled work force we must remain competitive with the pay of our peer companies with which we compete for talent. We assess competitiveness using a peer group where the Company’s revenue is close to the peer group median. In addition, we review market benchmarks for pay across several large global compensation surveys, regressed for our company size.

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EXECUTIVE COMPENSATION

Compensation should be aligned with stockholder interests. Key employees should receive a substantial proportion of their compensation as equity in order to align their individual financial interests with the financial interests of our stockholders.

The relationship between overall Company goals and each individual’s personal goals should be clear. Employees should be able to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly by contributions to the business unit and the Company achieving strategic and operational goals.

Provide no material perquisites for NEOs. Our compensation programs include only those perquisites commonly provided to attract and retain the NEOs and/or improve a NEO’s ability to carry out responsibilities safely and effectively.

Guidelines for ICF’s Executive Officer Compensation Program

Development of Financial/Strategic Performance Goals. Each year, Company management presents its budget, revenue forecast, and strategy to the Board in the November/December timeframe, allowing the Board and management to develop a consensus on financial and strategic goals for the following year. These goals are reflected in the compensation program for the following year and the metrics that will drive individual performance goals, total compensation targets and actual compensation levels.

52

EXECUTIVE COMPENSATION

Elements of Compensation Program. Consistent with prior years, the principal components of our NEOs’ 2022 compensation included: (i) base salary, (ii) short-term incentive or bonus (our Annual Incentive Plan, as defined below) and (iii) long-term incentive equity awards. The following table outlines the key components of our compensation program for our NEOs (excluding health and similar benefits, which are generally available to all employees).

	Compensation Element	Purpose	Design
Fixed Component	Base Salary	Provide a pay opportunity that is generally competitive with other companies with which we compete for talent	Based on performance, length of time in position and pay relative to market

Short-Term Incentive Performance-Based Component	Annual Incentive Plan

Optimize the profitability and growth of the Company through incentives consistent with the Company’s goals

Link and align the personal interests of participants with an incentive for excellence in individual performance

Promote collaboration and teamwork

Financial performance targets are established at the beginning of each fiscal year

Actual awards will be based on the performance of the Company and the executive against the fiscal year’s goals

80% of award based on financial targets and 20% based on individual performance

Long-Term Incentive Performance-Based Component	Long-Term Incentive Equity Awards

Enhance the link between the creation of stockholder value and long-term executive incentive compensation

Encourage participants to focus on long-term Company performance

Provide an opportunity for increased equity ownership by executives

Provide a retention tool for key talent

Grants are performance-based and service-based as follows:

50% performance

50% retention

50% of award = PSAs with 3-year cliff vesting based on performance metrics

•  2-year adjusted EPS goal

•  3-year rTSR goal as a modifier

50% of award = RSUs with back-loaded 3-year vesting at 25%, 25%, 50% per year

Actual pay vs. target for the short-term incentive and the long-term incentive, and the resulting mix of pay components versus target mix, will vary due to the performance of the Company and the NEOs. This provides the Committee flexibility in awarding incentive compensation and making pay adjustments to maintain competitive levels of total compensation. For each NEO, the Committee reviews a tally sheet which assigns a dollar amount to each identified compensation element as well as current and potential wealth accumulation based on outstanding equity awards. The Committee believes the tally sheet is a useful tool to ensure there is sufficient retention capability built into existing pay packages and that the NEOs have a stake in the Company’s performance, consistent with the interests of Company stockholders.

53

EXECUTIVE COMPENSATION

Assessment of Annual Performance.

For purposes of compensation awards:

The Committee reviewed various performance summaries and reports and made recommendations to the Board regarding compensation for the Chair, President and CEO (for purposes of this CD&A, the “CEO”). In the case of executives other than the CEO, the CEO reviewed the performance of the executive team, provided a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and made recommendations to the Committee based on these reviews and an analysis of competitive market data. The Committee took this input into account when determining compensation for other NEOs.

Impact of Acquisitions. Because strategic merger and acquisition transactions have historically been an integral element of the Company’s growth strategy, our executive compensation structure reflects the time and effort needed to successfully identify, negotiate and integrate acquisitions. Typically, our executives are rewarded for this element through share price appreciation in the long-term incentive component rather than receiving an explicit cash award tied to merger and acquisition transactions. However, should a transaction exceed 10% of the Company’s prior year’s gross revenue, then, based on the timing and size of the acquisition, executives may be given an opportunity to earn an extra short-term incentive with no change in previously established performance targets.

Implementing Our Objectives

Use of Market Data

ICF uses regressed survey data from several globally recognized compensation surveys to supplement peer group data. This is especially helpful in addressing NEO roles other than the CEO and CFO role. The other executive roles are not always consistent with the third, fourth and fifth paid NEOs in proxy filings of our peers in the peer group. Therefore, market data is reviewed to support the peer group data.

Use of Peer Company Data

The Committee annually reviews our peer group and the methodology for choosing participating companies. The five (5) guiding principles used for the selection of peer companies are:

●

Size: We aim for the overall peer group median to approximate our revenue, and we generally select peers between 0.5x to 2.5x of our revenue. In some instances, a peer may fall outside this range if it is otherwise deemed a strong business and talent comparator.

●	Similar business characteristics: Selected peer companies either compete with us or have similar market demands.

●	Talent pool: Selected peer companies compete with us for talent.

●	External constituents: Some selected peer companies were named by our equity research analysts as peers or are other companies that identify ICF as a peer.

●

Sectors: In addition to focusing on Professional Services (our designated Global Industry Classification Standard), other relevant sectors, including IT Services, Health Care Technology and Commercial Services were also reviewed.

We believe the companies selected for our 2022 peer group, as listed below (the “2022 Peer Group”), continue to reflect our current mix of services.

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EXECUTIVE COMPENSATION

The following companies were used in Fall 2021 to assist with fiscal year 2022 pay decisions as our 2022 Peer Group.

Number	Company Name	2022 Revenue (1) (millions)

1	Booz Allen Hamilton Holding Corporation	$8,364

2	Science Applications International Corporation	7,704

3	CACI International Inc.	6,203

4	Maximus, Inc.	4,631

5	Tetra Tech, Inc.	3,504

6	FTI Consulting Inc.	3,029

7	Unisys Corporation	1,980

	ICF International, Inc.	1,780

8	CBIZ, Inc.	1,412

9	Huron Consulting Group Inc.	1,159

10	VSE Corporation	950

11	Resources Connection, Inc.	805

12	CRA International Inc.	591

13	Exponent Inc.	513

14	ManTech International Corporation	*

Based on each company’s respective most recently completed fiscal year-end.

* ManTech International Corporation was removed from the 2022 Peer Group after being acquired by Carlyle during 2022.

Annual Compensation Practice Review

In anticipation of the upcoming executive compensation review cycle, the Committee continued its engagement of Aon Human Capital Solutions Practice, a division of Aon plc (“Aon”), as its independent compensation consultant to assist the Committee in reviewing the Company’s compensation policies and practices for 2022. In particular, the Committee asked Aon to discuss current executive compensation trends and provide feedback regarding management’s competitive assessment for executive positions. For additional information regarding Aon and its relationship with the Committee see “Role of Compensation Consultants in Compensation Decisions” below.

In making its compensation determinations, the Committee reviewed and assessed the analysis and recommendations of Company management. The Committee also requested the views of Aon and obtained an assessment of management’s analysis from management’s executive compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”). In connection with its evaluation of management’s recommendations, as well as its discussions with Aon and Semler Brossy, the Committee determined that, while the peer group compensation data was the appropriate primary focus, the Company does compete with many other companies for top executive-level talent. Thus, the peer group assessment is just one of many inputs into the Committee’s decisions.

Role of Management in Compensation Decisions. In early 2022, the Committee made compensation determinations for all NEOs with respect to 2022 compensation. In the case of executives other than the CEO, the CEO reviewed the performance of the executive team, provided a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and made recommendations to the Committee based on these reviews and an analysis of competitive market data. The Committee considered the performance of the Company and of the CEO and made recommendations to the Board regarding their compensation. The Committee took into account input from the CEO with respect to the approval of compensation for the other NEOs.

In late February 2023, the Committee made compensation determinations for all NEOs with respect to 2023 compensation.

Role of Compensation Consultants in Compensation Decisions. In retaining Aon in 2022, the Committee determined, and periodically re-assesses such determination, that Aon’s engagement does not present any conflicts of interest. In making this determination, the Committee considered the following factors, consistent with SEC requirements:

(i)	the provision of other services to the Company by Aon (including, without limitation, the engagement of Aon by the Governance and Nominating Committee);

(ii)	the fees to be paid to Aon by the Committee and by the Governance and Nominating Committee;

(iii)	the policies and procedures of Aon that are designed to prevent conflicts of interest;

(iv)	any business or personal relationship between Aon and a member of the Committee;

(v)	any stock of the Company owned by Aon or the Aon personnel providing services to the Committee; and

(vi)	any business or personal relationships between the executive officers of the Company and Aon or the Aon personnel providing services to the Committee.

The Committee’s charter provides the Committee with sole authority to retain, terminate and approve fees of a compensation consultant to the Committee and that all such fees, as determined by the Committee, shall be paid by the Company.

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EXECUTIVE COMPENSATION

In 2022, Aon continued to serve in an advisory capacity to review and discuss with the Committee and/or the Committee Chair the competitive assessment performed by the Company’s management, offer suggestions, and provide insight into market compensation trends.

In addition, as noted above, management retained Semler Brossy to assist in developing its recommendations to the Committee regarding compensation benchmarking, compensation practices, short-term incentive design, and long-term incentive design, particularly the Performance Share Program.

The Committee considered management’s assessment and recommendations, as well as the information provided by both Aon and Semler Brossy (with respect to management’s assessment), in making its compensation determinations. However, as specified in its charter, the Committee retains final approval of all material elements of executive compensation, with the exception of the CEO compensation, which is approved by the Board.

2022 Say on Pay Vote

At the Company’s 2022 annual meeting of stockholders, approximately 97% of the votes cast on the Say on Pay proposal were voted in favor of our overall pay-for-performance NEO compensation program. The Human Capital Committee and the Board believe this affirms the stockholders’ strong support of the Company’s approach to NEO compensation.

Executive Compensation Components

For the fiscal year ended December 31, 2022, the principal components of compensation for our NEOs included: (i) base salary; (ii) short-term incentive (our Annual Incentive Plan); and (iii) long-term incentive equity awards.

For the NEOs, the Committee has discretion with respect to the size, types, amounts, and principal components of compensation,

and, in the case of cash bonuses and equity awards, whether to make any available. For incentive compensation, the Committee establishes pre-determined percentage weights for each component of the Annual Incentive Plan, and pre-determined percentage weights for equity awards. The following section summarizes the role of each compensation component and how decisions are made for the NEOs.

Base Salary

The Committee annually reviews the salaries of our NEOs. In considering salary adjustments, the Committee takes into account individual performance, years of experience in the role and changes in job responsibilities. All amounts were determined considering performance and market alignment with peer group and market survey data. Annual base salaries for 2021 and 2022 are shown below. The larger increase for Mr. Wasson was to acknowledge his continued development in the CEO role since his appointment in late 2019 and to move his base salary closer to the median pay in peer group and market survey data.

ANNUAL BASE SALARY
Executive	2021 Base Salary	2022 Base Salary	2022% Increase
John Wasson	$900,000	$970,000	7.78%
James Morgan	$590,929	$616,044	4.25%
Barry Broadus (1)	N/A	$450,000	N/A
Anne Choate (1)	N/A	$475,175	N/A
Mark Lee	$467,500	$486,200	4.00%
Bettina Welsh (2)	$451,000	$451,000	0.00%

(1) In 2022, Mr. Broadus and Ms. Choate became NEOs.

(2) Ms. Welsh stepped down as CFO in February 2022 and served in an advisory capacity for transition of her duties until she departed ICF in April 2022.

Short-Term Incentive Compensation

Both cash bonuses and equity awards are made pursuant to our 2018 Incentive Plan. The 2018 Incentive Plan is designed to: (i) optimize the profitability and growth of the Company through incentives consistent with the Company’s goals; (ii) link and align the personal interests of participants with an incentive for excellence in individual performance; and (iii) promote teamwork.

Annual Incentive Plan for 2022. Based on the market alignment with peer group, market survey data, and performance the Committee concluded that target cash incentive awards as a percentage of base salary for the 2022 Company’s short-term incentive or management bonus program (the “Annual Incentive Plan”) would remain generally the same in 2022 as they were in 2021, except for a competitive market update for the CEO, as shown below.

ANNUAL INCENTIVE PLAN TARGETS (as a percentage of Base Salary)
Executive	2021 Target	2022 Target
John Wasson	110%	115%
James Morgan	70%	70%
Barry Broadus (1)	N/A	70%
Anne Choate (1)	N/A	50%
Mark Lee	50%	50%
Bettina Welsh (2)	70%	N/A

(1) In 2022, Mr. Broadus and Ms. Choate became NEOs.

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EXECUTIVE COMPENSATION

(2) In 2022, Ms. Welsh stepped down as CFO and served in an advisory capacity for transition of her duties until she departed ICF.

Consistent with prior years, our 2022 Annual Incentive Plan is weighted eighty percent (80%) on financial performance tied to financial and strategic goals and weighted twenty percent (20%) on individual performance. The individual portion is contingent on achievement of non-financial goals approved by the Committee. The Committee sets each of the goals at levels that it believes are attainable, but which still require consistently high-level performance by each executive.

The financial portion (80%) for NEOs excluding Mr. Lee and Ms. Choate is based on the following:

2022 FINANCIAL PERFORMANCE FACTORS - CORPORATE

	Performance Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	50%
Company Gross Revenue	80% - 125%	40%	100%	125%	30%
Total Financial Goals:					80%

The financial portion (80%) for Mr. Lee and Ms. Choate as Group Leaders is based on the following:

2022 FINANCIAL PERFORMANCE FACTORS – GROUP LEADER

	Performance Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	30%
Company Gross Revenue	80% - 125%	40%	100%	125%	15%
Group Gross Revenue	80% - 125%	40%	100%	125%	10%
Group Operating Margin	85% - 115%	50%	100%	200%	25%
Total Financial Goals:					80%

For 2022, we maintained a performance threshold for Gross Revenue of 80%, which allows for a 40% payout. Performance was measured on a straight-line interpolation between 2022 threshold of 80% and original threshold of 90%, and any performance above 90% was measured on the straight-line interpolation between 90% and 125%. The current performance threshold and payout factor for EPS remained unchanged.

Performance between threshold and maximum levels for the 2022 Annual Incentive Plan is determined by straight-line interpolation between the targeted amounts. Performance below any threshold level results in no bonus amount for that performance factor.

The 2022 Company performance factors and actual results, as described herein, are shown in the following table. Group specific goals are not disclosed, as doing so could cause competitive harm.

2022 FINANCIAL PERFORMANCE GOALS

	2022(2)

	Threshold	Target	Maximum	Actual

Adjusted EPS (1)	$4.50	5.29	6.09	5.36

Company Gross Revenue	$1,384.3	1,730.4	2,163.0	1,780.0

(1) See attached Annex A to this Proxy Statement for a description of the GAAP reconciliation.

(2) All numbers except adjusted EPS are in $ millions and rounded up.

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EXECUTIVE COMPENSATION

Based on the Committee’s approval of adjusted financial results, the financial portion of the 2022 Annual Incentive Plan was earned as follows:

FINANCIAL PERFORMANCE FACTORS – RESULTS

Executive	Target	Actual
John Wasson	80%	85.1%
James Morgan	80%	85.1%
Barry Broadus (1)	80%	85.1%
Anne Choate (1,2)	80%	78.2%
Mark Lee (2)	80%	87.4%
Bettina Welsh (3)	N/A	N/A
(1)	In 2022, Mr. Broadus and Ms. Choate became NEOs.

(2)	Ms. Choate and Mr. Lee’s actual results are slightly different due to Group performance factors.

(3)	In 2022, Ms. Welsh stepped down as CFO and served in an advisory capacity for transition of her duties until she departed ICF.

With respect to each NEO’s individual performance, the Committee’s payout determinations considered each executive’s contributions toward the individual non-financial goals established at the start of the year. Each NEO was assigned individual goals, including, but not limited to:

•	Implement strategic organic growth initiatives and identification and successful integration of acquisitions;

•	Evolve enterprise systems, technology and processes with measurable impacts; and

•	Ensure ICF has an appropriate depth of talent ready to succeed the top two levels of senior leaders.

In addition, Messrs. Wasson and Morgan have specific goals related to ESG factors, to enhance and communicate our commitment to a more sustainable planet and enhance the lives of our employees in the communities we serve.

The Committee approved the following results for the individual performance portion of the NEOs’ compensation as follows:

INDIVIDUAL PERFORMANCE FACTORS – RESULTS

Executive	Target	Actual
John Wasson	20%	15.3%
James Morgan	20%	17.0%
Barry Broadus (1)	20%	14.0%
Anne Choate (1)	20%	16.7%
Mark Lee	20%	16.0%
Bettina Welsh (2)	N/A	N/A

(1)	In 2022, Mr. Broadus and Ms. Choate became NEOs.

(2)	In 2022, Ms. Welsh stepped down as CFO and served in an advisory capacity for transition of her duties until she departed ICF.

The combination of financial and individual performance results, as approved by the Committee, resulted in the following 2022 Annual Incentive Plan earned amounts, paid in cash:

Executive	Actual Results as % of Target	2022 Bonus
John Wasson	100.4%	$1,119,914
James Morgan	102.1%	$440,121
Barry Broadus	99.1%	$286,399
Anne Choate	94.8%	$225,338
Mark Lee	103.4%	$251,233
Bettina Welsh	N/A	N/A

Long-Term Incentive Equity Awards

Equity Awards. The long-term incentive equity awards component of the Company’s compensation program is designed to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	encourage participants to focus on long-term Company performance;

•	provide an opportunity for increased equity ownership by executives;
•	provide a retention tool for key talent; and

•	maintain competitive levels of long-term incentive compensation.

In determining awards to the NEOs, the Committee considers current value and projected share usage. Equity awards vary among participants based on their positions within the Company, their individual contributions, and the value they have added to the organization.

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EXECUTIVE COMPENSATION

The NEOs’ annual long-term equity award is divided evenly with 50% weight on RSUs and 50% weight on PSAs. RSUs are focused on executive retention with three-year time-based vesting requirements and are settled in shares. PSAs are tied to the Company’s compounded annual growth rate in adjusted EPS and the Company’s cumulative total stockholder return relative to its compensation peer group (“rTSR”) and are also settled in shares.

Performance Share Awards. The number of shares that the participant ultimately will receive in connection with a PSA is based on the Company’s performance during two (2) periods. The initial performance period (the “Initial Performance Period”) is two (2) years, from the beginning of year one to the end of the year two, and at the end of such period the PSA will be calculated based on Adjusted EPS (“PSA Adjusted EPS”). There will be no payout if PSA Adjusted EPS does not meet or exceed threshold performance.

Performance Level vs. Adjusted EPS Goal	% of Payout
Maximum	150%
Target	100%
Threshold	50%
<Threshold	0%

The secondary performance period (the “Secondary Performance Period”) is three (3) years, from the beginning of year one to the end of year three, with the PSA further calculated and paid out at the end of such period based on rTSR multiplied by the Adjusted EPS payout calculation.

rTSR Performance Level vs. Compensation Peer Group	Modifier of Adjusted EPS Result
Maximum – 75th percentile	125%
Target – 50th percentile	100%
Threshold – 25th percentile	75%

The PSA shares are eligible to vest only following the expiration of the Secondary Performance Period. Actual shares vested will be based on the actual financial measures and rTSR achieved within a range between 37.5% and 187.5% of the target number of shares. Performance between threshold and maximum will be determined by straight line interpolation between the targeted amounts.

The number of RSUs and PSAs awarded to an individual participant is determined by:

1.	Dividing the target dollar value of the annual equity grant by two (2) to determine the amount to be granted as RSUs, with the other half to be delivered as PSAs.

2.

Dividing the resulting RSU and PSA grant target values by the average share price of ICF stock over the twenty (20) day period preceding the grant date to arrive at the number of RSUs and PSAs to be granted, rounding down to the nearest whole share. The Committee approves annual awards at a pre-determined quarterly meeting of the Committee, and such awards are effective at a pre-determined date.

2022 Long-Term Equity Grants. In 2022, we continued the use of RSUs and PSAs. The RSUs have a three-year vesting schedule. The PSAs are tied to the Company’s PSA Adjusted EPS and rTSR. The Initial Performance Period began on January 1, 2022 and will end on December 31, 2023 (two (2) years), and at the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS. The Secondary Performance Period began on January 1, 2022 and will end on December 31, 2024 (three (3) years), with the PSA vesting further modified at the end of such period based on rTSR. The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period.

Following are the 2022 NEO long-term equity targets. The Committee approved changes for Messrs. Wasson, Morgan and Lee to bring total compensation closer to market median for their roles.

2022 EXECUTIVE LONG-TERM EQUITY TARGETS

EXECUTIVE	2021 EQUITY TARGET	2022 EQUITY TARGET
John Wasson	245%	270%
James Morgan	130%	155%
Barry Broadus (1)	N/A	125%
Anne Choate (1)	N/A	60%
Mark Lee	60%	70%
Bettina Welsh (2)	80%	N/A

(1) In 2022, Mr. Broadus and Ms. Choate became NEOs.

(2) In 2022, Ms. Welsh stepped down as CFO and served in an advisory capacity for transition of her duties until she departed ICF.

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EXECUTIVE COMPENSATION

The Committee approved the following 2022 long-term incentive equity awards for our NEOs.

	RSU EQUITY AWARDS (1)		PSA EQUITY AWARDS (1)		TOTAL EQUITY AWARDS

	Grant Date Fair Value	Underlying Shares (#)	Grant Date Fair Value	Underlying Shares (#)	Grant Date Fair Value	Underlying Shares (#)
John Wasson, Chair, President and CEO	$1,355,922	14,772	$1,388,125	14,772	$2,744,047	29,544
James Morgan, Executive Vice President and COO	494,289	5,385	506,028	5,385	1,000,317	10,770
Barry Broadus, Senior Vice President and CFO	498,236	5,428	298,073	3,172	796,309	8,600
Anne Choate, Executive Vice President – Energy, Environment and Infrastructure	122,999	1,340	125,920	1,340	248,919	2,680
Mark Lee, Executive Vice President and Chief Technology Executive	687,852	6,717	180,328	1,919	868,180	8,636
Bettina Welsh, Former Senior Vice President and CFO	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Represents the target grant date fair value computed in accordance with FASB ASC Topic 718.

2022 Other Awards Granted. In 2022, two other awards were granted to two executives taking on new roles. A sign-on grant was provided to Mr. Broadus on March 20, 2022, in connection with his employment as CFO, and a special grant was provided to Mr. Lee on November 8, 2022, to recognize his acceptance of the new role of Chief Technology Executive. Both grants were standard RSU grants with normal vesting of 25% after the first year, 25% after the second year, and 50% after the third anniversary of the date of grant.

2021 Performance Share Awards. In 2021, we granted PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2021, and ended on December 31, 2022.

In February 2023, the Committee met to review the Initial Performance Period EPS measurement and the proposed adjustments to reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS.

As a starting point, the Committee noted that the Company reported EPS of $3.38 for the fiscal year ended December 31, 2022. (See Annex B to this Proxy Statement). The Committee then reviewed and considered whether certain expenses should be excluded from the reported EPS. After discussion and deliberation, the Committee approved aggregate exclusions of approximately $29.0 million, or $1.11 per share, including the impact of taxes. The Committee also approved a negative adjustment in the amount of $0.01 to neutralize the positive impact of the ESAC acquisition, $0.09 per share to remove the positive impact of the SemanticsBits acquisition, and $0.03 to account for the positive impact of the Creative acquisition. The final adjustment was to add $0.06 to account for Blanton’s initial negative impact on Adjusted EPS for performance shares for the previously awarded 2021 grant.

The after-tax adjustments for the exclusions resulted in an adjustment to reported EPS of $1.04, or a PSA Adjusted EPS of $4.42 for purposes of determining calculations for the Initial Performance Period and for establishing the baseline EPS for the 2021 PSA grants. See attached Annex B to this Proxy Statement for a description of the GAAP reconciliation.

The Committee’s determination was between the Target and Maximum requirements, which were $4.30 and $4.63, respectively, and would generate a payout calculation of 117.3%, subject to the application of the Secondary Performance Period factor. The Secondary Performance Period began on January 1, 2021, and will end on December 31, 2023 (three (3) years). The PSAs are eligible to vest only following the expiration of the Secondary Performance Period.

2020 Performance Share Awards. In 2020, we granted PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2020 and ended on December 31, 2021.

In February 2022, the Committee approved the Initial Performance Period EPS measurement and the adjustments to reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS. The Committee’s determination was between the Target and Maximum requirements, which were $4.16 and $4.49, respectively, and would generate a payout calculation of 116.9% subject to the application of the Secondary Performance Period factor. The Secondary Performance Period began on January 1, 2020 and ended on December 31, 2022 (three (3) years). The PSAs are eligible to vest only following the expiration of the Secondary Performance Period.

The Company engaged Aon to calculate its cumulative total stockholder return over the Performance Period relative to its Peer Group. It was measured by (a) the sum of (i) the Company’s Average Stock Price (for the 45 day trading period ending December 31, 2022), and (ii) the cumulative amount of dividends declared during the Performance Period, assuming dividend reinvestment on the ex-dividend date, divided by (B) the Company’s Average Stock Price at the beginning of the Performance Period (for the 45 day trading period ending December 31, 2019); provided, that for purposes of calculating rTSR percentile rank, the Company is excluded from the Peer Group. Aon calculated the Company’s total stockholder return at the 23rd percentile of the group resulting in a 75% rTSR vesting modifier to the PSA Adjusted EPS calculation of 116.9%, resulting in a total of approximately 87.6% of target shares vested. The Committee approved and certified the calculation, and the vested shares were released in January 2023.

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EXECUTIVE COMPENSATION

Actions Approved in 2023

2023 Peer Group. In September 2022, the Committee approved the Peer Group, removing ManTech International due to acquisition activity. The following companies were used to assist with fiscal year 2023 pay decisions.

The companies comprising the 2023 Peer Group are as follows:

Number	Company Name	2022 Revenue (1) (millions)
1	Booz Allen Hamilton Holding Corporation	$8,364
2	Science Applications International Corporation	7,704
3	CACI International Inc.	6,203
4	Maximus, Inc.	4,631
5	Tetra Tech, Inc.	3,504
6	FTI Consulting Inc.	3,029
7	Unisys Corporation	1,980
	ICF International, Inc.	1,780
8	CBIZ, Inc.	1,412
9	Huron Consulting Group Inc.	1,159
10	VSE Corporation	950
11	Resources Connection, Inc.	805
12	CRA International Inc.	591
13	Exponent Inc.	513

(1) Based on each company’s respective most recently completed fiscal year-end.

2023 Base Salary. The Human Capital Committee annually reviews the salaries of our NEOs. In considering salary adjustments, the Committee takes into account: peer group market data, individual performance and changes in job responsibilities. The increase for Ms. Choate was made in consideration for her performance as well as moving her base salary closer to the market median. The increase for Mr. Lee was made in consideration for his promotion to Chief Technology Executive and his performance. The increases for the other NEOs were made primarily for consideration of performance. In February 2023, the Committee approved the following salaries:

ANNUAL BASE SALARY

Executive	2022 Base Salary	2023 Base Salary	2022 % Increase
John Wasson	$970,000	$1,008,800	4.0%
James Morgan	$616,044	$640,685	4.0%
Barry Broadus	$450,000	$468,000	4.0%
Anne Choate	$475,175	$500,000	5.2%
Mark Lee	$486,200	$550,000	13.1%

Annual Incentive Plan for 2023. Based on the same factors used to determine base salary, the Committee concluded that target cash incentive awards as a percentage of base salary would increase for Messrs. Wasson, Morgan and Lee, to bring total compensation closer to market median for their roles:

ANNUAL INCENTIVE PLAN TARGETS

Executive	2022 Target	2023 Target
John Wasson	115%	125%
James Morgan	70%	80%
Barry Broadus	70%	70%
Anne Choate	50%	50%
Mark Lee	50%	60%

The Committee continued to employ a performance threshold for Gross Revenue of 80%, which allows for a 40% payout consistent with the 2022 Annual Incentive Plan. Performance will be measured on a straight-line interpolation between new threshold of 80% and original threshold of 90%, and any performance above 90% will be measured on the straight-line interpolation between 90% and 125%. The current performance threshold and payout factor for EPS will remain unchanged.

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EXECUTIVE COMPENSATION

The financial portion (80%) for NEOs excluding Mr. Lee and Ms. Choate is based on the following:

2023 PERFORMANCE FACTORS - CORPORATE

Financial Performance Factors	Performance Range	Threshold Payout	Target Payout	Maximum Payout	Weighting

Adjusted EPS	85% - 115%	50%	100%	200%	50%

Company Gross Revenue	80% - 125%	40%	100%	125%	30%

Total Financial Goals					80%

The financial portion (80%) for Mr. Lee and Ms. Choate as Group Leaders is based on the following:

2023 PERFORMANCE FACTORS – GROUP LEADER

Financial Performance Factors	Performance Range	Threshold Payout	Target Payout	Maximum Payout	Weighting

Adjusted EPS	85% - 115%	50%	100%	200%	50%

Company Gross Revenue	80% - 125%	40%	100%	125%	30%

Group Gross Revenue	80% - 125%	40%	100%	125%	10%

Group Operating Margin	85% - 115%	50%	100%	200%	25%

Total Financial Goals					80%

2023 Long-Term Equity Grants. In 2023, we will continue the award of RSUs and PSAs with equal weighting. The RSUs and PSAs will have the same three-year vesting schedules as in 2022. The PSAs will continue to be tied to the Company’s adjusted EPS and rTSR. The Initial Performance Period began on January 1, 2023 and will end on December 31, 2024 (two (2) years). At the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS. The Secondary Performance Period began on January 1, 2023 and will end on December 31, 2025 (three (3) years) with the PSA vesting further modified at the end of such period, based on rTSR. The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period.

Following are the 2023 NEO equity targets which the Committee and Board approved in February 2023. Adjustments were made to move certain NEOs closer to the competitive 50th percentile for target total compensation:

2023 LONG-TERM EQUITY TARGETS

EXECUTIVE	2022 EQUITY TARGET	2023 EQUITY TARGET

John Wasson	270%	325%

James Morgan	155%	175%

Barry Broadus	125%	125%

Anne Choate	60%	90%

Mark Lee	70%	100%

Retirement and Other Benefits

Savings Plan. Our NEOs are eligible to participate in the Company’s tax-qualified defined contribution profit-sharing plan, which has a Section 401(k) feature. Under the terms of this plan:

●	Eligible employees may elect to contribute up to 70% of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits.

●

We make matching contributions each pay period equal to 100% of an employee’s 401(k) contributions up to the first 3% of the employee’s compensation. We also make matching contributions equal to 50% of the employee’s 401(k) contributions up to the next 2% of the employee’s compensation.

●	We do not make matching contributions for employee 401(k) contributions in excess of 5% of the employee’s compensation.

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EXECUTIVE COMPENSATION

Company contributions to this plan for our NEOs are included under the “All Other Compensation” column of the Summary Compensation Table below.

Perquisites. The Company does not provide any material perquisites or personal benefits to its NEOs.

Severance Benefits. As of December 31, 2022, the Company was a party to severance protection agreements with Messrs. Wasson, Morgan, Broadus and Lee and Ms. Choate that provide severance benefits in the event of a termination in connection with a change of control and in certain other situations. We believe these agreements serve to promote stability and continuity among our NEOs. The terms of these agreements and information regarding applicable payments under such agreements are provided under “Wasson Employment and Severance,” “Payments to Other NEOs Pursuant to Severance Letter Agreements,” and “Potential Payments Change of Control,” below.

Compensation Practices and Risk

The Committee annually considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. We do not believe the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company in connection with risk management practices and risk-taking incentives.

The Committee’s goal is to design and establish a compensation program to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio that rewards the creation of long-term stockholder value. To help achieve this goal, the Committee considers the risk profile of the primary compensation elements, including base salary, the Annual Incentive Plan and equity awards.

The Committee believes that the base salaries of the NEOs, being fixed in amount, do not encourage inappropriate risk-taking. Performance factors which serve as the basis for the Annual Incentive Plan of the Company’s NEOs may be adjusted each year to account for changes in our business and related risks. Also, a significant proportion of the NEOs compensation is in the form of equity awards with performance and retention features that extend over a period of years. These equity awards do not encourage unnecessary or excessive risk-taking because their ultimate value is tied to our stock price and other stockholder-aligned measures (i.e., adjusted EPS growth). The equity awards are subject to long-term vesting schedules so as to help ensure that the NEOs have significant value tied to long-term stock price performance. Specifically, all equity compensation is based either on performance over a three (3)-year period or vesting for a three (3)-year period. This encourages the NEOs to focus on long-term performance, as well as annual results, further reducing inappropriate risk-taking likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

Additionally, awards under the 2018 Incentive Plan are subject to clawback provisions based on certain factors, as noted in the “Compensation Recoupment Policy” included in the Plan. In addition, Messrs. Morgan, Broadus and Lee and Ms. Choate are parties to severance agreements that provide for enhanced clawback rights. See “Payment to other NEOs Pursuant to Severance Letter Agreements--Clawback Events and Rights” in this Proxy Statement. On October 26, 2022, the SEC adopted Rule 10D-1 to the Exchange Act to implement the requirements of the Dodd-Frank Act. Rule 10D-1 directs the national securities exchanges and associations (including our own securities exchange, NASDAQ) to establish listing standards requiring each listed issuer to implement policies providing for, in the event of certain accounting restatements, the recovery of incentive-based compensation received by current or former executive officers to the extent such compensation was based on erroneously reported financial information. If Proposal 2 of this Proxy Statement is approved by our shareholders, the ICF 2018 Omnibus Incentive Plan will be amended and restated to, among other things, include updated compensation recovery provisions that coordinate with the requirements of Rule 10D-1, in the expectation that NASDAQ’s listing standards under Rule 10D-1 will become effective no later than November 2023. Additionally, once the final NASDAQ listing standards have been approved, the Company anticipates it will adjust its compensation recovery arrangements to further coordinate with Rule 10D-1, including through the adoption of a clawback policy for that purpose.

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Summary Compensation Table

The table below sets forth compensation information for the NEOS for each of fiscal 2022, 2021 and 2020, as applicable.

Name and principal position (a)	Year (b)	Salary ($) (1) (c)	Stock Awards ($) (2) (d)	Non-Equity Incentive Compensation (3) (e)	All Other Compensation ($) (4) (f)	Total ($) (g)

John Wasson	2022	970,000	2,744,047	1,119,914	14,420	4,848,381
Chair, President and CEO	2021	900,000	2,324,936	1,160,035	13,976	4,398,947
	2020	800,000	1,434,943	760,000	12,948	3,007,891

James Morgan	2022	616,044	1,000,317	440,121	12,651	2,069,133
Executive Vice President	2021	590,929	810,007	488,146	12,198	1,901,280
and COO	2020	562,790	583,183	374,258	11,938	1,532,169

Barry Broadus (5)	2022	450,000	796,309	286,399	14,302	1,547,010
Senior Vice President and CFO	2021	N/A	N/A	N/A	N/A	N/A
	2020	N/A	N/A	N/A	N/A	N/A

Anne Choate	2022	475,175	248,919	225,338	12,740	962,172
Executive Vice President and Group Leader,	2021	N/A	N/A	N/A	N/A	N/A
Energy, Environment and Infrastructure	2020	N/A	N/A	N/A	N/A	N/A

Mark Lee (5)	2022	486,200	868,180	251,233	9,974	1,615,587
Executive Vice President and	2021	467,500	246,363	276,881	9,498	1,000,242
–Chief Technology Executive	2020	N/A	N/A	N/A	N/A	N/A

Bettina Welsh (6)	2022	121,423	0	0	996,848	1,118,271
Former Senior Vice President and CFO	2021	451,000	594,300	357,822	13,148	1,416,270
	2020	440,000	438,348	277,202	12,948	1,168,498

(1)	The annual base salary adjustments for our NEOs are made in March of each evaluation year and are effective immediately.

(2)

The amounts reported in the “Stock Awards” column (d) of the table above reflect the aggregate grant date fair value of RSUs and PSAs. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the methodologies used to value the awards reported in the “Stock Awards” column (d), please see the discussion of stock awards contained in Note 15 – Accounting for Stock-Based Compensation in our consolidated financial statements included in our 2022 Form 10-K.

The grant date fair value of PSAs is calculated based upon the probable performance under the awards’ goal, which was target performance achievement. Assuming the target and maximum payout of the PSAs is achieved, the value of each NEO’s award as of the grant date is as follows:

Name	2022 Grant Date Fair Value PSAs at Target Payout ($) (reflected in table)	2022 Grant Date Fair Value PSAs at Maximum Payout ($)

John Wasson	$1,388,125	$2,602,734

James Morgan	$506,028	$948,803

Barry Broadus	$298,073	$558,887

Anne Choate	$125,920	$236,100

Mark Lee	$180,328	$338,115

Bettina Welsh	$—	$—

(3)	Amounts shown consist of cash payouts under the Annual Incentive Plan.

(4)	Details of the amounts reported in the “All Other Compensation” column for 2022 are provided in the table below.

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EXECUTIVE COMPENSATION

	John Wasson	James Morgan	Barry Broadus	Anne Choate	Mark Lee	Bettina Welsh

Imputed Income	2,376	1,548	2,102	540	540	476
Employer Contributions to 401(k) Plan	12,044	11,103	12,200	12,200	9,434	5,551
Severance						990,821
Total	14,420	12,651	14,302	12,740	9,974	996,848

(5)

A sign-on grant was provided to Mr. Broadus on March 20, 2022 in connection with his employment as CFO, and a special grant was provided to Mr. Lee on November 8, 2022, to recognize his acceptance of the new role of Chief Technology Executive.

(6)

In January 2022, ICF filed an 8-K which stated: “On January 24, 2022, it was announced that Bettina Welsh, Senior Vice President and Chief Financial Officer of ICF International, Inc. (the “Company”), would be leaving the Company and her position as Chief Financial Officer. Ms. Welsh’s departure is not due to any disagreement or dispute with the Company. Ms. Welsh will continue to serve as Chief Financial Officer through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. She will continue to be employed as an executive until April 8, 2022, to support the Company during the transition of her responsibilities to her successor. Ms. Welsh will also receive compensation in accordance with previously filed agreements and as set forth in the Separation Agreement and Release filed herewith.” These payments are reflected in column (f) “All Other Compensation” for 2022.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2022

The following table provides information concerning all plan-based awards granted to the NEOs during 2022.

Name			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)					All Other Stock Awards Number of; Shares of Stock or	Grant Date Fair
	Grant Date	Award Type	Target ($)		Threshold (#)	Target (#)		Maximum (#)		Units (#)	Value of Stock Awards ($)
John Wasson, Chair, President and CEO		AIP		1,115,500
	3/20/2022	PSA (5)			5,539	14,772		27,698			1,388,125
	3/20/2022	RSU								14,772 (3)	1,355,922
James Morgan, Executive Vice President and COO		AIP		431,230
	3/20/2022	PSA (5)			2,018	5,385		10,097			506,028
	3/20/2022	RSU								5,385 (3)	494,289
Barry Broadus, Senior Vice President and CFO		AIP		289,110
	3/20/2022	PSA (5)			1,189	3,172		5,948			298,073
	3/20/2022	RSU								3,172 (3)	291,158
	3/20/2022	RSU								2,256 (3)(4)	207,078
Anne Choate, Executive Vice President Energy, Environment and Infrastructure		AIP		237,588
	3/20/2022	PSA (5)			502	1,340		2,513			125,920
	3/20/2022	RSU								1,340 (3)	122,999
Mark Lee, Executive Vice President and Chief Technology Executive		AIP		243,100
	3/20/2022	PSA (5)			720	1,919		3,598			180,328
	3/20/2022	RSU								1,919 (3)	176,145
	11/08/2022	RSU								4,798 (6)	511,707
Bettina Welsh Former Senior Vice President and CFO		AIP		0
		PSA			0	0	0	0	0	0	0
		RSU			0	0	0	0	0	0	0

*Titles listed are titles in place as of December 31, 2022.

(1)

Amounts represent the target cash bonus payouts for fiscal 2022 awards under the Annual Incentive Plan. The target for Mr. Broadus is prorated based on date of hire in 2022. The actual payout amounts under the Annual Incentive Plan for 2022 are reported in the Non-Equity Incentive Compensation column of the Summary Compensation Table above. The financial performance-based bonus is worth 80% of the overall payout, calculated on achievement of threshold targets and interpolation between minimum and maximum targets for each performance factor. The individual performance-based bonus is worth 20% of the payout, determined upon achievement of non-financial goals set by the Committee.

(2)

The PSAs in these columns represent the threshold, target and maximum number of shares issuable under the 2022 Performance Program. The final payout is subject to the achievement of the performance goals.

(3)

These RSU awards, granted pursuant to the annual equity grant, vest in three (3) installments, 25% on each on March 20, 2023, and March 20, 2024, and 50% on March 20, 2025. The closing price of the Company’s common stock on the grant date of March 20, 2021, was $91.79.

(4)

Mr. Broadus received a sign-on incentive in the form of RSUs issued on March 20, 2022 for his services as CFO which vests in three (3) installments, 25% on each of March 20, 2023 and March 20, 2024, and 50% on March 20, 2025.

(5)

The grant date fair value for the PSAs, which are subject to performance conditions, is based on the probable outcome of the performance conditions, which was achievement of target. The grant date fair value of $93.97 was determined by using the Monte Carlo simulation model and is based on the closing price of our common stock of $91.79 on the March 20, 2022 grant date.

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EXECUTIVE COMPENSATION

(6)

This RSU award, granted on November 8, 2022 to Mr. Lee, vests in three (3) installments at 25% on each of November 8, 2023 and November 8, 2024, and 50% on November 8, 2025. Mr. Lee received this special award on November 8, 2022, for his promotion and services as Chief Technology Executive.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information concerning stock awards that have not vested for each NEO, outstanding as of December 31, 2022.

Stock Awards
	RSUs			Performance Shares
Name	Number of Shares or Units or Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John Wasson Chair, President and CEO	6,157 9,441 14,772 1,798	(5) (6) (7) (5)	609,851 935,131 1,463,167 178,092	10,787 14,855 14,772	(2) (3) (4)	1,068,452 1,471,388 1,463,167
James Morgan Executive Vice President and COO	2,502 3,289 5,385 1,145 4,546	(5) (6) (7) (5) (9)	247,823 325,775 533,384 113,412 450,281	4,384 5,175 5,385	(2) (3) (4)	434,235 512,584 533,384
Barry Broadus Senior Vice President and CFO	3,172 2,256	(7) (7)	314,187 223,457	-- 3,172	(3) (4)	-- 314,187
Anne Choate Executive Vice President and Group Leader Energy, Environment and Infrastructure	478 710 1,340 136 3,144	(5) (6) (7) (5) (9)	47,346 70,326 132,727 13,471 311,413	838 1,117 1,340	(2) (3) (4)	83,004 110,639 132,727
Mark Lee Executive Vice President and Chief Technology Executive	547 1,000 1,919 374 3,561 4,798	(5) (6) (7) (5) (9) (8)	54,180 99,050 190,077 37,045 352,717 475,242	958 1,574 1,919	(2) (3) (4)	94,890 155,905 190,077
Bettina Welsh Former Senior Vice President and CFO				2,472 1,582	(2) (3)	244,852 156,697

(1)	Based upon a value per share of $99.05, which was the closing market price of our common stock on December 31, 2022.

(2)

Represents PSAs granted on March 20, 2020, for the 2020-2022 performance period. The PSAs were earned and paid out in shares of ICF stock at the end of the three-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR). The number of shares of stock shown in this column is the actual number of shares earned and paid out at 87.60% of the target. The performance achievement was approved by the Human Capital Committee and the shares were released on January 24, 2023.

(3)

Represents PSAs granted on March 20, 2021, for the 2021-2023 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR). The Initial Performance Period, which is based on PSA Adjusted EPS, began on January 1, 2021, and ended on December 31, 2022. On February 15, 2023, the Human Capital Committee approved the PSA Adjusted EPS of $4.42 which results in a payout of 117.3% of the target. This percentage will be further modified by the rTSR performance factor for the Secondary Performance

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EXECUTIVE COMPENSATION

Period. The Secondary Performance Period began on January 1, 2021 and will end on December 31, 2023. The rTSR will be applied as a modifier to the PSA Adjusted EPS metric, as a multiplier ranging from 75% to 125%. The number of shares of stock shown in this column is based on the actual PSA Adjusted EPS level of performance at 117.3% of target and the rTSR performance at 100% of target.

(4)

Represents PSAs granted on March 20, 2022, for the 2022-2024 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period based upon the performance of two metrics (PSA Adjusted EPS and rTSR), subject to the Human Capital Committee’s approval. The number of shares of stock shown in this column is based on the target level of performance (100.00%) as both the Initial Performance Period and the Secondary Performance Period have not been finalized.

(5)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on March 20, 2021, and 2022, and 50% on March 20, 2023.

(6)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on March 20, 2022, and 2023, and 50% on March 20, 2024.

(7)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on March 20, 2023, and 2024, and 50% on March 20, 2025.

(8)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on November 8, 2023, and 2024, and 50% on November 8, 2025.

(9)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on November 5, 2022, and 2023, and 50% on November 5, 2024.

Stock Vested During 2022

The following table provides information concerning the vesting of stock awards for each NEO, on an aggregate basis, during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Wasson, Chair, President and CEO	26,703	2,557,386
James Morgan, Executive Vice President and COO	13,187	1,272,892
Barry Broadus, Senior Vice President and CFO	--	--
Anne Choate, Executive Vice President and Group Leader – Energy, Environment and Infrastructure (2)	2,592	256,287
Mark Lee, Executive Vice President and Chief Technology Executive (3)	3,545	344,700
Bettina Welsh, Former Senior Vice President and CFO	1,823	167,333

(1)

The value of the PSAs and RSUs realized on vesting equals the value of the shares underlying the PSAs and RSUs on the date of vesting. In addition, for CSRSUs (Cash Settled) realized by Ms. Choate and Mr. Lee, the value is based on the lesser of the value on the date of vesting (to a minimum value of 75% of the value on grant date) or 135% of the price on grant date.

(2)

The value of Ms. Choate’s RSUs realized on vesting shown includes RSUs (Shares) and CSRSUs (Cash Settled) and consisted of 2,042 RSUs valued at $203,940 and 550 CSRSUs valued at $52,347 that were settled in cash.

(3)

The value of Mr. Lee’s RSUs realized on vesting shown includes RSUs (Shares) and CSRSUs (Cash Settled) and consisted of 2,952 RSUs valued at $291,237 and 593 CSRSUs valued at $53,463 that were settled in cash..

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) for a select group of key management and highly compensated employees who have been designated as eligible to participate in the Deferred Compensation Plan by the Board or the Human Capital Committee.

The Deferred Compensation Plan allows participants to defer up to 80% of base salary and/or up to 100% of bonus and commissions. All amounts deferred are 100% vested. In addition, we may credit a participant’s Deferred Compensation Plan account with our contributions required under an employment agreement or any other agreement and/or with discretionary contributions by us. The Company’s contributions are vested pursuant to the terms of any relevant agreement or, if none, on the anniversary of the date on which such contribution was credited to the participant’s account balance, in accordance with the following schedule; provided, however, that the participant must be in service to the Company as an employee on such anniversary to receive vesting credit:

Less than 1 year—0%

1 year but less than 2 years—33%

2 years but less than 3 years—67%

3 or more years—100%

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EXECUTIVE COMPENSATION

One (1) of the NEOs participated in the Deferred Compensation Plan in 2022. None of our contributions were credited under the Deferred Compensation Plan for 2022. Deferred Compensation Plan accounts are deemed to be invested in one (1) or more investment options selected by each participant from investment options offered under the Deferred Compensation Plan.

Deferred Compensation Plan participants are entitled to receive distributions from their Deferred Compensation Plan accounts upon separation from service, death, disability and/or upon a specified date. Subject to the provisions of Section 409A of the Code, Deferred Compensation Plan participants may elect to receive distributions from the Deferred Compensation Plan in single lump-sum payments or installment payments over a period of two (2) to five (5) years for deferrals to specified dates, or two (2) to fifteen (15) years for deferrals until death, disability or other separation from service. If no such election is made, a participant shall be deemed to have elected a lump-sum form of payment. The following table sets forth information, as of December 31, 2022, regarding contributions and balances of NEOs under the Deferred Compensation Plan:

	Executive Contributions in 2022 FY (1)	Company Contributions for 2022 FY	Aggregate Earnings in 2022 FY	Aggregate Distributions in 2022 FY	Aggregate Balance at 12/31/2022
John Wasson	$432,683	-	$(650,970)	-	$3,554,041
James Morgan	-	-	-	-	-
Barry Broadus	-	-	-	-	-
Anne Choate	-	-	-	-	-
Mark Lee	-	-	-	-	-
Bettina Welsh	-	-	-	-	-

(1)	The full amount of executive contributions is included in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table.

Potential Payments upon Termination or Change of Control

We maintain severance, and/or change of control agreements with our NEOs. The following summaries describe and quantify the payments each NEO would receive if his or her employment with the Company were terminated or if we experienced a change of control and the NEO’s employment was terminated following the change of control. The summaries assume that the termination and/or change of control occurred on December 31, 2022, and that the relevant stock price is the closing market price for our common stock on NASDAQ on December 31, 2022, which was $99.05 per share.

The severance provisions of our agreements with our NEOs have a “double trigger” in relation to severance following a change of control. Our NEOs do not receive such severance and other benefits in connection with a change of control unless they are terminated without cause or resign for good reason within twelve (12) months following the change of control, except for Mr. Wasson, who has a twenty-four (24) month period.

In addition, the executives are entitled to accelerated vesting of restricted stock and other equity awards in accordance with their terms, although some are not payable until their original vesting dates.

Payment of these severance benefits is subject to the executive’s compliance following termination with certain covenants and requirements, such as confidentiality and non-solicitation of customers and employees, and receipt of customary releases.

All amounts and benefits under the agreements described below are to be paid in a manner and form that complies with Code Section 409A or an exception thereunder. The agreements also provide that in the event we determine that any payment, distribution, or other action to or for the executive’s benefit would reasonably be expected to cause any loss of deductions under Code Section 280G, we have the authority to reduce any or all such payments, distributions or other actions to the extent reasonably necessary to avoid the imposition of such excise tax.

Wasson Severance Agreement

We do not have an employment agreement, as such, with Mr. Wasson, but we have entered into a revised Restated Severance Protection Agreement, described below.

Certain changes in Mr. Wasson’s severance arrangements became effective on October 1, 2019, when he became our Chief Executive Officer.

In general terms, under the revised agreement, in the event of an involuntary termination of Mr. Wasson upon death or disability, by the Company for Cause, or a voluntary termination by Mr. Wasson without Good Reason, he would not be entitled to severance, but would be entitled to his accrued compensation and, except in the case of a termination for Cause, a pro rata bonus for the portion of the year prior to the termination. In the event of a termination more than 24 months after a change of control by the Company without Cause or by Mr. Wasson for Good Reason, he would receive (a) his accrued compensation, (b) pro rata bonus, (c) 24 months of health and certain other benefits, and (d) two times the sum of his base salary plus target annual incentive plan bonus. In the event of a termination within 24 months after a change of control by the Company without Cause or by Mr. Wasson for Good Reason, he would receive (a) his accrued compensation, (b) pro rata bonus, (c) 36 months of health and certain other benefits, and (d) three times the sum of his base salary plus target annual incentive plan bonus.

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EXECUTIVE COMPENSATION

“Cause” for the termination of Mr. Wasson’s employment with the Company means any of the following: (a) any act that would constitute a material violation of the Company’s material written policies; (b) willfully or knowingly engaging in conduct (i) materially and demonstrably injurious to the Company, or (ii) causing a material and adverse reputational or financial harm to the Company; provided, however, that no act or failure to act, on Mr. Wasson’s part, shall be considered “willful” or “knowing” unless done, or omitted to be done, by Mr. Wasson not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; (c) being indicted for, or if not indicted for, being charged with (i) a crime of embezzlement or a crime involving moral turpitude, (ii) a crime with respect to the Company involving a breach of trust or dishonesty or (iii) in either case, a plea of guilty or no contest to such a crime; (d) abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace; (e) failure to comply in any material respect with applicable law; or (f) willful failure to follow the lawful directives of the Board.

“Good Reason” means the occurrence of any of the events or conditions described in clauses (a) through (e) below, without Mr. Wasson’s written consent:

(a)    any (i) material adverse change in Mr. Wasson’s status, title, position or responsibilities (including reporting responsibilities) from Mr. Wasson’s status, title, position or responsibilities, (ii) assignment to Mr. Wasson of duties or responsibilities which are inconsistent with Mr. Wasson’s status, title, position or responsibilities, or (iii) the failure of Mr. Wasson to continue to serve as an executive officer of a public company, in each case except in connection with the termination of Mr. Wasson’s employment due to disability, Cause, as a result of Mr. Wasson’s death or by Mr. Wasson other than for Good Reason;

(b)    a reduction in Mr. Wasson’s base salary or any failure to pay Mr. Wasson any cash compensation to which Mr. Wasson is entitled within fifteen (15) days after the date when due;

(c)    the imposition of a requirement that Mr. Wasson be based (i) at any place outside a fifty (50) mile radius from

Mr. Wasson’s principal place of employment or (ii) at any location other than our corporate headquarters, except, in each case, for reasonably required travel on our business which is not materially greater in frequency or duration than prior to the imposition of the requirement;

(d)    any material breach by the Company of any provision of the agreement; or

(e)    the failure of the Company to obtain, as contemplated by the agreement, an agreement, reasonably satisfactory to Mr. Wasson, from any successor entity to assume and agree to perform the agreement; provided, that Mr. Wasson (i) provides us with written notice of the condition giving rise to the Good Reason within ninety (90) days of Mr. Wasson’s knowledge of the initial existence of the condition, (ii) provides us with the opportunity to cure within thirty (30) days of Mr. Wasson’s written notice, and (iii) if we do not cure the condition within such thirty (30) day cure period, terminates employment within two (2) years after the date of the initial existence of the condition. A termination will not be deemed to be for Good Reason if Mr. Wasson agrees in writing that a particular condition that would otherwise constitute Good Reason does not constitute Good Reason.

Under the terms of Mr. Wasson’s PSA agreements, upon termination without Cause or for Good Reason, all performance shares will vest and be delivered at the end of the performance period based on actual performance. In the event of a termination without Cause or for Good Reason within two years after a change of control, the PSA’s will fully vest as of the date of termination and be payable, based on attainment of target EPS performance and actual rTSR performance, calculated to the date of termination, within thirty days after the termination.

The payments that would have been made to Mr. Wasson, pursuant to his agreements, other than following a change of control, are in the table below. Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2022. Severance costs are subject to change as base salary and target bonus amounts change over time. See discussions of 2022 Base Salary and Target bonuses on page 56.

	Pro Rata Bonus at Target	Severance	Welfare Benefits	Outplacement Services	Equity Awards (1)(2)
J. Wasson
With Cause	-	-	-	-	-
Without Cause or for Good Reason	1,115,500	4,171,000	42,758	6,000	7,224,491
Death or Disability	1,115,500	-	-	-	6,980,585
Retirement	-	-	-	-	4,038,250

(1)	Based upon a value per share of $99.05, which was the closing market price of our common stock on the NASDAQ on December 31, 2022.

(2)	rTSR in December 2022 was calculated to be 113% for the 2021 grant and 90% for the 2022 grant.

The payments that would have been made to Mr. Wasson, pursuant to his agreements, following a change of control, are in the table below. Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2022. Severance costs are subject to change as base salary and target bonus amounts change over time. See discussions of 2022 Base Salary and Target bonuses on page 56.

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EXECUTIVE COMPENSATION

Name	Pro Rata Bonus at Target	Severance	Welfare Benefits	Outplacement Services	Equity Awards (1)(2)
J. Wasson
With Cause	*	-	-	-	-
Without Cause or for Good Reason	1,115,500	6,256,500	64,138	6,000	6,980,585
Death or Disability	1,115,500	-	-	-	6,980,585
Retirement	-	-	-	-	4,038,250

(1)	Based upon a value per share of $99.05, which was the closing market price of our common stock on December 31, 2022.

(2)	rTSR in December 2022 was calculated to be 113% for the 2021 grant and 90% for the 2022 grant.

Payments to other NEOs Pursuant to Severance Letter Agreements

On February 27, 2020, we entered into a severance letter agreement with Mr. Morgan, replacing a prior arrangement. On January 6, 2022, we entered into a new agreement with Mr. Broadus in connection with his appointment to serve as Senior Vice President and CFO. On November 21, 2021, we entered into a severance letter agreement with Mr. Lee, Executive Vice President, Chief Technology Executive, and Anne Choate, Executive Vice President and Group Leader. The terms of these severance letter agreements (the “Agreements”) are the same.

Under the Agreements, severance is available in the event (i) the executive’s employment is involuntarily terminated without Cause (as defined in our most current omnibus incentive plan (the “Plan”)) before a Change of Control (as defined in the Plan by reference to Code Section 409A), or (ii) there is a Change of Control and within twelve months thereafter the executive’s employment is involuntarily terminated without Cause or terminated by the executive for Good Reason (each as defined in the Plan). The Agreements also provide us with certain “clawback” rights as described below.

Not for Cause Termination Other than Following a Change of Control

In the event we involuntarily terminate an executive’s employment for a reason other than Cause, death, disability or retirement, or longer than twelve months after a Change of Control, the executive is entitled to receive the following benefits:

●

twelve months of severance pay calculated based on the executive’s base salary at the time of termination, payable commencing within 60 days after termination and in accordance with the Company’s normal payroll practices;

●

the sum of (i) the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, plus (ii) a prorated share of the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated based on the number of full months in the final calendar year in which the executive was employed, payable in a lump sum within 90 days after termination;

●

the option to continue the executive’s health insurance coverage in accordance with COBRA, with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if the executive becomes employed and is eligible to receive group health plan coverage from the new employer; and

●	the option to participate in a six-month executive career transition service.

Under the terms of the NEO PSA agreements, upon termination without cause or for good reason, a prorated number of the PSAs will vest according to the actual EPS and rTSR performance during the entire performance period, prorated based on the number of months of the performance period prior to the date of termination, and be payable at the end of the performance period.

Termination without Cause or for Good Reason Following a Change of Control

In the event that, within twelve months after a Change of Control, the executive’s employment is terminated without Cause by the Company or by the executive for Good Reason, the executive is entitled to receive the following:

●

twenty-four months of severance pay calculated based on the executive’s base salary at the time of termination, payable commencing within 60 days after termination and in accordance with the Company’s normal payroll practices;

●	the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, payable in a lump sum within 90 days after termination;

●

the option to continue the executive’s health insurance coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if

71

EXECUTIVE COMPENSATION

the executive becomes employed and is eligible to receive group health plan coverage from a new employer; and

●	the option to participate in a six-month executive career transition service.

Under the Agreements, “Good Reason” means if, within the twelve months following a Change of Control, any of the following events occur to which the executive has not consented in writing: (i) a material reduction of the nature and scope of the authority, functions or duties that were assigned to the executive immediately prior to the Change of Control; (ii) a material reduction in the compensation the executive was eligible to receive (including applicable bonus plans) immediately prior to the Change of Control; (iii) we relocate the executive’s primary office and work location 50 miles or more away from the primary office and work location at which the executive was situated immediately prior to the Change of Control; or (iv) the entity effectuating the Change of Control fails to adopt the Agreement.

The vesting of any equity awards will be in accordance with the Plan and the applicable award agreement. Other than PSAs, equity grants will vest on an accelerated basis following a change in control if the executive is terminated other than for cause within two (2) years following the Change of Control.

In the event of a termination without Cause or for Good Reason within two years after a change of control, the PSAs will fully vest as of the date of termination and be payable, based on attainment of target EPS performance and actual rTSR performance during the period prior to the date of termination, within thirty days after the termination.

Clawback Events and Rights

The Agreements strengthen and broaden the Company’s “clawback” rights under our 2018 Incentive Plan. The Agreements provide that, except following a Change of Control, we have “clawback” rights with respect to “Excess Incentive Awards” arising from “Clawback Events” as defined in the Agreements. Except in situations involving fraud (as to which the statute of limitations will apply), the Committee may, within three years after the later to occur of a Clawback Event or harm to us, determine and recommend to the Board (acting in its sole discretion, but in good faith) that we recover (including, without limitation, through forfeiture) all or a portion of any incentive compensation (including short-term incentive awards or bonuses and long-term (equity) incentive awards) that was granted after the date of the Agreement based wholly or in part on a financial reporting, stock price or similar shareholder return measure under an incentive compensation plan or other incentive compensation arrangement with respect to any of our fiscal year(s) that were negatively affected by such events or matters.

Following and based upon the recommendation of the Human Capital Committee, the independent members of the Board will review the recommendation and determine whether to direct the Company to assess a recovery from the executive and the amount of recovery to be assessed as an Excess Incentive Award (as defined below). In no event will the amount to be recovered from the executive by the Company in such situations be less than the amount required to be repaid or recovered as a matter of law.

The Board, acting through the independent directors, will determine whether we will recover from the executive such amounts by: (i) seeking repayment, (ii) forfeiting or reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive under any compensatory plan, program, or arrangement maintained by us, (iii) withholding payment of future increases in the executive’s compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with our otherwise applicable compensation practices, or (iv) any combination of the foregoing. If so determined by the Board, the executive is required to repay the Excess Incentive Award to us.

The Agreements define a “Clawback Event” to include:

●	the executive’s acts or omissions (whether or not constituting misconduct) that are a significant contributing factor to the Company having to restate our financial statements;

●

the fact that our financial results, as used to determine the executive’s incentive compensation, are found to reflect a material error or otherwise be materially inaccurate, whether or not the executive was responsible for, or the executive’s actions were a significant contributing factor with respect to, the inaccuracy; and/or

●	the executive engaged in conduct that is or could have been a basis for termination for Cause, and which causes a material and adverse reputational or other financial harm to us.

An “Excess Incentive Award” is the amount of the clawback determined by the Board of Directors in accordance with the Agreements. For illustrative purposes:

in the case of a restatement, the Excess Incentive Award would generally be no more than the positive difference, if any, between the short-term incentive awards or bonuses paid to the executive and the amounts(s) of such payments that would have been payable to the executive had the amount(s) of the award(s) been calculated based on our financial statements, as restated, plus an amount reflecting the effect of the restatement on long-term (equity) incentive awards that were granted after the date of the Agreement.

On October 26, 2022, the SEC adopted Rule 10D-1 to the Exchange Act to implement the requirements of the Dodd-Frank Act. Rule 10D-1 directs the national securities exchanges and associations (including our own securities exchange, NASDAQ) to establish listing standards requiring each listed issuer to implement policies providing for, in the event of certain accounting restatements, the recovery of incentive-based compensation received by current or former executive officers to the extent such compensation was based on erroneously reported financial

72

EXECUTIVE COMPENSATION

information. If Proposal 2 of this Proxy Statement is approved by our shareholders, the ICF 2018 Omnibus Incentive Plan will be amended and restated to, among other things, include updated compensation recovery provisions that coordinate with the requirements of Rule 10D-1, in the expectation that NASDAQ’s listing standards under Rule 10D-1 will become effective no later than November 2023. Additionally, once the final NASDAQ listing standards have been approved, the Company anticipates it will adjust its compensation recovery arrangements to further coordinate with Rule 10D-1, including through the adoption of a clawback policy for that purpose.

The payments that would have been made to Mr. Morgan, Mr. Broadus, Ms. Choate and Mr. Lee pursuant to the severance letter agreements, other than following a change of control, are presented in the tables below. Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2022. Severance costs are subject to change as base salary and target bonus amounts change over time. See discussion of 2022 Base Salary and Target bonuses on page 56.

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
J. Morgan
With Cause	-	-	-	-	-
Without Cause	431,230	616,044	14,818	3,000	978,175
Death or Disability	-	-	-	-	3,075,867
Retirement	-	-	-	-	978,175

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
B. Broadus
With Cause	-	-	-	-	-
Without Cause	315,000	450,000	8,330	3,000	94,256
Death or Disability	-	-	-	-	820,411
Retirement	-	-	-	-	94,256

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
A. Choate
With Cause	-	-	-	-	-
Without Cause	237,588	475,175	-	3,000	205,717
Death or Disability	-	-	-	-	883,735
Retirement	-	-	-	-	205,717

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
M. Lee
With Cause	-	-	-	-	-
Without Cause	243,100	486,200	14,878	3,000	268,683
Death or Disability	-	-	-	-	1,623,580
Retirement	-	-	-	-	268,683

(1)	Based upon a value per share of $99.05, which was the closing market price of our common stock on the NASDAQ on December 31, 2022.

(2)	Interim rTSR in December 2022 was calculated to be 113% for the 2021 grant and 90% for the 2022 grant.

On January 24, 2022, it was announced that Bettina Welsh, Senior Vice President and Chief Financial Officer would be leaving the Company and her position as Chief Financial Officer. Ms. Welsh’s departure was not due to any disagreement or dispute with the Company and she was separated without cause. Ms. Welsh continued to serve as Chief Financial Officer through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. She continued to be employed as an executive until April 8, 2022, to support the Company during the transition of her responsibilities to her successor.

Per the terms of her Separation Agreement and Release of Claims disclosed in the Form 8-K filed on January 20, 2022, Ms. Welsh received the following:

●

Twelve months of severance pay based upon the Executive’s base salary as of the Transition Date, less taxes and other required withholding, such severance pay to be paid in bi-weekly equal installments;

73

EXECUTIVE COMPENSATION

●

Her target bonus for 2022, which was $315,700, an amount determined by the Company as reflecting the balance of the Executive’s sign-on bonus when hired by the Company, which was $312,886, and a supplemental amount of $50,000; each amount of which will be paid less taxes and other required withholdings;

●	The employer’s share of COBRA coverage for Executive and currently enrolled dependents for the first 12 months of Executive’s COBRA group health plan coverage; and

●	Career Assistance Services. Executive will be eligible to participate in a 6-month executive career transition service.

The payments that would have been made to Mr. Morgan, Mr. Broadus, Ms. Choate and Mr. Lee pursuant to the severance letter agreements following a change of control are presented in the following tables. Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2022. Severance costs are subject to change as base salary and target bonus amounts change over time. See discussion of 2022 Base Salary and Target bonuses on page 56.

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
J. Morgan
With Cause	-	-	-	-	-
Without Cause or for Good Reason	862,460	1,232,086	22,227	3,000	3,075,867
Death or Disability	-	-	-	-	3,075,867
Retirement	-	-	-	-	978,175

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
B. Broadus
With Cause	-	-	-	-	-
Without Cause or for Good Reason	630,000	900,000	12,495	3,000	820,411
Death or Disability	-	-	-	-	820,411
Retirement	-	-	-	-	94,256

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
A. Choate
With Cause	-	-	-	-	-
Without Cause or for Good Reason	475,175	950,350	-	3,000	883,735
Death or Disability	-	-	-	-	883,735
Retirement	-	-	-	-	205,717

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
M. Lee
With Cause	-	-	-	-	-
Without Cause or for Good Reason	486,200	972,400	22,317	3,000	1,623,580
Death or Disability	-	-	-	-	1,623,580
Retirement	-	-	-	-	268,683

(1)	Based upon a value per share of $99.05, which was the closing market price of our common stock on the NASDAQ on December 31, 2022.

(2)	Interim rTSR in December 2022 was calculated to be 113% for the 2021 grant and 90% for the 2022 grant.

74

EXECUTIVE COMPENSATION

Payments in the Event of Death or Disability

If any NEO dies or becomes disabled while employed by us, any unvested RSUs held by that NEO will vest and become exercisable immediately. PSAs will vest according to the target EPS for the period and the actual performance of the rTSR, with the date of death or disability serving as the end of the performance period for such measurement.

Payments in the Event of Retirement

If Mr. Wasson retires while employed by us, the PSAs will vest upon the date of retirement and be paid out based on the actual EPS and rTSR performance at the end of the measurement period.

If Mr. Morgan, Mr. Broadus, Mr. Lee or Ms. Choate retires while employed by us, PSAs will vest according to the actual EPS and rTSR performance for the applicable performance period, as adjusted for the pro rata share of the performance period completed. All other equity awards will vest as if such NEO had voluntarily resigned.

75

HUMAN CAPITAL COMMITTEE REPORT

HUMAN CAPITAL COMMITTEE REPORT

The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and those discussions, the Human Capital Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and was appropriate for incorporation by reference into the 2022 Form 10-K.

Human Capital Committee

/s/ Randall Mehl
Randall Mehl
Human Capital Committee Chair

/s/ Marilyn Crouther
Marilyn Crouther

/s/ Cheryl W. Grisé
Cheryl W. Grisé

/s/ Scott Salmirs
Scott Salmirs

76

CEO PAY RATIO

CEO PAY RATIO

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, John Wasson, to the median of the annual total compensation of our other employees.

For the fiscal year ended on December 31, 2022, we determined the median employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table disclosed in the Compensation Discussion & Analysis section of this Proxy Statement. The median employee’s annual 2022 total compensation was $79,014. The annual total compensation of our CEO, as reported in the Summary Compensation Table in this proxy statement, was $4,848,381. Based on this information for 2022, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 61:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

Median of the Annual Total Compensation of All Employees (except CEO)	Annual Total Compensation of CEO	Ratio of CEO Pay to Median Employee Pay

(A)	(B)	(C) = (B)/(A)

$79,014	$ 4,848,381	61

(A)	Median employee’s compensation plus Company’s 401(k) contribution is used for the calculation.

(B)	Data from the “Total” Column from the Summary Compensation Table disclosed for 2022 in this Proxy Statement.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates we used are set out below.

We determined that, as of December 31, 2022, our employee population consisted of 9,008 individuals (including full-time and part-time employees, other than the CEO). Of these individuals, 8,072 were located in the U.S. and U.S. territories, and 936 were located in 14 other countries around the world.

The scale of our operations in many of these foreign countries is smaller, and we employ less than 30 employees in 10 of these 14 countries.

We chose to exclude all 91 of our employees in the 8 countries as follows:

●	Cameroon: 6 employees
●	China: 8 employees
●	Democratic Republic of the Congo: 26 employees
●	Germany: 1 employe
●	Kenya: 16 employees
●	Liberia: 8 employees
●	Madagascar: 5 employees
●	Mali: 8 employees
●	Nepal: 9 employees
●	Spain: 4 employees

Additionally, we excluded 131 employees that worked zero (0) hours during 2022 and therefore had $0 earnings. This includes flexible, part-time employees and employees on leave of absence.

In total, we excluded 2.46% of our workforce from the identification of the “median employee”, as permitted by SEC rules.

Our population, after taking into consideration the permitted adjustments described above, consisted of 8,786 employees. This includes employees who were hired in 2022 but did not work for us for the entire twelve-month period. Our adjusted employee population consisted of 7,946 employees in the U.S. and 840 international employees located collectively in Canada (82), Belgium (212), the United Kingdom (323) and India (223).

We identified our median employee based on the total taxable earnings paid during the twelve-month period ended December 31, 2022. For purposes of determining the total compensation actually paid, we included: the amount of base salary (or, in the case of hourly workers, base wages including overtime pay) the employee received during the twelve months ended December 31, 2022, and the amount of any cash incentives paid to the employee in such period, as reflected in our payroll records. We did not annualize the total cash compensation of any permanent employee employed for less than the full year.

Except as described in this section, we did not rely on any material assumptions, adjustments (e.g. the cost of living adjustments) or estimates (e.g. statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or our CEO.

For purposes of identifying the median employee, we applied the average of 12 exchange rates we used for financial statement conversion purposes for the period of January 2022 through December 2022, which are:

-	1 CAD = 0.770931 USD
-	1 EUR = 1.057393 USD
-	1 GBP = 1.245828 USD
-	1 INR = 0.012795 USD

The SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. Our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures. In addition, the percentage of employees outside of the United States may vary substantially from company to company. Factors such as these may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our sector.

77

PAY VS. PERFORMANCE

PAY vs. PERFORMANCE
The following disclosures are being provided in accordance with final rules adopted by the SEC, on August 2, 2022, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Certain measures disclosed in the table below, including “Compensation Actually Paid,” are calculated in accordance with those rules. However, these rules were issued subsequent to the Human Capital Committee’s executive compensation determinations for 2022. Accordingly, the Human Capital Committee did not necessarily consider these measures (except with respect to
Non-GAAP
EPS) or these calculations in setting compensation for the named executive officers or for linking executive compensation with Company performance for 2022 or any prior periods disclosed below. For a description of the Human Capital Committee’s processes, policies and considerations when setting compensation and evaluating performance, please see the “Compensation Discussion and Analysis” beginning on page 50 of this proxy statement.

Year (a)	Summary Compensation Table Total for	Compensation Actually Paid to	Average Summary Compensation Table Total for Non-CEO NEOs¹ ($) (d)	Average Compensation Actually Paid to Non-CEO NEOs ¹ , ² ($) (e)	Value of Initial Fixed $100 Investment based on:4			Non-GAAP EPS 5 (i)
	CEO¹ ($) (b)	CEO¹ , ² , ³ ($) (c)			TSR ($) (f)	Peer Group TSR ($) (g)	Net Income ($ Millions) (h)

2022	$4,848,381	$3,370,042	$1,462,435	$1,077,211	$110	$135	$64	$5.77

2021	$4,398,947	$4,234,738	$1,351,755	$1,329,197	$114	$149	$71	$4.82

2020	$3,007,891	$1,944,332	$2,330,360	$2,038,317	$82	$118	$55	$4.17
1.  John Wasson was our CEO for the years presented in this table. The individuals
comprising
the
Non-CEO
NEOs for the years presented in this table are listed below.

2020	2021	2022

Sudhakar Kesavan	James C. Morgan	James C. Morgan

James C. Morgan	Bettina Welsh	Bettina Welsh

Bettina Welsh	Sergio Ostria	Barry Broadus

Sergio Ostria	Mark Lee	Anne Choate

Mark Lee
2.  Compensation Actually Paid reflects the exclusions and
inclusions
of certain amounts for the CEO and the
Non-CEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for John Wasson ($)	Exclusion of Stock Awards and Option Awards for John Wasson ($)	Inclusion of Equity Values for John Wasson ($)	Compensation Actually Paid to John Wasson ($)

2022	$4,848,381	$(2,744,047)	$1,265,708	$3,370,042

2021	$4,398,947	$(2,324,936)	$2,160,727	$4,234,738

2020	$3,007,891	$(1,434,943)	$371,385	$1,944,332

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-CEO NEOs ($)	Average Inclusion of Equity Values for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)

2022	$1,462,435	$(582,745)	$197,522	$1,077,211

2021	$1,351,755	$(506,439)	$483,881	$1,329,197

2020	$2,330,360	$(828,283)	$536,239	$2,038,317

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PAY VS. PERFORMANCE

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for John Wasson ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for John Wasson ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for John Wasson ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for John Wasson ($)	Total - Inclusion of Equity Values for Wasson ($)

2022	1,465,955	97,527	0	(297,773)	1,265,708

2021	1,415,301	499,795	0	245,632	2,160,727

2020	866,524	(141,032)	0	(354,107)	371,385

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-CEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-CEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-CEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-CEO NEOs ($)

2022	234,521	15,316	0	(52,315)	197,522

2021	308,294	124,198	0	51,389	483,881

2020	500,177	(98,570)	420,559	(285,927)	536,239
4.  The amounts set forth under the heading “Peer Group TSR” reflect the value, as of the end of the applicable fiscal year, of a hypothetical initial investment of $100 made on December 31, 2019, into the S&P Composite 1500 – Commercial & Professional Services Index.
5.  The Human Capital Committee determined that
Non-GAAP
EPS was the most important financial performance measure used to link Company performance to Compensation Actually Paid to our CEO and
Non-CEO
NEOs for 2022. More information on
non-GAAP
EPS used for STI and LTI can be found in Annexes A and B. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

79

PAY VS. PERFORMANCE

Description of Relationship Between CEO and Other
Non-CEO
NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our other
Non-CEO
NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between CEO and Other
Non-CEO
NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our
Non-CEO
NEOs, and our Net Income during the three most recently completed fiscal years.

80

PAY VS. PERFORMANCE

Description of Relationship Between CEO and Other
Non-CEO
NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our
Non-CEO
NEOs, and our Company-Selected Measure during the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P Composite 1500 – Commercial & Professional Services Index over the same period.

81

PAY VS. PERFORMANCE

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our CEO and
Non-CEO
NEOs for 2022 to Company performance. The measures in this table are not ranked.

Non-GAAP EPS Gross Revenue Relative Total Shareholder Return

82

STOCKHOLDERS’ PROPOSALS FOR THE 2024 ANNUAL MEETING

STOCKHOLDERS’ PROPOSALS FOR THE 2024 ANNUAL MEETING

Under applicable SEC rules, any stockholder who intends to present a proposal at the 2024 annual meeting of stockholders and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than December 23, 2023, or, if next year’s annual meeting of stockholders is held on a date more than 30 calendar days from June 1, 2024, a stockholder proposal must be received a reasonable time before we begin to post, print and mail our proxy materials for such annual meeting of stockholders. All stockholder proposals must comply with all applicable rules and regulations adopted by the SEC.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting of stockholders, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders (for next year’s 2024 annual meeting of stockholders, these dates would be February 2, 2024 and March 3, 2024, respectively). However, if the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, the notice must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting of stockholders. Further, if the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, and the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the annual meeting date, notice must be delivered not later than the close of business on the 10th day following the public announcement date. A copy of the Bylaws may be obtained from the Company by writing to ICF International, Inc., 1902 Reston Metro Plaza, Reston, Virginia, 20190, Attention: Corporate Secretary. In addition to the timing requirements set forth above, any stockholder nominations for the election of directors or proposals for business must comply with all other requirements set forth in the Company’s Bylaws.

In addition to complying with the procedures described above, stockholders who intend to solicit proxies in support of a director nominee other than the Company’s nominees for consideration by the stockholders at the Company’s 2024 annual meeting of stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”). Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than April 2, 2024, setting forth all of the information and disclosures required by Rule 14a-19. If the 2024 annual meeting of stockholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2023 Annual Meeting of Stockholders, then notice must be provided by the later of 60 calendar days of the anniversary of the date of the 2023 Annual Meeting of Stockholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2024 annual meeting of stockholders is first made.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will pay all expenses in connection with the solicitation of the proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronically, in writing or in person, without receiving any extra compensation for such activities. The Company has engaged Alliance Advisors, LLC, a proxy soliciting firm, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $27,000 in the aggregate. We also will reimburse brokers and nominees who hold shares in their names for expenses they incur to furnish proxy materials to the beneficial owners of such shares.

Any stockholder who has not received a copy of the 2022 Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company. The 2022 Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this Proxy Statement.

ICF INTERNATIONAL, INC.

James E. Daniel
Corporate Secretary

83

ANNEX A

ANNEX A

2022 ANNUAL INCENTIVE COMPENSATION ADJUSTED EPS - GAAP RECONCILIATION

The Human Capital Committee establishes performance factors as part of the Company’s Annual Incentive Plan. Included among the performance factors approved by such committee is the performance factor for Adjusted EPS. Since Adjusted EPS is a Non-GAAP measure, the reconciliation of this Non-GAAP measure used by the Company is as follows:

Annual Incentive Plan Adjusted EPS

	$	Actual Adjusted EPS	Diluted Shares

(all numbers in thousands, except Adjusted EPS

Net Income	$64,243	3.38	19,033

Impairment of long-lived assets (1)	8,354	0.44	19,033

Acquisitions-related expenses (2)	6,441	0.34	19,033

Severance and other costs related to staff realignment (3)	6,302	0.33	19,033

Facilities consolidations and office closures (4)	5,034	0.26	19,033

Expenses related to the transfer to our new corporate headquarters (5)	8,287	0.44	19,033

Expenses related to our agreement for the sale of receivables (6)	240	0.01	19,033

Bonus expense (7)	21,640	1.14	19,033

Income tax effects (8)	(18,603)	(0.98)	19,033

Adjusted Balances	$101,938	5.36	19,033

(1)	Represents impairment of right-of-use lease assets associated with certain operating leases ceased to be used by us.

(2)	These costs consist primarily of third-party costs and integration costs associated with our acquisitions and/or potential acquisitions and divestitures.

(3)	These costs are mainly due to involuntary employee termination benefits for our officers or groups of employees who have been terminated as part of a consolidation or reorganization.

(4)

These costs are exit costs associated with terminated leases or full office closures. The exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will (i) continue to pay until the contractual obligation is satisfied but with no economic benefit to us or (ii) we contractually terminated the obligation and ceased utilizing the facilities.

(5)

These costs are additional rent as a result of us taking possession of our new corporate headquarters in Reston, Virginia, during the fourth quarter of 2021 as well as losses from disposal of fixed assets that we recognized as a result of our transfer to Reston.

(6)	These costs include legal and structuring fees related to our 2022 Master Receivables Purchase Agreement with MUFG Bank, Ltd.put in place for the sale of our receivables from time-to-time.

(7)

Elimination of accrued incentive bonus of $21.6 million, as approved by the Committee, as part of net income as of December 31, 2022 to present the amount available for determination of the Annual Incentive Plan bonus.

(8)	Income tax effects were calculated using the effective tax rate, adjusted for discrete items, if any, of 28.0% for the year ended December 31, 2022.

84

ANNEX B

ANNEX B

2022 PSA ADJUSTED EPS - GAAP RECONCILIATION

In connection with PSAs, upon completion of an Initial Performance Period, the 2010 Incentive Plan and the 2018 Incentive Plan as the case may be, and the Performance Program require that the Human Capital Committee (i) reviews the performance of the Company and propose adjustments to the reported EPS; and (ii) determines the PSA Adjusted EPS in accordance with the PSA Agreement and our 2010 Incentive Plan and the 2018 Incentive Plan as the case may be, which may exclude certain specified items. These exclusions are intended to ensure that the participants are compensated for the Company’s performance and are neither penalized nor rewarded for certain categories of specified adjustments.

For purposes of calculating the PSA Adjusted EPS for the PSAs granted in 2022 and 2021, the Human Capital Committee began with the Company’s reported diluted EPS of $3.38 and $3.72 for fiscal year 2022 and 2021, respectively, and excluded categories of items and amounts to arrive at the PSA Adjusted EPS of $4.42 and $4.27, respectively. Since PSA Adjusted EPS is a Non-GAAP measure, see the reconciliation of this Non-GAAP measure below:

PSA Adjusted EPS

	2022 Adjusted EPS	2021 Adjusted EPS

Diluted Earnings Per Share	$3.38	$3.72

Impairment of long-lived assets (1)	0.44	0.43

Acquisitions-related expenses (2)	0.05	0.25

Severance and other costs related to staff realignment (3)	0.33	0.06

Facilities consolidations and office closures (4)	0.26	0.08

Expenses related to the transfer to our new corporate headquarters (5)	0.44	0.05

Expenses related to our agreement for the sale of receivables (6)	0.01	-

Expenses related to retirement of Executive Chair (7)	-	0.02

Income tax effects (8)	(0.42)	(0.26)

ITG acquisition adjustment, net of tax (9)	-	(0.09)

ESAC acquisition adjustment, net of tax (9)	(0.01)	0.01

Creative acquisition adjustment, net of tax (9)	(0.03)	-

SemanticBits acquisition adjustment, net of tax (9)	(0.09)	-

Blanton acquisition adjustment, net of tax (9)	0.06	-

PSA Adjusted Earnings Per Share	$4.42	$4.27

(1)	Represents impairment of right-to-use lease assets associated with certain operating leases to be used by us.

(2)	These costs consist primarily of third-party costs and integration costs associated with our acquisitions and/or potential acquisitions and divestitures.

(3)	These costs are mainly due to involuntary employee termination benefits for our officers or groups of employees who have been terminated as part of a consolidation or reorganization.

(4)

These costs are exit costs associated with terminated leases or full office closures. The exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will (i) continue to pay until the contractual obligation is satisfied but with no economic benefit to us or (ii) we contractually terminated the obligation and ceased utilizing the facilities.

(5)

These costs are additional rent as a result of us taking possession of our new corporate headquarters in Reston, Virginia, during the fourth quarter of 2021 as well as losses from disposal of fixed assets that we recognized as a result of our transfer to Reston.

(6)	These costs include legal and structuring fees related to our 2022 Master Receivables Purchase Agreement with MUFG Bank, Ltd.put in place for the sale of our receivables from time-to-time.

(7)

Our former Executive Chair retired effective December 31, 2020. These costs relate to unvested equity awards that, as a result of the employment agreement, the departing officer was able to maintain certain equity awards beyond his date of employment.

(8)	Income tax effects were calculated using the effective tax rate, adjusted for discrete items, if any, of 28.0% for the year ended December 31, 2022.

(9)	The Committee approved these adjustments to neutralize the impacts of our recent acquisitions on Adjusted EPS for performance shares for the previously awarded grants from 2020 and 2021.

85

EXHIBIT A

ICF International, Inc.

Amended and Restated 2018 Omnibus Incentive Plan

Adopted June [1], 20231

ARTICLE 1

Establishment, Purpose, and Duration

1.1    Establishment. ICF International, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the ICF International, Inc. 2018 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. This Plan became was approved by the Company’s Board of Directors on April 4, 2018, and will become effective upon approval by the Company’s stockholders on May 31, 2018 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof. The Plan was subsequently amended upon approval by the Company’s stockholders on May 28, 2020. The Plan is hereby amended and restated as provided herein effective upon approval by the Company’s stockholders on ___, 2023.

1.2    Objectives of This Plan. The objectives of this Plan are to optimize the profitability and growth of the Company through incentives consistent with the Company’s goals and that link and align the personal interests of Participants with an incentive for excellence in individual performance, and to promote teamwork. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3    Duration of This Plan. This Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate this Plan at any time pursuant to ARTICLE 18, until all Shares subject to it shall have been purchased or acquired according to this Plan’s provisions. However, in no event may an Award be granted under this Plan on or after ten (10) years from the Effective Date.

1 The Plan will become effective upon the date it is approved by the Company’s stockholders at the Company’s 2023 annual meeting of stockholders.

EXHIBIT A

ARTICLE 2

Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1    “Affiliate” means any entity (a) which, directly or indirectly, is controlled by, controls or is under common control with, the Company, or (b) in which the Company has a significant equity interest, in either case as determined by the Committee, and which is designated by the Committee as such for purposes of the Plan.

2.2     “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3    “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6    “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in ARTICLE 10.

2.7    “Cause” means any of the following, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant:

(a)	any act that would constitute a material violation of the Company’s material written policies;

(b)

willfully engaging in conduct materially and demonstrably injurious to the Company; provided, however, that no act or failure to act, on the Participant’s part, shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company;

(c)

being indicted for, or if charged with but not indicted for, being tried for (i) a crime of embezzlement or a crime involving moral turpitude, or (ii) a crime with respect to the Company involving a breach of trust or dishonesty, or (iii) in either case, a plea of guilty or no contest to such a crime;

(d)	abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace;

EXHIBIT A

(e)

failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the U.K. Anti-Bribery Act, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and the U.S. Truthful Cost or Pricing Data Statute (formerly known as the Truth in Negotiations Act), or any rules and regulations issued thereunder; and

(f)	failure to follow the lawful directives of the Company’s Chief Executive Officer, the Chief Operating Officer or the Board of Directors

2.8    “Change of Control” of the Company means the occurrence of any one or more of the following:

(a)	The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of substantially all of the assets of the Company to any Person; or

(b)

Any Person becomes the Beneficial Owner (except that a Person shall be deemed to have Beneficial Ownership of all Shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise; or

(c)

A change in the composition of the Board such that individuals who, as of the beginning of any period of twenty-four (24) months determined on a rolling basis (the “measurement date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the measurement date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of Board membership occurs as a result of either an actual or threatened election contest with respect to the election or removal of Directors of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board.

(d)

Notwithstanding the foregoing, (a) if any payment or benefit pursuant to an Award is “nonqualified deferred compensation” under Code Section 409A to which an exception to Code Section 409A does not apply, and the payment of benefit of such Award is triggered by a Change of Control, the events described above shall not constitute a Change of Control with respect to such nonqualified deferred compensation unless the event constitutes a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described under Code Section 409A; and (b) for the avoidance of doubt, a Change of Control shall not be deemed to have occurred as a result of a sale or other disposition of any Affiliate (or any Affiliate’s assets) by which a Participant may be employed.

EXHIBIT A

2.9    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations and notices thereunder and any successor or similar provision.

2.10    “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and shall be composed of not less than two Directors, each of whom is a nonemployee director (within the meaning of Rule 16b-3) to the extent Rule 16b-3 is applicable to the Company and the Plan. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11    “Company” means ICF International, Inc., a Delaware corporation, and any successor thereto as provided in ARTICLE 20 herein.

2.12     “Director” means any individual who is a member of the Company’s Board of Directors.

2.13    “Effective Date” has the meaning set forth in Section 1.1.

2.14    “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company. For purposes of Awards other than Incentive Stock Options, a leave of absence may continue so long as the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company, a Subsidiary, or an Affiliate under an applicable statute or by contract.

2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16    “Extraordinary Items” means (a) gains or losses which are unusual or infrequent in nature, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or

EXHIBIT A

acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K, or the Compensation Discussion and Analysis section of the Company’s annual Proxy Statement, or successor provisions of comparable documents.

2.17    “Fair Market Value” or “FMV” means, as of any date, the fair market value of a Share determined as follows:

(a)

If the Shares are listed on a national securities exchange, the closing sales price of the Shares reported on the primary exchange on which the Shares are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; or

(b)

If the Shares are not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Shares on such date that complies with Section 409A and, in the case of Incentive Stock Options, Section 422, of the Code.

2.18    “Full-Value Award” means an Award which is in a form other than an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.19    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.20    “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21    “Incentive Stock Option” or “ISO” means an Option to purchase Shares that is granted under ARTICLE 6 to an Employee, that is designated as an Incentive Stock Option, and that is intended to meet the requirements of Code Section 422 or any successor provision thereto.

2.22    “Insider” means a Director or any officer or other person whose transactions in the Shares are subject to Section 16 of the Exchange Act.

2.23    “Nonemployee Director” means a Director who is not an Employee.

2.24    “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or the Committee may establish in accordance with this Plan.

2.25    “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in ARTICLE 6.

2.27    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to ARTICLE 10.

EXHIBIT A

2.29    “Participant” means any eligible individual as set forth in ARTICLE 5 to whom an Award is granted.

2.30    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy performance goals for a Performance Period, including performance-based compensation for purposes of Code Section 409A.

2.31    “Performance Measures” mean measures as described in ARTICLE 12 on which the performance goals are based.

2.32    “Performance Period” means the period of time, as determined by the Compensation Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award; provided, however, that in no event (other than in connection with a Change of Control if so provided in an Award or Award Agreement) shall such a period be less than twelve (12) consecutive months.

2.33    “Performance Share” means an Award under ARTICLE 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.34    “Performance Unit” means an Award under ARTICLE 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.35    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in ARTICLE 8.

2.36    “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37    “Plan” means ICF International, Inc. Amended and Restated 2018 Omnibus Incentive Plan.

2.38    “Plan Year” means the Company’s fiscal year (which currently begins January 1 and ends December 31, and is subject to change by the Company).

2.39    “Prior Plan” means ICF International, Inc. 2010 Omnibus Incentive Plan, as amended.

2.40    “Restricted Stock” means an Award granted to a Participant pursuant to ARTICLE 8.

2.41    “Restricted Stock Unit” means an Award granted to a Participant pursuant to ARTICLE 8, except no Shares are actually awarded to the Participant on the Grant Date.

2.42    “Retirement” shall mean the Termination of Employment, other than for Cause, of a Participant who is at least 62 years old, provided that (a) such Participant has a minimum of ten (10) years of service with the Company or any Affiliate, and (b) the Committee does not determine, at the time of such Participant’s Termination of Employment, that the Participant has accepted (or is reasonably likely to accept in the immediate future) full-time employment with another business in a similar professional capacity.

EXHIBIT A

2.43    “Share” means a share of common stock of the Company, par value $0.001 per share.

2.44     “Specified Employee” means a “specified employee” within the meaning of Code Section 409A and any specified employee identification policy or procedure of the Company.

2.45    “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of ARTICLE 7 herein.

2.46    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.47    “Tax Laws” has the meaning set forth in Section 21.19.

2.48    “Termination of Employment” or “terminates employment” means a separation from service of a Participant within the meaning of Code Section 409A.

2.49    “U.S.” means United States.

ARTICLE 3

Administration

3.1    General. The Committee shall be responsible for administering this Plan, subject to this ARTICLE 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2    Authority of the Committee. Subject to any express limitations set forth in the Plan and the Committee’s Charter, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)

To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

(b)

To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)	To approve forms of Award Agreements for use under the Plan;

EXHIBIT A

(d)	To determine Fair Market Value of a Share in accordance with Section 2.17 of the Plan;

(e)	To amend the Plan or any Award Agreement as provided in the Plan;

(f)

To adopt subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, which may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such subplans and/or special provisions, shall be governed by the provisions of the Plan;

(g)	To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Board;

(h)	To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;

(i)

To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy, as adopted by the Company from time to time, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Notwithstanding the powers and authorities of the Committee set forth in this ARTICLE 3:

(aa)

The Committee shall not, without the prior approval of the stockholders of the Company except as otherwise provided in ARTICLE 17, permit the repricing of Options or SARs by any method, including by exchanges for other Awards involving Shares or by cancellation and re-issuance or cash buyout.

(bb)

The Committee may, subject to the minimum one (1) year vesting, Period of Restriction, and Performance Period provisions of the Plan applicable to Awards to Employees, only accelerate the vesting or exercisability of an Award upon death or disability of a Participant or a Change of Control.

(cc)	The Committee shall not provide a tax gross-up to any Participant in connection with any Award.

3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and/or (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

EXHIBIT A

3.4    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4

Shares Subject to This Plan and Maximum Awards

4.1    Number of Shares Available for Grants. Subject to adjustment under Section 4.3, Awards (including ISOs) may be made under the Plan for up to the number of Shares that is equal to the sum of [2,050,000]. Any Shares related to Awards under this plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, shall be available again for grant under this Plan. The following Shares, however, may not again be made available for grant in respect of Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (ii) Shares delivered to or withheld by the Company to pay the Option or Grant Price of or the withholding taxes with respect to an Award, and (iii) Shares repurchased on the open market with the proceeds from the payment of the Option Price of an Option. In compliance with Code Section 422(b)(1), Awards of ISOs may be made under the Plan for up to 750,000 Shares. On or after the Effective Date, no further awards will be made under the Prior Plan.

4.2    Limit on Annual Awards to Nonemployee Directors. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted or paid to a Nonemployee Director during any fiscal year of the Company, including (a) Awards granted to such Nonemployee Director under the Plan pursuant to ARTICLE 13 (with the calculation of the value of such Awards based on the Grant Date fair value for financial accounting reporting purposes) taken together with (b) any cash fees paid by the Company, shall not exceed $400,000.

4.3    Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award shall be subject to the following provisions:

(a)

In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

EXHIBIT A

(b)

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c)	The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(d)

Subject to the provisions of ARTICLE 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422, 424, and 409A as and where applicable.

4.4    Exception to Minimum One (1) Year Vesting, Period of Restriction, and Performance Period. Notwithstanding anything contained in the Plan to the contrary, Awards up to a maximum of five percent (5%) of the Shares available for Awards pursuant to Section 4.1 may be granted without regard to the minimum one (1) year vesting, Period of Restriction, and Performance Period requirements of Sections 6.5, 7.5, 8.2, 9.1 and 10.2.

ARTICLE 5

Eligibility and Participation

5.1    Eligibility. Persons eligible to participate in this Plan include (a) all officers and Employees of the Company, as determined by the Committee, including Employees who are members of the Board, and (b) all Nonemployee Directors.

5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

ARTICLE 6

Stock Options

6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.

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6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In addition, except to the extent permitted by Code Section 409A, no extension of the exercise period fixed on the Grant Date of an Option shall be permitted. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.

6.5    Minimum Vesting Period and Exercise of Options. Options granted under this ARTICLE 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, however, that Options granted to Participants shall become vested and exercisable no earlier than one (1) year after the Grant Date except as otherwise provided in Section 4.4.

6.6    Payment. Options granted under this ARTICLE 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)	In cash or its equivalent;

(b)

By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that such Shares are not the subject of any pledge or other security interest);

(c)	By a cashless (broker-assisted) exercise;

(d)	By any combination of (a), (b), and (c); or

(e)	Any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7    Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award

EXHIBIT A

Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this ARTICLE 6, and may reflect distinctions based on the reasons for termination.

6.8    Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:

(a)	Special ISO Definitions.

(i)	“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)	“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)

A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary, as determined under Section 424(d) of the Code.

(b)	Eligible Employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).

(c)	Specified as an ISO. The Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)

Option Price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be less than one hundred ten percent (110%) of such Fair Market Value).

(e)	Right to Exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant.

(f)	Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% Owner) from the Grant Date.

(g)

Termination of Employment. In the event a Participant terminates employment due to death or disability, as defined under Code Section 22(e)(3), the Participant (or his or her beneficiary, in the case of death) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his or her death or disability, as applicable; provided, however that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, as defined under Code

EXHIBIT A

Section 22(e)(3), the Participant shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; and provided further, that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the ISO.

(h)

Dollar Limitation. To the extent that the aggregate Fair Market Value of: (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the Shares of common stock of the Company, Parent Corporation, and any Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds one hundred thousand dollars ($100,000) (determined as of the Grant Date), such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.

(i)	Duration of Plan. No Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

(j)

Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within thirty (30) days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

(k)

Transferability. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, at the discretion of the Committee, an ISO may be transferred to a U.S. grantor trust under which a U.S. Participant making the transfer is the sole beneficiary.

6.9    No Deferral Feature. Except to the extent permitted under Code Section 409A, no NQSO or ISO shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of a NQSO).

ARTICLE 7

Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

7.2    Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.

EXHIBIT A

7.3    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the number of Shares subject to the SAR, and such other provisions as the Committee shall determine.

7.4    Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a participant’s death to achieve favorable tax results or comply with local law.

7.5    Minimum Vesting Period and Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes; provided, however, that SARs granted to Participants shall become vested and exercisable no earlier than one (1) year after the Grant Date except as otherwise provided in Section 4.4.

7.6    Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

7.7    Form of Payment. Payment, if any, with respect to an SAR settled in accordance with Section 7.6 of the Plan shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares, or a combination thereof, as the Committee determines.

7.8    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, Affiliates, or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.9    No Deferral Feature. Except to the extent permitted under Code Section 409A, no SAR shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of the SAR).

7.10    Other Restrictions. The Committee shall impose such other conditions or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

ARTICLE 8

Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares

EXHIBIT A

of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2    Restricted Stock or Restricted Stock Unit Agreement; Minimum Vesting and Period of Restriction. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine; provided, however, that Awards of Restricted Stock and Restricted Stock Units to Participants shall have a vesting period and Period of Restriction of at least one (1) year except as otherwise provided in Section 4.4.

8.3    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this ARTICLE 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in ICF International, Inc. 2018 Omnibus Incentive Plan and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from ICF International, Inc.

8.5    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be

EXHIBIT A

included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9

Performance Units/Performance Shares

9.1    Grant of Performance Units/Performance Shares; Minimum Vesting and Performance Period. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine; provided, however, that, other than in connection with a Change of Control if so provided in an Award or Award Agreement, Awards of Performance Units and Performance Shares to Participants shall have a vesting period and Performance Period of at least one (1) year except as otherwise provided in Section 4.4.

9.2    Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3    Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4    Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares within seventy-five (75) days after the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. In absence of other payment arrangements in the Award Agreement in accordance with Code Section 409A, payments related to Performance Units/Performance Shares shall be made in a lump sum within ninety (90) calendar days of the end of the Performance Period; provided, however, that if such ninety (90) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Notwithstanding any other provision to the contrary in this ARTICLE 9, Performance Units/Shares payable upon a termination of employment of a Specified Employee during the six (6) month period following such termination of employment, to the extent that they constitute nonqualified deferred compensation subject to Code Section 409A, shall not be paid or issued until within the thirty (30) day period commencing with the first day of the seventh month following the month of the Specified Employee’s termination of employment (provided that if

EXHIBIT A

such thirty (30) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

9.5    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.6    Satisfaction of Performance Goals. Other than in connection with a Change of Control if so provided in an Award or Award Agreement, a Participant shall be eligible to receive payment with respect to a Performance-Based Compensation Award only to the extent that the performance goals for such Performance Period are achieved and the terms of the Award applied against such performance goals determines that all or a portion of such Participant’s Performance-Based Compensation Award has been earned for the Performance Period. Following the completion of a Performance Period, the Committee shall review and determine whether, and to what extent, the Performance-Based Compensation Award for the Performance Period was achieved and then the amount thereof.

ARTICLE 10

Cash-Based Awards and Other Stock-Based Awards

10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2    Other Stock-Based Awards; Minimum Vesting and Performance Period. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine; provided, however, that such Awards to Participants containing a vesting period or Performance Period shall have a vesting period or Performance Period of at least one (1) year except as otherwise provided in Section 4.4. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made

EXHIBIT A

in accordance with the terms of the Award, in cash or Shares as the Committee determines in accordance with Code Section 409A to the extent applicable.

10.5    Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 11

Transferability of Awards and Shares

11.1    Transferability of Awards. Except as provided in Section 11.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2    Committee Action. Except as provided in Section 6.8(k), the Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards shall be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.

11.3    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

ARTICLE 12

Performance Measures

12.1    Performance Measures. The performance goals upon which the payment or vesting of an Award that is intended to qualify as Performance-Based Compensation shall, among others designated by the Committee, include the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Gross or net sales or revenue growth;

EXHIBIT A

(d)	Product invoice;

(e)	Net operating profit;

(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(i)	Gross or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total stockholder return);

(l)	Expense targets;

(m)	Cost reduction or savings;

(n)	Performance against operating budget goals;

(o)	Margins;

(p)	Operating efficiency;

(q)	Funds from operations;

(r)	Market share;

(s)	Customer satisfaction;

(t)	Working capital targets;

(u)	Gross Revenue;

(v)	Revenue after subcontractor costs;

(w)	Service Sales;

(x)	Contract Backlog;

(y)	Business Pipeline;

(z)	Economic value added or EVA (net operating profit after tax minus the product of capital multiplied by the cost of capital);

(aa)	Debt levels;

(bb)	Days Sales Outstanding; and

(cc)	Contract Awards/Book-to-Bill.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any one or more business units of the Company,

EXHIBIT A

Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this ARTICLE 12; provided, however, that any restrictions on acceleration of payment under Code Section 409A shall be observed.

12.2    Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in Tax Laws, regulations or accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

12.3    Adjustment of Performance-Based Compensation. The Committee shall retain the discretion to adjust Awards that qualify as Performance-Based Compensation upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4    Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

ARTICLE 13

Nonemployee Director Awards

13.1    Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors, which shall be subject to the limitation set forth in Section 4.2. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

13.2    Awards in Lieu of Fees; Deferral of Award Payment. In accordance with Code Section 409A, the Board or Committee may permit a Nonemployee Director the opportunity to: (a) receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable subplan or Award Agreement, or (b) defer the grant or payment of an Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in any applicable subplan or Award Agreement.

ARTICLE 14

Dividend Equivalents

14.1    Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such

EXHIBIT A

dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and manner and subject to such limitations (including the limitations set forth in Section 4.2) as determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared or paid out on Shares that are subject to a Nonqualified Option, ISO, SAR Award, or cash settled Restricted Stock Unit, and, further, no dividends or dividend equivalents shall be paid out with respect to any unvested Awards.

ARTICLE 15

Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

ARTICLE 16

Rights of Participants

16.1    Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his or her employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to ARTICLES 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3    Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 17

Change of Control and Retirement

17.1    Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this ARTICLE 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

EXHIBIT A

(a)

Outstanding Options and SARs Exchanged for Replacement Awards. Upon a Change of Control, if an Award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to a Participant to replace the Participant’s then-outstanding Options or Stock Appreciation Rights (the “Replaced Award”), then the Replaced Award shall be deemed cancelled and shall have no further force or effect and the Company shall have no further obligation with respect to the Replaced Award.

(b)

Outstanding Options and SARs Not Exchanged for Replacement Awards. Upon a Change of Control, to the extent a Participant’s then-outstanding Options and Stock Appreciation Rights are not exchanged for Replacement Awards as provided for in Section 17.1(a), then such Options and Stock Appreciation Rights shall, subject to Section 17.3, continue to vest and become exercisable as set forth in the applicable Award Agreement.

(c)

Service-Based Outstanding Awards Other Than Options and SARs. Unless otherwise provided in an Award Agreement, upon a Change of Control, all then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall, subject to Section 17.3, continue to vest and be subject to the restrictions related to the vesting or transferability of such Awards.

(d)

Other Awards. Upon a Change of Control, the treatment of then-outstanding Awards not subject to subparagraphs (a), (b), or (c) above shall be determined by the terms and conditions set forth in the applicable Award Agreement.

(e)

Committee Discretion Regarding Treatment of Awards Not Exchanged for Replacement Awards. Unless otherwise provided in an Award Agreement, except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of Shares, other securities or a combination of cash, Shares and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share in connection with such transaction and the purchase price per Share, if any, under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero (0) or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor; or (ii) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration date of such Option or Stock Appreciation Right).

17.2    Replacement Awards. An Award shall qualify as a Replacement Award if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (c) its other terms and

EXHIBIT A

conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

17.3    Termination of Service.

(a)

Nonemployee Directors. Upon a termination of directorship of a Nonemployee Director Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause, all Awards described in Section 17.1(a), (b) and (c) above held by the Nonemployee Director Participant shall become fully vested and (if applicable) exercisable and free of restrictions.

(b)

Employees. Upon a Termination of Employment of an Employee Participant in connection with or during the period of two (2) years after such Change of Control, either by the Company without Cause, or by the Employee Participant who terminates employment as a result of:

(i)	a material reduction in the Employee’s authority duties or responsibilities;

(ii)	the Employee’s relocation by the Company of more than fifty (50) miles from the Employee’s then current work location;

(iii)	a reduction in the rate of Employee’s then annual base salary or target incentive compensation; or

(iv)	failure of the surviving company to assume the Employee’s employment agreement or other applicable agreement relating to Employee’s employment,

then the Employee Participant’s Awards described in Section 17.1(a), (b) and (c) above shall become fully vested, exercisable, and free of restrictions.

17.4    Retirement. The Committee may provide special vesting and/or payment provisions in the case of a Participant’s Retirement (including retirement not as otherwise defined herein), which provisions will be set forth in the Participant’s Award Agreement. Such provisions may be set forth in the original Award Agreement or may be added by amendment, with the Participant’s consent, at any time.

ARTICLE 18

Amendment and Termination

18.1    Amendment and Termination of the Plan and Award Agreements.

(a)

Subject to subparagraphs (b) and (c) of this Section 18.1 and Section 18.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.

EXHIBIT A

(b)

Except in connection with a Change of Control or a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), without stockholder approval (i) the terms of an outstanding Award may not be amended to reduce the Option Price of outstanding Options or to reduce the Grant Price of outstanding SARs, or (ii) no outstanding Options or SARs may be cancelled in exchange for cash, other Awards, or Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Options or the Grant Price of the cancelled SARs.

(c)

Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

18.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.2 without further consideration or action.

18.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 18.2, 18.4, or 21.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.

ARTICLE 19

Reporting and Withholding

19.1    Reporting and Tax Withholding. The Company shall have the power and the right to report income and to deduct or withhold, or require a Participant to remit to the

EXHIBIT A

Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. Participants may elect tax withholding above the minimum statutory amount up to forty percent (40%).

19.2    Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or Performance Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the tax withholding is to be determined equal to either (i) the minimum statutory withholding requirement, or (ii) such greater amount as may be permitted under then-current accounting principles to qualify the Award for equity classification. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 20

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 21

General Provisions

21.1    Forfeiture Events; Recoupment and Clawbacks.

(a)

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.

(b)

If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been

EXHIBIT A

payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing.

(c)	Applicability of Exchange Act Rule 10D-1 Clawback Policies.

(i)

Notwithstanding any other requirements of Sections 21.1(a) or (b), if any Participant is subject to a compensation clawback or recoupment policy adopted by the Company in accordance with securities exchange listing standards issued pursuant to Rule 10D-1 of the Exchange Act (a “Clawback Policy”), then all Awards granted to such Participant pursuant to this Plan shall be subject to recovery under, and the terms and conditions of, such Clawback Policy.

(ii)	In the event of any conflict between the terms of an Award or this Plan, and the terms of any Clawback Policy, the terms of any Clawback Policy shall control.

(iii)

If an event occurs which could trigger recovery under the terms of both a Clawback Policy and Sections 21.1(a) or (b) of all of, some of, or any portion of, any Awards granted to a Participant, then the Committee (i) shall first seek recovery of the amounts required to be recovered pursuant to such Clawback Policy and (ii) then may seek recovery pursuant to Sections 21.1(a) or (b), (if the Committee elects to pursue such recovery), but (y) only if the amount of recovery under Sections 21.1(a) or (b) is reasonably determined to exceed the amount of recovery under such Clawback Policy and (z) only to the extent of such excess.

21.2    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

EXHIBIT A

21.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees and/or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and Directors outside the United States to comply with applicable foreign laws;

(d)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

EXHIBIT A

21.11    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14    Deferred Compensation.

(a)

The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements of Code Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b)

Notwithstanding any provision of the Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 21.14(b) without further consideration or action.

21.15    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant. Notwithstanding anything contained to the contrary in this Plan or Awards made hereunder, such other compensation arrangements (including, but not limited to, letter agreements, employment agreements, and severance or similar agreements) may contain different or additional vesting provisions (or other provisions) with respect to Awards made under this Plan and, in such case, the terms of such other compensation arrangements shall apply.

EXHIBIT A

21.16    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

21.19    No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

21.20    Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with ARTICLE 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

* * *

[Graphic Appears Here] ICF INTERNATIONAL, INC. ATTN: CORPORATE SECRETARY 1902 RESTON METRO PLAZA RESTON, VA 20190-5231 [Graphic Appears Here] SCAN TO [Graphic Appears Here] VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ICFI2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V08192-P90679 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ICF INTERNATIONAL, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Ms. Marilyn Crouther 1b. Mr. Michael J. Van Handel 1c. Dr. Michelle A. Williams For Against Abstain                                              The Board of Directors recommends you vote FOR proposals 2, 3, 5 and 6 and FOR EVERY YEAR for Proposal 4. 2. AMEND AND RESTATE THE ICF 2018 OMNIBUS INCENTIVE PLAN. Stockholders are being asked to vote in favor of an amendment and restatement of the 2018 Incentive Plan to increase the number of shares under the 2018 Incentive Plan, and to incorporate new compensation recovery provisions in consideration of Exchange Act Rule 10D-1 and certain other immaterial amendments to improve and modernize this plan. 3. ADVISORY VOTE REGARDING ICF INTERNATIONAL’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM. Approve by non-binding, advisory vote, the Company’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement. For Against Abstain                               4. ADVISORY VOTE REGARDING ICF’S FREQUENCY OF SAY ON PAY VOTING. Approve by non-binding, advisory vote on how frequently the Company’s stockholders are given an opportunity to cast a “Say on Pay” vote at future annual stockholder meetings (or any special stockholder meeting for which ICF must include executive compensation information in the proxy statement for that meeting). 5. AMEND THE ICF INTERNATIONAL AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF ICF. Stockholders are being asked to vote in favor of an amendment to the Certificate of Incorporation of the Company to provide exculpation from liability for officers of the Company from certain monetary claims of breach of the fiduciary duty of care, similar to protections currently available to directors of the Company. 6. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: The proxies will vote as the Board of Directors recommends where a choice is not specified. 1 Year 2 Years 3 Years Abstain                     For Against Abstain                               Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

[Graphic Appears Here] Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the ICF International Annual Meeting of Stockholders, including the Form-10K, 2022 Annual Report and the Proxy Statement, are available over the Internet. To view the proxy materials, please have the reverse side of this proxy card available and visit www.proxyvote.com. V08193-P90679 ANNUAL MEETING OF STOCKHOLDERS OF ICF INTERNATIONAL, INC. June 1, 2023 This Proxy is solicited on behalf of the Board of Directors The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 21, 2023, and revoking all prior proxies, hereby appoints Srikant M. Datar, Cheryl Grisé, Randall Mehl, Scott Salmirs, and John M. Wasson (with full power to act alone and with power of substitution and revocation) to represent the undersigned and to vote, as designated on this proxy card, all shares of common stock of ICF International, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ICF International, Inc. to be held at 8:00 a.m., Eastern Time, on Thursday, June 1, 2023, via a live webcast at www.virtualshareholdermeeting.com/ICFI2023, and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof, including on whether to adjourn or postpone the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. Continued and to be signed on reverse side

[Graphic Appears Here] ICF INTERNATIONAL, INC. ATTN: CORPORATE SECRETARY 1902 RESTON METRO PLAZA RESTON, VA 20190-5231 Your Vote Counts! ICF INTERNATIONAL, INC. 2023 Annual Meeting Vote by May 31, 2023 11:59 PM ET [Graphic Appears Here] V08237-P90679 You invested in ICF INTERNATIONAL, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 1, 2023. Get informed before you vote View the Form-10K, 2022 Annual Report and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 18, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. [Graphic Appears Here] For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number [Graphic Appears Here] Vote Virtually at the Meeting* June 1, 2023 8:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/ICFI2023 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Ms. Marilyn Crouther For 1b. Mr. Michael J. Van Handel For 1c. Dr. Michelle A. Williams For 2. AMEND AND RESTATE THE ICF 2018 OMNIBUS INCENTIVE PLAN. Stockholders are being asked to vote in favor of an amendment and restatement of the 2018 Incentive Plan to increase the number of shares under the 2018 Incentive Plan, and to incorporate new compensation recovery provisions in consideration of Exchange Act Rule 10D-1 and certain other immaterial amendments to improve and modernize this plan. For 3. ADVISORY VOTE REGARDING ICF INTERNATIONAL’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM. Approve by non-binding, advisory vote, the Company’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement. For 4. ADVISORY VOTE REGARDING ICF’S FREQUENCY OF SAY ON PAY VOTING. Approve by non-binding, advisory vote on how frequently the Company’s stockholders are given an opportunity to cast a “Say on Pay” vote at future annual stockholder meetings (or any special stockholder meeting for which ICF must include executive compensation information in the proxy statement for that meeting). Year 5. AMEND THE ICF INTERNATIONAL AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF ICF. Stockholders are being asked to vote in favor of an amendment to the Certificate of Incorporation of the Company to provide exculpation from liability for officers of the Company from certain monetary claims of breach of the fiduciary duty of care, similar to protections currently available to directors of the Company. For 6. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. For NOTE: The proxies will vote as the Board of Directors recommends where a choice is not specified. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V08238-P90679